                                                                              [Filed Pursuant to Rule 433]
Term Sheet

RALI Series 2007-QS4 Trust
Mortgage Pass-Through Certificates,
Series 2007-QS4

Residential Accredit Loans, Inc.
Depositor

Residential Funding Company, LLC
Sponsor and Master Servicer

Deutsche Bank Trust Company Americas
Trustee

Deutsche Bank Securities, Inc.
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE SECURITIES AND
EXCHANGE  COMMISSION,  OR SEC, FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,
YOU SHOULD READ THE BASE PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS
FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR  AND THE  OFFERING.  YOU MAY GET
THESE  DOCUMENTS AT NO CHARGE BY VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE
PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (212) 250-7730.

This term  sheet is not  required  to,  and does not,  contain  all  information  that is  required  to be included in the prospectus and the prospectus  supplement for the offered  certificates.  The  information in this term sheet is preliminary and is subject to completion or change.

The  information in this term sheet,  if conveyed prior to the time of your  commitment to purchase any of the offered  certificates,  supersedes  information  contained in any prior  similar term sheet,  the term sheet supplement and any other free writing prospectus relating to those offered certificates.

This term sheet and the related  term sheet  supplement  is not an offer to sell or a  solicitation  of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

March 16, 2007

      Important notice about information presented in any final term sheet for any class of offered certificates, the term sheet supplement and the related base prospectus with respect to the offered certificates

We provide  information  to you about the offered  certificates  in three or more separate  documents that provide progressively more detail:

         •        the  related  base   prospectus,   dated  December  6,  2006,   which  provides  general
                  information, some of which may not apply to the offered certificates;

         •        the term sheet  supplement,  dated March 16, 2007,  which provides  general  information about series of  certificates  issued  pursuant to the  depositor’s QS program,  some of which may not apply to the offered certificates; and

         •        this  term  sheet,   which  describes  terms   applicable  to  the  classes  of  offered
                  certificates   described  herein  and  provides  a  description  of  certain  collateral stipulations  regarding  the  mortgage  loans and the  parties to the  transaction,  and provides other information related to the offered certificates.

This term sheet  provides a very general  overview of certain terms of the offered  certificates  and does not contain  all of the  information  that you should  consider in making  your  investment  decision.  To understand  all of the terms of a class of the  offered  certificates,  you  should  read  carefully  this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-131213.

If the  description  of the offered  certificates  in this term sheet differs from the  description of the senior  certificates in the related base prospectus or the term sheet  supplement,  you should rely on the description  in this term  sheet.  Capitalized  terms used but not defined  herein  shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

The  information  in this term sheet,  if conveyed  prior to the time of your  contractual  commitment  to purchase any of the offered  certificates,  supersedes  any  information  contained  in any prior  similar materials  relating  to such  certificates.  The  information  in this term sheet is  preliminary,  and is subject to  completion  or change.  This term sheet is being  delivered  to you solely to provide you with information  about the  offering  of the  certificates  referred  to in this term  sheet and to solicit an offer to purchase the  certificates,  when, as and if issued.  Any such offer to purchase made by you will not be  accepted  and  will  not  constitute  a  contractual  commitment  by you  to  purchase  any of the certificates, until we have accepted your offer to purchase certificates.

The  certificates  referred  to in these  materials  are being sold when,  as and if issued.  The  issuing entity  is not  obligated  to issue  such  certificates  or any  similar  security  and the  underwriter’s obligation  to  deliver  such  certificates  is subject to the terms and  conditions  of the  underwriting agreement  with the issuing entity and the  availability  of such  certificates  when, as and if issued by the issuing entity. You are advised that the terms of the offered  certificates,  and the  characteristics of the mortgage  loan pool backing them,  may change (due,  among other things,  to the  possibility  that mortgage  loans that  comprise the pool may become  delinquent  or defaulted or may be removed or replaced and that similar or  different  mortgage  loans may be added to the pool,  and that one or more classes of certificates  may be split,  combined or  eliminated),  at any time prior to issuance or availability of a final  prospectus.  You are advised  that  certificates  may not be issued  that have the  characteristics described  in  these  materials.  The  underwriter’s  obligation  to  sell  such  certificates  to  you is conditioned  on the  mortgage  loans  and  certificates  having  the  characteristics  described  in these materials.  If for any reason the issuing  entity  does not deliver  such  certificates,  the  underwriter will notify you, and neither the issuing  entity nor any  underwriter  will have any  obligation to you to deliver all or any portion of the  certificates  which you have  committed  to  purchase,  and none of the issuing  entity nor any  underwriter  will be liable for any costs or damages  whatsoever  arising from or related to such non-delivery.

Neither the issuing entity of the certificates or any of its affiliates  prepared,  provided,  approved or verified any  statistical or numerical  information  presented  herein,  although that  information may be based in part on loan level data provided by the issuing entity or its affiliates.

Risk Factors

The offered  certificates are not suitable  investments for all investors.  In particular,  you should not purchase any class of offered  certificates  unless you understand the prepayment,  credit,  liquidity and market risks  associated with that class.  The offered  certificates  are complex  securities.  You should possess,  either alone or together with an  investment  advisor,  the expertise  necessary to evaluate the information  contained in this term sheet,  the term sheet  supplement and the related base prospectus for the offered  certificates  in the context of your  financial  situation and tolerance for risk. You should carefully  consider,  among other  things,  all of the  applicable  risk  factors in  connection  with the purchase of any class of the offered  certificates  listed in the section  entitled  “Risk Factors” in the term sheet supplement.

COLLATERAL STIPULATIONS - MORTGAGE POOL CHARACTERISTICS

--------------------------------------------------- ----------------- ---------------- ----------------- ---------------- -------------------
STIPULATED MORTGAGE POOL CHARACTERISTICS
--------------------------------------------------- ----------------- ---------------- ----------------- ---------------- -------------------
                                    Loan Group I     Loan Group II    Loan Group III    Loan Group IV     Loan Group V        Aggregate
---------------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- -------------------
                                       30-Year          30-Year           30-Year          30-Year           15-Year         30-Yr &15 Yr
                                    Conventional      Conventional     Conventional      Conventional     Conventional       Conventional
Mortgage Loan Type:                  Fixed Rate        Fixed Rate       Fixed Rate        Fixed Rate       Fixed Rate         Fixed Rate
                                                                                                                              Aggregate
---------------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- -------------------
Aggregate Stated Principal             Approx.          Approx.           Approx.          Approx.           Approx.           Approx.
Balance, excluding PO bond,          $54,000,000      $211,000,000     $322,000,000      $58,000,000       $93,000,000       $738,000,000
(+/- 10%):
---------------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- -------------------
Gross Weighted Average Coupon           6.67%            7.50%             6.60%            7.50%             6.49%             6.92%
(+/- 0.10):
---------------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- -------------------
Weighted Average Pass-Thru Rate:        6.25%            7.00%             6.00%            7.00%             5.75%             6.35%
---------------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- -------------------
Weighted Average Original            357 months        357 months       357 months        357 months       178 months         334 months
Maturity (+/- 2 Month):
---------------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- -------------------
Weighted Average Loan-to-Value           73%              77%               73%              77%               65%               73%
Ratio (+/- 5):
---------------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- -------------------
California Concentration                 45%              45%               45%              45%               45%               45%
Maximum:
---------------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- -------------------
Full/Alt documentation (+/- 10):         25%              17%               25%              17%               20%               21%
---------------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- -------------------
Limited documentation  (+/- 10):         75%              83%               75%              83%               80%               79%
---------------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- -------------------
Rate/term refinance (+/- 15):            22%              22%               22%              22%               22%               22%
---------------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- -------------------
Cash out refinance (+/- 15):             35%              35%               35%              35%               57%               38%
---------------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- -------------------
Single Family Detached Maximum:          85%              85%               85%              85%               90%               86%
---------------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- -------------------
Condo/Coop (+/- 10):                     8%                8%               8%                8%               10%                8%
---------------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- -------------------
Second/Vacation Home (+/- 10):           5%                5%               5%                5%               8%                 5%
---------------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- -------------------
Investor property (+/- 10):              13%              25%               13%              25%               15%               18%
---------------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- -------------------
Weighted Average FICO (+/- 5):           708              694               708              694               715               704
---------------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- -------------------
Interest Only Mortgage Loans             50%              50%               50%              50%               50%               50%
Maximum:
----------------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- -------------------
Conforming Balance Minimum:              60%              60%               55%              65%               65%               60%
---------------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- -------------------
Prepayment Penalties Maximum:            15%              15%               15%              15%               15%               15%
---------------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- -------------------
Maximum Uninsured Mortgage Loans         1%                1%               1%                1%               1%                 1%
w/LTV ratio in excess of 80%:
---------------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- -------------------

The percentages  set forth in the tables above,  other than any weighted  averages,  are percentages of the aggregate  principal  balance of the actual  mortgage loans to be included in the related loan group on the
Closing  Date, as of the Cut-off Date,  after  deducting  payments of principal due during the month of the
Cut-off  Date.  Any weighted  average is weighted  based on the  principal  balance of the actual  mortgage loans to be  included  in the  related  loan group on the  Closing  Date,  as of the  Cut-off  Date,  after deducting payments of principal due during the month of the Cut-off Date.

A  percentage  expressed in  parenthesis  for a category in the tables above  reflects the  percentage  by which the number  set forth for such  category  may vary in the  actual  mortgage  loans  included  in the related loan group on the Closing Date.  For example the Aggregate  Stated  Principal  Balance,  excluding the PO Bond, of the mortgage  loans  included in loan group I on the Closing Date, as of the Cut-off Date, after deducting  payments of principal due during the month of the Cut-off Date,  could be lower or higher than the amount specified by as much as 10%.

A number  expressed  in  parenthesis  for a category in the tables  above  reflects the amount by which the number or percentage  set forth for such  category may vary in the actual  mortgage  loans  included in the related loan group on the Closing  Date.  For example,  the  Full/Alt  Documentation  loans in loan group I could vary from 15% to 35% of the  aggregate  stated  principal  balance of the actual  mortgage  loan pool included  in loan group I on the  Closing  Date,  as of the  Cut-off  Date,  after  deducting  payments  of principal due during the month of the Cut-off Date.

CERTAIN TRANSACTION INFORMATION

Underwriter:                        Deutsche Bank Securities,  Inc. will purchase the Class A Certificates
                                    (other than the Class A-V and Class A-P  Certificates) and the Class R
                                    Certificates  (other than a de minimis portion thereof) on the closing date,  subject to the  satisfaction of the conditions set forth in the underwriting agreement.

Cut-off Date:                       March 1, 2007.

Closing Date:                       On or about March 29, 2007.

Distribution Date:                  25th of each  month,  or the  next  business  day if such day is not a business day, commencing April 25, 2007.

Assumed Final
Distribution Dates:                 The  distribution  date in March 2037.  The actual final  distribution date could be substantially earlier.

Form of certificates:               Book-entry: Class A, Class A-P and Class A-V Certificates.
                                    Physical:  Class R Certificates.

Minimum Denominations:              Class  A   Certificates,   other  than  any  class  of  Interest  Only
                                    Certificates,  and Class A-P  Certificates,  in minimum  denominations representing  an original  principal  amount of $25,000  and  integral multiples  of $1 in excess  thereof.  Class A-V and any other class of
                                    Interest  Only  Certificates:  $2,000,000  notional  amount.  Class  R
                                    Certificates: 20% percentage interests.

Senior Certificates:                Class A, Class A-P, Class A-V and Class R Certificates.

Subordinate Certificates:           Class  M  Certificates  and  Class  B  Certificates.  The  Subordinate
                                    Certificates   will   provide   credit   enhancement   to  the  Senior
                                    Certificates.

ERISA:                              Subject to the considerations  contained in the term sheet supplement, the Class A Certificates  and the Class M Certificates may be eligible for purchase by persons  investing assets of employee benefit plans or
                                    individual   retirement   accounts  assets.   Sales  of  the  Class  R
                                    Certificates  to such plans or  retirement  accounts  are  prohibited, except  as  permitted  in  “ERISA  Considerations”  in the term  sheet supplement.

                                    See “ERISA  Considerations”  in the term sheet  supplement  and in the related base prospectus.

SMMEA:                                      When  issued the  offered  certificates  rated in at least the second highest rating  category by one of the rating  agencies will be
                                    "mortgage related  securities" for purposes of the Secondary  Mortgage
                                    Market  Enhancement Act of 1984, or SMMEA,  and the remaining  classes
                                    of  certificates  will  not  be  “mortgage  related   securities”  for
                                    purposes of SMMEA.

                                    See  “Legal  Investment”  in the  term  sheet  supplement  and  “Legal
                                    Investment Matters” in the related base prospectus.

Tax Status:                         For federal  income tax purposes,  the  depositor  will elect to treat the portion of the trust  consisting of the related mortgage loans and certain other  segregated  assets as one or more real estate  mortgage investment conduits.  The offered  certificates,  other than the Class
                                    R  Certificates,  will represent  ownership of regular  interests in a real estate mortgage  investment conduit and generally will be treated as  representing  ownership of debt for federal  income tax  purposes.
                                    You will be required to include in income all  interest  and  original issue  discount,  if any, on such  certificates in accordance with the accrual  method of  accounting  regardless  of your  usual  methods of
                                    accounting.   For   federal   income   tax   purposes,   the  Class  R
                                    Certificates  for any series will  represent  residual  interests in a real estate mortgage investment conduit.

                                    For further information  regarding the federal income tax consequences
                                    of  investing  in  the  offered   certificates,   including  important
                                    information  regarding the tax treatment of the Class R  Certificates, see  “Material  Federal  Income  Tax  Consequences”  in the term sheet supplement and in the related base prospectus.

Credit Enhancement

Credit  enhancement for the Senior  Certificates  will be provided by the subordination of the Class M and
Class B Certificates,  as and to the extent described in the term sheet  supplement.  Most realized losses on the mortgage loans will be allocated to the Class B  Certificates,  beginning with the class of Class B
Certificates  with the lowest  payment  priority,  and then the Class M  Certificates,  beginning with the class of Class M  Certificates  with the  lowest  payment  priority,  in each case  until the  certificate principal  balance of that class of  certificates  has been reduced to zero.  When losses are allocated to a class of  certificates,  the certificate  principal  balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the aggregate certificate  principal balance of the Subordinate  Certificates has been reduced to zero, losses on the mortgage loans will be allocated  among the related Senior  Certificates  in accordance with their respective  remaining  certificate  principal  balances or accrued interest,  subject to the special rules described in any final term sheet for a class of certificates.

Not all losses will be allocated in the priority  described  above.  Losses due to natural  disasters such as floods and  earthquakes,  fraud in the  origination  of a mortgage  loan, or some losses related to the bankruptcy  of a  mortgagor  will  be  allocated  as  described  in the  preceding  paragraphs  only up to specified  amounts.  Losses of these  types on  mortgage  loans in excess  of the  specified  amounts  and losses due to other extraordinary events will be allocated  proportionately  among all outstanding classes of certificates  except as stated in the term sheet supplement.  Therefore,  the Subordinate  Certificates do not act as credit enhancement for the Senior Certificates for these losses.

See “Description of the Certificates-Allocation of Losses; Subordination” in the term sheet supplement.

Advances

For any month,  if the Master  Servicer does not receive the full  scheduled  payment on a mortgage  loan, the Master  Servicer will advance  funds to cover the amount of the  scheduled  payment that was not made.

However,  the  Master  Servicer  will  advance  funds  only if it  determines  that  the  advance  will be recoverable from future payments or collections on that mortgage loan.

See “Description of the Certificates-Advances” in the term sheet supplement.

Optional Termination

On any distribution  date on which the aggregate  outstanding  principal  balance of the mortgage loans as of the related  determination  date is less than 10% of their aggregate stated principal balance as of the cut-off date, the master servicer may, but will not be required to:

         •        purchase  from  the  trust  all  of the  remaining  mortgage  loans,  causing  an  early retirement of the certificates; or

         •        purchase all of the certificates.

Under either type of optional  purchase,  holders of the outstanding  certificates are entitled to receive the outstanding  certificate  principal balance of the certificates in full with accrued interest,  as and to the extent  described in the term sheet  supplement.  However,  any optional  purchase of the remaining mortgage loans may result in a shortfall to the holders of the most  subordinate  classes of  certificates outstanding,  if the trust then holds  properties  acquired from  foreclosing  upon  defaulted  loans.  In either  case,  there  will  be no  reimbursement  of  losses  or  interest  shortfalls  allocated  to  the certificates.

See  “Pooling  and  Servicing  Agreement-Termination”  in the term sheet  supplement  and “The Pooling and
Servicing Agreement-Termination; Retirement of Certificates” in the related base prospectus.

                                                                                [Filed pursuant to Rule 433]

                                          TERM SHEET SUPPLEMENT
                           For use with base prospectus dated December 6, 2006
                                     Residential Accredit Loans, Inc.

                                                Depositor

                                     Residential Funding Company, LLC

                                       Sponsor and Master Servicer

                                                QS Program
                             Mortgage Asset-Backed Pass-Through Certificates
                                           (Issuable in Series)

The Trusts

Each RALI trust,  also referred to as the issuing entity,  will be established to hold assets  transferred to it by the depositor.  The assets of each trust will be specified in the  prospectus  supplement for the particular  series  of  certificates  and  will  generally  consist  of a pool  of  one-  to  four  family residential  first lien  mortgage  loans.  The  mortgage  loans  will be master  serviced  by  Residential
Funding Company, LLC.

The Certificates

The depositor will sell the offered  certificates  of any series  pursuant to a prospectus  supplement and
the  related  base  prospectus.   The  certificates  will  be  issued  in  series,  each  having  its  own designation.  Each series  will be issued in one or more  classes of senior  certificates  and one or more classes of  subordinated  certificates.  Each class will evidence  beneficial  ownership of, and the right to a specified  portion of future  payments  on, the mortgage  loans and any other assets  included in the related  trust.  A term sheet may accompany  this term sheet  supplement  for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

__________________________________________________________________________________________________________
You should consider carefully the risk factors beginning on page S-7 in this term sheet supplement.
__________________________________________________________________________________________________________

THE  DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE SEC FOR THE
OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN
THAT  REGISTRATION  STATEMENT  AND OTHER  DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE
INFORMATION  ABOUT THE DEPOSITOR AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING
EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER
PARTICIPATING  IN THE OFFERING  WILL ARRANGE TO SEND YOU THE  PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY
CALLING THE TOLL-FREE NUMBER SET FORTH IN ANY TERM SHEET RELATED TO THE OFFERING.

                                               March 16, 2007

This term sheet  supplement is not required to, and does not,  contain all  information  that is required to be included in the related base  prospectus and the prospectus  supplement for any series.  The  information in this term sheet supplement is preliminary and is subject to completion or change.

The  information  in this  term  sheet  supplement,  if  conveyed  prior  to the  time  of your  contractual commitment  to purchase  any of the offered  certificates,  supersedes  information  contained  in any prior similar term sheet supplement and any other free writing prospectus relating to those offered certificates.

This  term  sheet  supplement  and  any  related  term  sheet  for a  series  is not an  offer  to sell or a solicitation  of an offer to buy these  securities  in any state where such offer,  solicitation  or sale is not permitted.

The  Attorney  General of the State of New York has not passed on or endorsed  the merits of this  offering.
Any representation to the contrary is unlawful.

                                          European Economic Area

                  In relation to each Member State of the  European  Economic  Area which has  implemented the  Prospectus  Directive,  each referred to in this term sheet  supplement  as a Relevant  Member State, each  underwriter  will  represent  and agree that with  effect from and  including  the date on which the
Prospectus  Directive  is  implemented  in that  Relevant  Member  State,  referred  to in this term sheet supplement  as the  Relevant  Implementation  Date,  it has  not  made  and  will  not  make an  offer  of certificates  to the public in that  Relevant  Member State prior to the  publication  of a prospectus  in relation to the  certificates  which has been approved by the competent  authority in that Relevant Member
State or, where  appropriate,  approved in another  Relevant  Member  State and notified to the  competent authority in that Relevant Member State, all in accordance with the Prospectus  Directive,  except that it may, with effect from and including the Relevant  Implementation  Date,  make an offer of  certificates to the public in that Relevant Member State at any time:

(a)      to legal entities  which are  authorized or regulated to operate in the financial  markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal  entity  which has two or more of (1) an  average of at least 250  employees  during the last  financial  year; (2) a total balance sheet of more than  €43,000,000  and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)      in any other  circumstances  which do not require the  publication  by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the  preceding  paragraph,  (i) "offer of  certificates  to the public" in relation to any  certificates  in any Relevant  Member State means the  communication  in any form and by any means of sufficient  information  on the terms of the offer and the  certificates  to be offered so as to enable an investor to decide to purchase or  subscribe  the  certificates,  as the same may be varied in that Member
State by any measure  implementing  the Prospectus  Directive in that Member State,  and (ii)  "Prospectus
Directive"  means  Directive  2003/71/EC and includes any relevant  implementing  measure in each Relevant
Member State.

                                              United Kingdom

Each underwriter will represent and agree that:

(a)      it has only  communicated or caused to be communicated  and will only  communicate or cause to be communicated  an invitation or  inducement to engage in investment  activity  (within the meaning of  Section  21 of the  Financial  Services  and  Markets  Act,  referred  to in this term  sheet supplement as FSMA) received by it in connection  with the issue or sale of the  certificates  in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)      it has  complied  and will  comply  with all  applicable  provisions  of the FSMA with  respect  to anything  done by it in relation to the  certificates  in, from or otherwise  involving  the United
         Kingdom.

      Important notice about information presented in any final term sheet for any class of offered certificates, this term sheet supplement and the related base prospectus with respect to any series of offered certificates

We provide  information  to you about the  offered  certificates  of any series in three or more  separate documents that provide progressively more detail:

         o    the related base prospectus,  dated December 6, 2006,  which provides  general  information, some of which may not apply to your series of certificates;

         o    this term sheet supplement,  which provides general information about series of certificates issued  pursuant to the  depositor's QS program,  some of which may not apply to the offered certificates of any series; and

         o    one or more term sheets,  which  describe  terms  applicable to the classes of the series of offered  certificates  described  therein and provides a description  of certain  collateral stipulations regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131213.

The depositor's  principal offices are located at 8400 Normandale Lake Boulevard,  Suite 250, Minneapolis,
Minnesota 55437 and its telephone number is (952) 857-7000.

The  information  in this  term  sheet  supplement,  if  conveyed  prior to the  time of your  contractual commitment to purchase any of the offered certificates of a series,  supersedes any information  contained in any prior  similar  materials  relating  to such  certificates.  The  information  in this  term  sheet supplement is  preliminary,  and is subject to completion or change.  This term sheet  supplement is being delivered to you solely to provide you with information  about the offering of the  certificates  referred to in this term sheet  supplement and to solicit an offer to purchase the offered  certificates,  when, as and if issued.  Any such offer to purchase  made by you will not be  accepted  and will not  constitute  a contractual  commitment by you to purchase any of the  certificates,  until we have accepted your offer to purchase certificates.

The  certificates  referred  to in these  materials  are being sold when,  as and if issued.  The  issuing entity  is not  obligated  to issue  such  certificates  or any  similar  security  and the  underwriter's obligation  to  deliver  such  certificates  is subject to the terms and  conditions  of the  underwriting agreement  with the issuing entity and the  availability  of such  certificates  when, as and if issued by the issuing entity. You are advised that the terms of the offered  certificates,  and the  characteristics of the mortgage  loan pool backing them,  may change (due,  among other things,  to the  possibility  that mortgage  loans that  comprise the pool may become  delinquent  or defaulted or may be removed or replaced and that similar or  different  mortgage  loans may be added to the pool,  and that one or more classes of certificates  may be split,  combined or  eliminated),  at any time prior to issuance or availability of a final  prospectus.  You are advised  that  certificates  may not be issued  that have the  characteristics described  in  these  materials.  The  underwriter's  obligation  to  sell  such  certificates  to  you is conditioned  on the  mortgage  loans  and  certificates  having  the  characteristics  described  in these materials.  If for any reason the issuing  entity  does not deliver  such  certificates,  the  underwriter will notify you, and neither the issuing  entity nor any  underwriter  will have any  obligation to you to deliver all or any portion of the  certificates  which you have  committed  to  purchase,  and none of the issuing  entity nor any  underwriter  will be liable for any costs or damages  whatsoever  arising from or related to such non-delivery.

                  Table of Contents

   Primary Mortgage Insurance and Standard

   Principal Distributions on the Senior
      Certificates...............................S-53
   Principal Distributions on Certain Classes of
      Insured Certificates.......................S-54
   Cross-Collateralization Mechanics in a Series
      with Common Subordination..................S-57
   Principal Distributions on the

   Adjustable Rate Certificate Yield
      Considerations.............................S-77
   Principal Only Certificate and Interest Only
      Certificate Yield Considerations...........S-78
   Class M-2 and Class M-3 Certificate
      Yield Considerations.......................S-79
   Additional Yield Considerations Applicable

   Servicing and Other Compensation and

   Special Tax Considerations Applicable to
      Certificates Related to any Yield
      MaintenanceAgreement.......................S-90
   Special Tax Considerations Applicable to

                                               Risk Factors

         The  offered  certificates  of any series are not  suitable  investments  for all  investors.  In particular,  you  should  not  purchase  any class of  offered  certificates  unless  you  understand  the prepayment, credit, liquidity and market risks associated with that class.

         The offered  certificates are complex  securities.  You should possess,  either alone or together with an investment  advisor,  the expertise  necessary to evaluate the information  contained in this term sheet  supplement  and the  related  base  prospectus  in the  context  of your  financial  situation  and tolerance for risk.

         You should carefully  consider,  among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss
Underwriting  standards  may  affect  Generally,   the  mortgage  loans  have  been  originated  using   underwriting
risk  of   loss   on  the   mortgage  standards that are less stringent than the  underwriting  standards  applied by
loans.                                certain  other first lien mortgage  loan  purchase  programs,  such as those of
                                      Fannie  Mae,  Freddie Mac or the  depositor's  affiliate,  Residential  Funding
                                      Mortgage  Securities I, Inc.  Applying less  stringent  underwriting  standards creates  additional  risks that losses on the mortgage  loans will be allocated to certificateholders.

                                      Examples include the following:

                                      o    mortgage  loans  secured by non-owner  occupied  properties  may present a greater risk that the borrower  will stop making  monthly  payments if the borrower's financial condition deteriorates;

                                      o    mortgage  loans with  loan-to-value  ratios  greater  than 80% (i.e.,  the amount  of the  loan at  origination  is 80% or more of the  value  of the mortgaged  property) may increase the risk that the value of the mortgaged property  will  not be  sufficient  to  satisfy  the  mortgage  loan  upon foreclosure;

                                      o    mortgage  loans with  loan-to-value  ratios of greater than 80%, which may be as high  as  100%  at  origination,  with  no  mortgage  insurance  may increase the  likelihood  that the value of the mortgaged  property  would not be  sufficient to satisfy the mortgage  loan upon  foreclosure  unless the value of the mortgaged property increases;

                                      o    mortgage  loans  made to  borrowers  who have high  debt-to-income  ratios
                                           (i.e.,  the  amount  of debt  service  on the other  debt of the  borrower represents  a  large  portion  of his  or  her  income)  may  result  in a deterioration  of the  borrower's  financial  condition that could make it difficult for the borrower to continue to make mortgage payments; and

                                      o    mortgage  loans  made to  borrowers  whose  income is not  required  to be disclosed or verified may increase the risk that the borrower's  income is less than that represented.

                                      Some of the mortgage  loans with  loan-to-value  ratios over 80% may be insured by  primary  mortgage  insurance.  However,  if the  insurer is unable to pay a claim, the amount of loss incurred on those loans may be increased.

                                      In addition,  in determining  loan-to-value  ratios for certain mortgage loans, the value of the related  mortgaged  property may be based on an appraisal that is up to 24  months  old if  there  is a  supporting  broker's  price  opinion, automated  valuation,  drive-by  appraisal or other  certification of value. If such an  appraisal  does not  reflect  current  market  values and such  market values  have  declined,  the  likelihood  that  proceeds  from  a  sale  of the mortgaged property may be insufficient to repay the mortgage loan is increased.

                                      See "The  Trusts—Underwriting  Policies" and "Certain Legal Aspects of Mortgage
                                      Loans and Contracts" in the related base prospectus.

The return on your certificates       The  Servicemembers  Civil Relief Act, as amended,  or the Relief Act, provides
could be reduced by shortfalls due    relief to  borrowers  who enter  active  military  service and to  borrowers in
to the Servicemembers Civil Relief    reserve  status who are called to active  duty after the  origination  of their
Act.                                  mortgage loan.  Current or future military  operations of the United States may increase the number of borrowers who are in active military service,  including persons  in  reserve  status  who have been  called or will be called to active duty.  The Relief Act provides  generally that a borrower who is covered by the
                                      Relief Act may not be charged  interest on a mortgage  loan in excess of 6% per annum during the period of the borrower's  active duty. Any resulting  interest shortfalls  are not  required to be paid by the  borrower  at any future  time.
                                      The master  servicer  for the  applicable  series of  certificates  will not be
                                      required  to  advance  these  shortfalls  as  delinquent   payments,   and  the
                                      shortfalls  will  not be  covered  by any  form of  credit  enhancement  on the certificates  of  that  series.  Interest  shortfalls  on  the  mortgage  loans included in the trust  established for any series due to the application of the
                                      Relief Act or similar  legislation or regulations will be applied to reduce the accrued interest on each interest-bearing  class of certificates of that series on a pro rata basis.

                                      The  Relief Act also  limits the  ability of the  servicer  to  foreclose  on a mortgage loan during the  borrower's  period of active duty and, in some cases, during an additional three month period thereafter.  As a result,  there may be delays in payment and  increased  losses on the  mortgage  loans.  Those delays and increased  losses on the mortgage loans  included in the trust  established for any series will be borne  primarily  by the class of  certificates  of that series with a certificate  principal  balance greater than zero with the lowest payment priority.

                                      We do not know how many  mortgage  loans  have been or may be  affected  by the application of the Relief Act or similar legislation or regulations.

                                      See the definition of Accrued  Certificate  Interest under  "Description of the
                                      Certificates—Glossary  of Terms" in this term  sheet  supplement  and  "Certain
                                      Legal Aspects of Mortgage Loans and Contracts—Servicemembers  Civil Relief Act"
                                      in the related base prospectus.

The return on your  certificates may  Losses on mortgage  loans may occur due to a wide variety of causes,  including
be   affected   by   losses  on  the  a decline in real estate  values,  as well as adverse  changes in a  borrower's
mortgage   loans   in  the   related  financial  condition.  A decline in real estate  values or economic  conditions mortgage  pool,  which  could  occur  nationally or in the regions where the mortgaged  properties  are  concentrated
due to a variety of causes.           may increase the risk of losses on the mortgage loans.

The return on your  certificates may  One  risk  of  investing  in  mortgage-backed  securities  is  created  by  any
be    particularly    sensitive   to  concentration of the related properties in one or more geographic  regions.  If changes  in real  estate  markets in  the  regional  economy  or  housing  market  weakens  in any  region  having  a
specific regions.                     significant  concentration  of properties  underlying the mortgage  loans,  the
                                      mortgage  loans  in  that  region  may  experience   high  rates  of  loss  and
                                      delinquency,  resulting in losses to  certificateholders.  A region's  economic condition and housing market may be adversely  affected by a variety of events, including  natural  disasters  such  as  earthquakes,  hurricanes,  floods  and eruptions,  civil disturbances such as riots, disruptions such as ongoing power outages,  or terrorist  actions or acts of war.  The economic  impact of any of those events may also be felt in areas beyond the region  immediately  affected by the disaster or  disturbance.  The properties  underlying the mortgage loans may be  concentrated  in  these  regions.  This  concentration  may  result  in greater losses to  certificateholders  than those generally present for similar mortgage-backed securities without that concentration.

                                      Several hurricanes,  which struck Louisiana,  Alabama,  Mississippi,  Texas and
                                      Florida in 2005, may have adversely  affected  mortgaged  properties located in those  states.  Generally,  the mortgage pool does not include  mortgage  loans secured by mortgaged  properties  located in the federal  emergency  management
                                      agency   ("FEMA")   designated    individual    assistance   zones.    However,
                                      FEMA-designated  individual assistance zones are subject to change from time to time by FEMA and,  therefore,  no assurance can be given that the mortgage pool is free of mortgage  loans  secured by  mortgaged  properties  located in those areas.  Further,  mortgage  loans  in  the  mortgage  pool  may be  secured  by mortgaged  properties in  FEMA-designated  public assistance areas,  which also
                                      may  include   mortgaged   properties  in  areas  that  were  affected  by  the
                                      hurricanes.  Residential  Funding will make a representation  and warranty that each  mortgaged  property  underlying  a mortgage  loan  included  in the trust established  for any  series  is free of  damage  and in good  repair as of the closing  date  for  that  series.  In  the  event  that  a  mortgaged  property underlying a mortgage loan included in the trust  established for any series is damaged as of the closing date for that series and that damage  materially  and adversely  affects  the  value  of or  the  interests  of  the  holders  of the certificates of that series in the related mortgage loan,  Residential  Funding will be required to repurchase  the related  mortgage loan from the trust.  Any such  repurchases may shorten the weighted average lives of the certificates of that series.  We will not know how many  mortgaged  properties  underlying  the mortgage loans included in the trust  established for any series will have been or  may be  affected  by the  hurricanes  and  therefore  whether  the  payment experience  on any mortgage  loan in the mortgage  pool for that series will be affected.

                                      See "Description of the Mortgage Pool" in this term sheet supplement.

The return on your certificates       Except as set forth in the final  term sheet for a class of  certificates,  the
will be reduced if losses exceed      only  credit  enhancement  for any class of senior  certificates  of any series
the credit enhancement available to   will be the  subordination  provided  by the Class M  Certificates  and Class B
your certificates.                    Certificates  of that  series  (and with  respect to any class of super  senior certificates,  the  subordination  provided by the related  class or classes of senior  support  certificates,  and  with  respect  to  any  class  of  insured certificates of any series,  the credit  enhancement  provided by the financial guaranty  insurance  policy and any applicable  reserve fund).  The only credit
                                      enhancement   for  any  Class  M  Certificates   of  any  series  will  be  the
                                      subordination  provided by the Class B Certificates and by any class of Class M
                                      Certificates,  if any,  with a lower  payment  priority  than that  class.  You should  also be aware that the credit  enhancement  provided  for some types of losses may be limited.

                                      See "Description of the  Certificates—Allocation  of Losses;  Subordination" in
                                      this term sheet supplement.

The value of your certificates may    If the performance of the mortgage loans included in the trust  established for
be reduced if losses are higher       any series is  substantially  worse than assumed by the rating  agencies rating
than expected.                        any class of  certificates  of that  series,  the ratings of any class of those certificates  may be lowered in the  future.  This  would  probably  reduce the value of those  certificates.  None of the depositor,  the master  servicer nor
                                      any  other  entity  will  have  any   obligation  to   supplement   any  credit
                                      enhancement,  or to take  any  other  action  to  maintain  any  rating  of the certificates.

A transfer of master servicing in     If the master  servicer  defaults  in its  obligations  under the  pooling  and
the event of a master servicer        servicing  agreement,  the  master  servicing  of  the  mortgage  loans  may be
default may increase the risk of      transferred to the trustee or an alternate master servicer,  as described under
payment application errors            "The  Pooling  and  Servicing  Agreement - Rights Upon Event of Default" in the
                                      related base  prospectus.  In the event of such a transfer of master  servicing there may be an increased  risk of errors in applying  payments from  borrowers or in transmitting information and funds to the successor master servicer.

Some of the mortgage loans have an    Some of the mortgage  loans  included in the trust  established  for any series
initial interest only period, which   may have interest  only periods of varying  duration.  During this period,  the
may increase the risk of loss and     payment  made by the  related  borrower  will be less  than it  would be if the delinquency on these mortgage loans.  mortgage  loan  amortized.  In addition,  the mortgage loan balance will not be reduced by the  principal  portion of scheduled  monthly  payments  during this period.  As a result,  no principal  payments will be made to the  certificates of the related  series from mortgage loans of this nature during their interest only period except in the case of a prepayment.

                                      After the initial interest only period,  the scheduled monthly payment on these mortgage  loans may increase,  which may result in increased  delinquencies  by the related  borrowers,  particularly  if interest rates have increased and the borrower is unable to  refinance.  In addition,  losses may be greater on these mortgage  loans as a result of the  mortgage  loan not  amortizing  during  the early years of these mortgage loans.  Although the amount of principal included in each  scheduled  monthly  payment  for a  traditional  mortgage  loan can be relatively  small  during  the  first  few years  after  the  origination  of a mortgage loan, in the aggregate the amount can be significant.

                                      Mortgage  loans with an initial  interest only period are relatively new in the
                                      mortgage   marketplace.   The  performance  of  these  mortgage  loans  may  be
                                      significantly   different   than  mortgage  loans  that  fully   amortize.   In
                                      particular,   there  may  be  a  higher   expectation  by  these  borrowers  of
                                      refinancing  their  mortgage  loans with a new mortgage loan, in particular one with an  initial  interest  only  period,  which may  result in higher or lower prepayment  speeds than would  otherwise be the case. In addition,  the failure to build equity in the related mortgaged  property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.
High LTV Loans Without Mortgage
Insurance

The mortgage pool includes certain    Some of the mortgage loans may have an LTV ratio at origination in excess of
loans that may be subject to a        80% but may not be insured by a primary mortgage insurance policy.  Although
higher risk of loss                   primary mortgage insurance policy is generally required for mortgage loans with an LTV ratio in excess of 80%, no such insurance was required for these loans under the applicable underwriting criteria.  The likelihood that the value of the related mortgaged property would not be sufficient to satisfy the mortgage loan upon foreclosure is greater for these types of loans, resulting in a higher likelihood of losses with respect to these types of loans.

Risks Relating to Primary Mortgage
Insurers

You may incur losses if a primary     Some of the mortgage loans may have an LTV ratio at origination in excess of
mortgage insurer fails to make        80% and may be insured by a primary mortgage insurance policy.  If such a
payments under a primary mortgage     mortgage loan were subject to a foreclosure and the value of the related
insurance policy                      mortgaged property were not sufficient to satisfy the mortgage loan, payments under the primary mortgage insurance policy would be required to avoid any losses, or to reduce the losses on, such a mortgage loan.  If the insurer is unable or refuses to pay a claim, the amount of such losses would be allocated to holders of certificates as realized losses.
Risks Relating to Cooperative Loans

Cooperative loans have certain        Some of the mortgage loans may not be secured directly by real property but
characteristics that may increase     may be cooperative loans.  A cooperative loan is secured by a first lien on
the risk of loss                      shares issued by the cooperative corporation that owns the related apartment building and on the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific unit within the cooperative.
                                      Cooperative loans have certain characteristics that may increase the likelihood of losses.

                                      The proprietary lease or occupancy agreement securing a cooperative loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land.  If the cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii)
                                      arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

                                      Additionally, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.
                                      In the event of a foreclosure under a cooperative loan, the mortgagee will be subject to certain restrictions on its ability to transfer the collateral and the use of proceeds from any sale of collateral.  See "Certain Legal Aspects of Mortgage Loans and Contracts—The Mortgage Loans—Cooperative Loans" in the
                                      related base prospectus.

Limited Obligations

Payments on the mortgage loans are    The  certificates  offered in each series will represent  interests only in the
the primary source of payments on     trust  established  for that  series.  The  certificates  do not  represent  an
your certificates.                    ownership  interest in or obligation of the depositor,  the master  servicer or any of their  affiliates.  If proceeds from the assets of the trust established for any  series  of  certificates  are not  sufficient  to  make  all  payments provided  for  under the  pooling  and  servicing  agreement  for that  series, investors  will have no recourse to the depositor,  the master  servicer or any other entity,  and will incur losses.  Additional  credit  enhancement  will be provided for any class of insured  certificates of any series by the applicable financial guaranty insurance policy and any applicable reserve fund.
Liquidity Risks

You may have to hold your             A secondary market for your  certificates may not develop.  Even if a secondary
certificates to maturity if their     market does  develop,  it may not continue or it may be  illiquid.  Neither the
marketability is limited.             underwriters  for the  related  series  nor any  other  person  will  have  any obligation  to make a secondary  market in your  certificates,  and you have no right to request  redemption of your  certificates.  Illiquidity  means you may not be able to find a buyer to buy your  securities  readily or at prices  that will  enable  you to  realize a desired  yield.  Illiquidity  can have a severe adverse effect on the market value of your certificates.

                                      Any  class  of  offered  certificates  may  experience  illiquidity,   although
                                      generally  illiquidity is more likely for classes that are especially sensitive to  prepayment,  credit or interest rate risk, or that have been  structured to meet the investment requirements of limited categories of investors.

Bankruptcy Risks

Bankruptcy proceedings could delay    The transfer of the mortgage loans from any applicable  seller to the depositor
or reduce distributions on the        will  be  intended  by the  parties  to be and  will be  documented  as a sale.
certificates.                         However,  if any seller were to become bankrupt,  a trustee in bankruptcy could attempt to recharacterize  the sale of the applicable  mortgage loans as a loan secured by those  mortgage  loans or to  consolidate  those mortgage loans with the  assets of that  seller.  Any such  attempt  could  result in a delay in or
                                      reduction  of   collections  on  the  mortgage  loans  included  in  the  trust established  for any series  available to make payments on the  certificates of that series.

The Bankruptcy of a Borrower May      If a borrower becomes subject to a bankruptcy proceeding, a bankruptcy court
Increase the Risk of Loss on a        may require modifications of the terms of a mortgage loan without a permanent
Mortgage Loan.                        forgiveness of the principal amount of the mortgage loan.  Modifications have included reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule.  In addition, a court having federal bankruptcy jurisdiction may permit a debtor to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court.  In addition, under the federal bankruptcy law, all actions against a borrower and the borrower's property are automatically stayed upon the filing of a bankruptcy petition.
Special Yield and Prepayment
Considerations

The yield on your certificates will
vary depending on the rate of         The yield to maturity on each class of offered  certificates of any series will
prepayments.                          depend on a variety of factors, including:

                                      o   the rate and timing of  principal  payments  on the  mortgage  loans in the related  loan  group  included  in the trust  established  for any  series, including  prepayments,  defaults and liquidations,  and repurchases due to breaches of representations or warranties;

                                      o   the  allocation of principal  payments on the mortgage loans in the related loan group among the various  classes of offered  certificates  included in that series;

                                      o   the pass-through rate for that class;

                                      o   interest  shortfalls  due to  mortgagor  prepayments  in the  related  loan group; and

                                      o   the purchase price of that class.

                                      Where the mortgage loans in a trust  established for a series have been divided
                                      into  two  or  more  loan  groups,   the  senior   certificates   will  receive
                                      distributions  of principal  and interest  from the mortgage  loans in the loan group or loan groups  designated  in the final term sheet for any such class of certificates.

                                      As used in this term sheet  supplement,  references to the related (or words of similar  effect)  loan group will mean,  in the case of a series with  multiple loan  groups,  the loan group from which a class of  certificates  will receive distributions  of principal and  interest,  and, in the case of a series with a single loan group, the mortgage pool.
                                      The rate of prepayments  is one of the most important and least  predictable of these factors.

                                      No assurances  are given that the mortgage  loans will prepay at any particular rate.

                                      In  general,  if  you  purchase  a  certificate  at a  price  higher  than  its outstanding  certificate principal balance and principal  distributions on your certificate  occur faster than you assumed at the time of purchase,  your yield will be lower than you anticipated.  Conversely,  if you purchase a certificate at a price  lower  than  its  outstanding  certificate  principal  balance  and principal  distributions  on that class  occur more  slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of prepayments on the        Since  mortgagors,  in most cases, can prepay their mortgage loans at any time,
mortgage loans will vary depending    the rate and timing of principal  distributions on the offered certificates are
on future market conditions, and      highly  uncertain and are dependent  upon a wide variety of factors,  including
other factors.                        general  economic  conditions,  interest rates, the availability of alternative financing  and  homeowner  mobility.  Generally,  when  market  interest  rates increase,  borrowers  are less  likely to prepay  their  mortgage  loans.  This could  result in a slower  return of  principal to you at a time when you might have been able to reinvest  your funds at a higher  rate of  interest  than the pass-through  rate on your  class of  certificates.  On the  other  hand,  when market interest rates  decrease,  borrowers are generally more likely to prepay their  mortgage  loans.  This could  result in a faster  return of principal to you at a time when you might not be able to reinvest  your funds at an interest rate as high as the pass-through rate on your class of certificates.

                                      Refinancing  programs,  which  may  involve  soliciting  all  or  some  of  the mortgagors  to  refinance  their  mortgage  loans,  may  increase  the  rate of prepayments on the mortgage loans.  These  refinancing  programs may be offered by the master servicer,  any subservicer or their  affiliates,  and may include
                                      streamlined   documentation   programs.   Streamlined   documentation  programs
                                      involve  less   verification  of  underwriting   information  than  traditional
                                      documentation programs.

                                      See  "Description  of the Mortgage  Pool - The Program" and "Certain  Yield and
                                      Prepayment  Considerations"  in this term sheet  supplement  and  "Maturity and
                                      Prepayment Considerations" in the related base prospectus.

Mortgage loans with interest only     Some of the  mortgage  loans may require the related  borrowers to make monthly
payments may affect the yield on      payments  of  accrued  interest,  but  not  principal,  for  a  certain  period
the offered certificates.             following  origination.  After the interest only period, the borrower's monthly payment will be  recalculated  to cover both interest and principal so that the mortgage loan will be paid in full by its final  payment date. As a result,  if the monthly payment increases,  the related borrower may not be able to pay the increased  amount and may default or may refinance the loan to avoid the higher payment.

                                      In addition,  because no scheduled  principal  payments are required to be made on these  mortgage loans for a period of time,  the offered  certificates  will receive smaller scheduled principal  distributions during that period than they would have  received if the related  borrowers  were  required to make  monthly payments of interest and principal from  origination  of these mortgage  loans.
                                      Absent other considerations,  this slower rate of principal  distributions will result in longer weighted average lives of the offered  certificates than would otherwise be the case if none of the mortgage loans had interest only periods.

The recording of mortgages in the     The mortgages or  assignments  of mortgage for all or a portion of the mortgage
name of MERS may affect the yield     loans included in the trust  established for any series may have been or may be
on the certificates.                  recorded in the name of Mortgage  Electronic  Registration  Systems,  Inc.,  or
                                      MERS,  solely as nominee for the  originator  and its  successors  and assigns.
                                      Subsequent  assignments  of  those  mortgages  are  registered   electronically
                                      through the MERS® System.  However,  if MERS  discontinues the MERS® System and it becomes  necessary  to record an  assignment  of the mortgage to the trustee for any series,  then any related  expenses  shall be paid by the related trust and will reduce the amount  available  to pay  principal of and interest on the certificates  included  in that  series  with  certificate  principal  balances greater than zero with the lowest payment priorities.

                                      The recording of mortgages in the name of MERS is a relatively  new practice in the mortgage  lending  industry.  Public  recording  officers and others in the mortgage industry may have limited,  if any, experience with lenders seeking to
                                      foreclose   mortgages,   assignments  of  which  are   registered   with  MERS.
                                      Accordingly,  delays  and  additional  costs  in  commencing,  prosecuting  and completing  foreclosure  proceedings  and conducting  foreclosure  sales of the mortgaged  properties could result.  Those delays and additional costs could in turn delay the  distribution of liquidation  proceeds to holders of the related certificates and increase the amount of losses on the mortgage loans.

                                      For  additional   information   regarding  MERS  and  the  MERS®  System,   see
                                      "Description  of the Mortgage  Pool—General"  and "Certain Yield and Prepayment
                                      Considerations"   in  this  term  sheet  supplement  and  "Description  of  the
                                      Certificates—Assignment of Mortgage Loans" in the related base prospectus.

The yield on your certificates will   The  offered  certificates  of  each  class  included  in a  series  will  have
be affected by the specific terms     different  yield  considerations  and different  sensitivities  to the rate and
that apply to that class, discussed   timing of principal  distributions.  The  following is a general  discussion of
below.                                yield considerations and prepayment  sensitivities of some of the categories of certificates that may be included in any series.

                                      See  "Certain  Yield  and  Prepayment   Considerations"   in  this  term  sheet
                                      supplement.

Senior Certificates                   The  senior   certificates  of  any  series,   other  than  any  interest  only
                                      certificates,  may be subject to various  priorities  for payment of principal.
                                      Distributions  of principal on the senior  certificates  of any series entitled to  principal  distributions  with  an  earlier  priority  of  payment  will be affected by the rates of prepayment of the related  mortgage loans early in the life of the related  mortgage  pool.  Those classes of senior  certificates  of any  series  entitled  to  principal  distributions  with a later  priority  of payment  will be affected by the rates of  prepayment  of the related  mortgage
                                      loans   experienced  both  before  and  after  the  commencement  of  principal distributions  on those  classes,  and will be more  likely to be  affected  by losses on the mortgage loans not covered by any applicable credit enhancement.

                                      See  "Description  of the  Certificates—Principal  Distributions  on the Senior
                                      Certificates" in this term sheet supplement.

Class A-P Certificates                A class of  variable  strip  principal  only  certificates  of any series  will receive a portion of the principal  payments only on the related mortgage loans that  have net  mortgage  rates  lower  than the  discount  net  mortgage  rate described  in the  pooling  and  service  agreement  related  to  that  series.
                                      Therefore,   the  yield  on  that  class  of  variable  strip   principal  only
                                      certificates  will be  extremely  sensitive to the rate and timing of principal prepayments  and defaults on the related  mortgage loans that have net mortgage rates lower than the applicable discount net mortgage rate.

                                      Mortgage  loans with lower  mortgage  rates are less likely to be prepaid  than mortgage loans with higher  mortgage  rates. If prepayments of principal on the related  mortgage  loans that have net mortgage rates lower than the applicable rate occur at a rate slower than an investor  assumed at the time of  purchase, the investor's yield will be adversely affected.

Class A-V Certificates                A class of  variable  strip  interest  only  certificates  of any  series  will receive a portion  of the  interest  payments  only from the  related  mortgage loans that have net mortgage  rates higher than the discount net mortgage  rate described  in the  pooling  and  servicing  agreement  related to that  series.
                                      Therefore,  the yield on a class of variable strip  interest only  certificates will be extremely  sensitive  to the rate and timing of  principal  prepayments and defaults on the related  mortgage loans that have net mortgage rates higher than the applicable rate.

                                      Mortgage  loans with higher  mortgage  rates are more likely to be prepaid than mortgage loans with lower mortgage  rates.  If the related  mortgage loans that have net mortgage rates higher than the  applicable  rate are prepaid at a rate faster  than  an  investor  assumed  at the  time of  purchase,  the  yield  to investors in that class of variable  strip interest only  certificates  will be adversely  affected.  Investors  in a class of  variable  strip  interest  only certificates  should fully  consider the risk that a rapid rate of  prepayments on the related  mortgage  loans that have net  mortgage  rates  higher than the applicable  rate could result in the failure of such investors to fully recover their investments.

Interest Only Certificates            The Class A-V Certificates  will not, and, as described in any final term sheet for a class of certificates,  certain other classes of certificates may not, be entitled to principal  distributions.  Such  certificates will receive interest distributions  based on a  notional  amount  based on all or a  portion  of the certificate  principal balance of one or more classes of certificates  included in the  related  series.  Investors  in a class of interest  only  certificates should be aware  that the yield on that class will be  extremely  sensitive  to the rate and timing of  principal  payments on the related  class or classes of certificates,  and that rate may  fluctuate  significantly  over time. A faster than  expected  rate of principal  payments on the related  class or classes of certificates  will have an adverse  effect on the yield to investors in a class of  interest  only  certificates  and could  result in their  failure  to fully recover their initial investments.

Accrual Certificates and Partial      Because accrual  certificates are not entitled to receive any  distributions of
Accrual Certificates                  interest for some period of time and partial accrual  certificates are entitled to smaller  distributions  of interest  that are based on only a portion of the certificate  principal balance of that class,  accrual certificates and partial accrual  certificates of any series will likely  experience  significant  price and yield  volatility.  Investors  should  consider  whether this volatility is suitable to their investment needs.

Adjustable Rate Certificates          The interest  rate on any class of floating rate  certificates  included in any series will vary in  accordance  with the  applicable  interest  rate index set forth in any final  term  sheet for that class of  certificates.  The  interest rate on any class of inverse floating rate certificates  included in any series will vary inversely  with the  applicable  interest rate index set forth in any final  term  sheet for that  class of  certificates.  Therefore,  the yields to investors on such  certificates,  if any, will be sensitive to  fluctuations in the applicable interest rate index.

Companion Certificates                A class of  companion  certificates  of any series may  receive  small or large distributions  of principal on each  distribution  date to the extent necessary to  stabilize  principal  distributions  to  one or  more  classes  of  planned principal certificates,  targeted principal certificates or scheduled principal classes  of that  series.  Due to the  companion  nature  of these  classes  of certificates,  these  certificates  will  likely  experience  price  and  yield volatility.  Investors in a class of  companion  certificates  should  consider whether this volatility is suitable to their investment needs.

Component Certificates                A class of component  certificates of any series may consist of components with different  principal and interest  payment  characteristics.  As each component of a class of component  certificates  may be identified as falling into one or
                                      more   of   the    categories   set   forth   under    "Description    of   the
                                      Certificates—General"  in this term sheet  supplement,  that class of component certificates  may bear the  risks,  including  the price and yield  volatility, associated with the categories of certificates  described in these risk factors to the extent of each applicable  component.  Investors in a class of component certificates  should consider whether the risks and volatility  associated with any component of that class is suitable to their investment needs.

Insured Certificates                  Investors in any class of insured  certificates  of any series  should be aware that payments of principal on those certificates may be allocated  according to a random lot procedure.  Therefore it is highly uncertain that payments will be made  to any  investor  in  those  certificates  on the  date  desired  by that investor.

                                      In addition,  any class of insured certificates of any series may be subject to special rules  regarding the procedures,  practices and limitations  applicable to  the  distribution  of  principal  to the  holders  of  these  certificates.
                                      Insured  certificates  subject to these  procedures,  practices and limitations may not be an appropriate  investment for you if you require  distribution of a particular  amount  of  principal  on a  predetermined  date  or  an  otherwise
                                      predictable  stream  of  principal  distributions.   If  you  purchase  insured
                                      certificates subject to these procedures,  practices and limitations, we cannot give you any  assurance  that you will receive a  distribution  in reduction of principal on any particular distribution date.

                                      See "Principal  Distributions  on Certain Classes of Insured  Certificates"  in
                                      this term sheet supplement.

                                      Investors  in  insured  certificates  of any  series  should be aware  that the related financial guaranty insurance policy will not cover interest  shortfalls attributable  to  prepayments  or  interest  shortfalls  related  to Relief Act reductions on the related mortgage loans, except as is otherwise provided.

Lockout Certificates                  As  described  in any final  term  sheet for a class of  certificates,  certain classes of certificates may not receive  distributions of principal payments or prepayments  on the  related  mortgage  loans  for a  period  of time  and,  as described  in any  final  term  sheet for a class of  certificates,  may not be expected  to receive  distributions  of  scheduled  principal  payments  on the related  mortgage  loans for a period  of time.  After  the  expiration  of the initial  period,  such  certificates  may receive a  distribution  of principal payments or  prepayments  on the related  mortgage  loans that is smaller  than that  class's  pro rata share and, as  described  in any final term sheet for a class of  certificates,  may  receive a  distribution  of  scheduled  principal payments on the related  mortgage  loans that is smaller  than that class's pro rata share.

Planned Principal Certificates or     Any class of planned  principal  certificates  included  in any series  will be
PACs                                  structured  so that  principal  payments  will be  made  in  accordance  with a schedule  related to that series,  but only if the mortgage  loans  included in the trust  established  for that  series  prepay at a  constant  rate  within a specified  range.  If  prepayments  on the  mortgage  loans in the related loan group  occur at a rate below such range,  the  weighted  average  lives of that class of planned  principal  certificates  may be extended.  On the other hand, if  prepayments on the mortgage loans in the related loan group occur at a rate above  that  range,  the  weighted  average  lives  of that  class  of  planned principal certificates may be reduced.

Principal Only Certificates           A class of principal only  certificates  included in any series is not entitled
                                      to  receive   distributions   of  interest.   Investors  in  a  principal  only
                                      certificate  should be aware that if  prepayments  of principal on the mortgage loans  included in the trust  established  for that series and  distributed  to that  class  occur at a rate  slower  than an  investor  assumed at the time of purchase, the investor's yield will be lower than anticipated.

Scheduled Principal Certificates      A class of  scheduled  principal  certificates  included  in any series will be structured so that  principal  payments will be made in will be made in certain designated  amounts,  assuming that  prepayments  on the mortgage  loans in the related  loan group  occur each month at a certain  assumed  rate or rates.  If prepayments  on the  mortgage  loans in the related  loan group occur at a rate below the assumed rate or rates,  the weighted  average  lives of that class of scheduled  principal  certificates  may be  extended.  On the  other  hand,  if prepayments  on the  mortgage  loans in the related  loan group occur at a rate above the assumed rate or rates,  the weighted  average  lives of that class of scheduled principal certificates may be reduced.

Senior Support Certificates           Investors in a class of senior  support  certificates  of any series  should be aware  that all or a portion  of losses on the  mortgage  loans in the  related loan group otherwise  allocable to the related class or classes of super senior certificates will be allocated to that class of senior support  certificates as and  to the  extent  set  forth  in the  final  term  sheet  for  that  series.
                                      Therefore,  the yield to maturity on that class of senior support  certificates will be extremely  sensitive to losses otherwise allocable to the related class or classes of super senior certificates.
Targeted Principal Certificates or    Any class of targeted  principal  certificates  of any series is  structured so
TACs                                  that   principal   payments  on  the  mortgage  loans  included  in  the  trust established for that series will be made in accordance with a schedule  related to that  series,  but only if the  mortgage  loans in the  related  loan  group prepay at the constant rate assumed in establishing  the related  schedule.  If prepayments  on the  mortgage  loans in the related  loan group occur at a rate below  that  rate,  the  weighted  average  lives  of that  class  of  targeted principal  certificates  may be extended.  On the other hand, if prepayments on the  mortgage  loans in the related loan group occur at a rate above that rate, the weighted  average  lives of that class of targeted  principal  certificates may be reduced.

Certificates related to any yield     As set forth in any final term sheet for a class of  certificates,  the holders
maintenance agreement                 of  certain  certificates  may  benefit  from a  series  of  interest  rate cap payments  pursuant  to a yield  maintenance  agreement.  The purpose of a yield maintenance  agreement  is to partially  mitigate the risk to the  investors in the related  certificates that the pass-through rate on their certificates will be lower than the index plus the related margin.

                                      However,  the  amount  payable  to those  investors  under a yield  maintenance agreement  may be  based  on a  notional  amount  equal  to the  lesser  of the aggregate  certificate  principal balance of related certificates and an amount determined  based on an assumed  rate of  prepayments  on the  mortgage  loans.
                                      Accordingly,  if  prepayments  occur at a slower rate than assumed,  the amount payable  on the yield  maintenance  agreement  will be less than the  amount of interest  that would  accrue on those  certificates  at the excess of the index over a certain  rate per annum as set  forth in the final  term  sheet for such class.  In  addition,  if the index  exceeds  a  certain  rate per annum as set forth in the final  term sheet for such class of  certificates,  no  additional amounts  are  payable  under the yield  maintenance  agreement.  Any  amount by which the amount paid by the yield maintenance  agreement provider is less than the  difference  between the index plus the related margin and a rate set forth in the final  term  sheet for such  class of  certificates  will not be payable from any source on that distribution date or any future distribution date.

                                      Furthermore,  investors  under the yield  maintenance  agreement are subject to the risk that the yield maintenance  agreement  provider will default on all or a portion of its payment obligations under the yield maintenance agreement.

Class M Certificates                  The yield to investors  in any class of the  subordinated  certificates  of any series  will be  sensitive  to the rate and  timing of  losses  on the  related mortgage loans, if those losses are not covered by a more subordinate  class of subordinated certificates.

                                      It is not expected that a class of  subordinated  certificates,  other than any class of  senior  support  certificates,  will  receive  any  distributions  of principal  prepayments  until a  distribution  date described in the term sheet
                                      for  a  class   of   certificates.   On  or   after   that   date,   all  or  a
                                      disproportionately  large  portion of  principal  prepayments  on the  mortgage loans in each loan group,  in the case of a series  with common  subordination, or  in  the  related  loan  group,  in  the  case  of a  series  with  separate
                                      subordination,   may  be  allocated  to  the  related  senior  certificates  as described  in this  term  sheet  supplement,  and none or a  disproportionately small  portion  of  principal  prepayments  may be paid to the  holders  of the
                                      subordinated   certificates,   other   than  any   class  of   senior   support
                                      certificates.  As a result,  the  weighted  average  lives of the  subordinated certificates  may be longer than would otherwise be the case.

                                      See "Description of the  Certificates—Allocation  of Losses;  Subordination" in
                                      this term sheet supplement.

                                              Issuing Entity

     The  depositor  will  establish  a trust with  respect to each  series on the  closing  date for that series,  under a series  supplement,  dated as of the cut-off date for that series,  to the standard terms of pooling  and  servicing  agreement,  dated as of  December  1, 2006,  among the  depositor,  the master servicer  and the  trustee  together  with the series  supplement,  referred  to herein as the pooling and servicing  agreement.  The pooling  and  servicing  agreement  is governed by the laws of the State of New
York. On the closing date for each series,  the  depositor  will deposit into the trust a pool of mortgage loans  that in the  aggregate  will  constitute  a  mortgage  pool,  secured  by  first  liens  on one- to four-family  residential  properties  with terms to maturity of not more than 30 years.  The mortgage pool may be a  single  loan  group or  divided  into  two or more  loan  groups.  The  trust  will not have any additional  equity.  The pooling and  servicing  agreement  for each  series will  authorize  the trust to engage only in selling  the  certificates  in  exchange  for the  mortgage  loans  included in that trust, entering into and performing its  obligations  under the pooling and servicing  agreement for that series, activities  necessary,  suitable or convenient to such actions and other  activities as may be required in connection  with the  conservation of the trust fund and making  distributions  to  certificateholders  of that series.

     The pooling and servicing  agreement  will provide that the depositor  assigns to the trustee for the benefit of the  certificateholders  without recourse all the right, title and interest of the depositor in and to the mortgage  loans.  Furthermore,  the pooling and servicing  agreement will state that,  although it is intended that the  conveyance by the depositor to the trustee of the mortgage  loans be construed as a sale,  the  conveyance of the mortgage  loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

     Some  capitalized  terms used in this term sheet  supplement  have the  meanings  given  below  under
"Description of the Certificates—Glossary of Terms" or in the related base prospectus under "Glossary."

                                       Sponsor and Master Servicer

     Residential  Funding Company,  LLC, a Delaware limited liability company,  buys residential  mortgage loans under  several  loan  purchase  programs  from  mortgage  loan  originators  or sellers  nationwide, including affiliates,  that meet its seller/servicer  eligibility requirements and services mortgage loans for its own account and for others.  See "The  Trusts—Mortgage  Collateral  Sellers" and  "—Qualifications
of Sellers"  in the related  base  prospectus  for a general  description  of  applicable  seller/servicer eligibility  requirements.  Residential Funding Company,  LLC's principal executive offices are located at
8400 Normandale Lake Boulevard,  Suite 250,  Minneapolis,  Minnesota  55437. Its telephone number is (952)
857-7000.  Residential  Funding Company,  LLC conducts operations from its headquarters in Minneapolis and from offices located  primarily in California,  Texas,  Maryland,  Pennsylvania and New York.  Residential
Funding Company, LLC finances its operations primarily through its securitization program.

     Residential  Funding  Company,  LLC was  founded  in 1982 and began  operations  in 1986,  acquiring, servicing  and  securitizing  residential  jumbo  mortgage  loans  secured  by  first  liens  on  one-  to four-family  residential  properties.  GMAC LLC purchased  Residential  Funding  Company,  LLC in 1990. In
1995,  Residential  Funding  Company,  LLC expanded  its  business to include "Alt A" first lien  mortgage loans,  such  as the  mortgage  loans  described  in the  related  base  prospectus.  Residential  Funding
Company,  LLC also began to acquire and service both  closed-end  and  revolving  loans  secured by second liens and subprime loans in 1995.

     The following tables set forth the aggregate  principal  amount of publicly  offered  securitizations of mortgage  loans  sponsored by Residential  Funding  Company,  LLC for the past five years.  Residential
Funding  Company,  LLC  sponsored  approximately  $31.9  billion  and $2.9  billion in  initial  aggregate principal  amount of  mortgage-backed  securities  in the 2002 calendar year backed by first lien mortgage
loans  and  junior  lien  mortgage  loans,  respectively.   Residential  Funding  Company,  LLC  sponsored
approximately  $61.8 billion and $3.0 billion in initial  aggregate  principal  amount of  mortgage-backed securities in the 2006 calendar year backed by first lien mortgage  loans and junior lien mortgage  loans, respectively.  The  percentages  shown under  "Percentage  Change from Prior Year"  represent the ratio of
(a) the difference between the current and prior year volume over (b) the prior year volume.

                                    Sponsor Securitization Experience

                                            First Lien Mortgage Loans

 Volume by Principal Balance        2002            2003            2004             2005              2006
 ________________________________________________________________________________________________________________
 Prime Mortgages (1)           $16,177,753,813 $18,964,072,062 $11,953,278,792 $24,149,038,614    $40,241,885,054
 Non-Prime Mortgages (2)       $15,475,700,554 $27,931,235,627 $24,408,531,445 $27,928,496,334    $21,581,547,796
 Total                         $31,653,454,367 $46,895,307,689 $36,361,810,237 $52,077,534,948    $61,823,432,850
 Prime Mortgages (1)                   51.11%          40.44%          32.87%            46.37%            65.09%
 Non-Prime Mortgages (2)               48.89%          59.56%          67.13%            53.63%            34.91%
 Total                                100.00%         100.00%         100.00%           100.00%           100.00%

Percentage Change from
Prior Year (3)
_________________________________________________________________________________________________________________
 Prime Mortgages (1)                  (1.28)%          17.22%        (36.97)%           102.03%            66.64%
 Non-Prime Mortgages (2)              104.52%          80.48%        (12.61)%            14.42%          (22.73)%
 Total Volume                          32.14%          48.15%        (22.46)%            43.22%            18.71%

                                           Junior Lien Mortgage Loans

 Volume by Principal Balance          2002            2003            2004             2005            2006
_________________________________________________________________________________________________________________
 Prime Mortgages (1)           $2,875,005,049  $3,207,008,585  $2,085,015,925  $2,409,506,573      $3,012,549,922
 Non-Prime Mortgages (2)                   -               -               -               -                    -
 Total                         $2,875,005,049  $3,207,008,585  $2,085,015,925  $2,409,506,573      $3,012,549,922
 Prime Mortgages (1)                  100.00%         100.00%         100.00%           100.00%           100.00%
 Non-Prime Mortgages (2)                0.00%           0.00%           0.00%             0.00%             0.00%
 Total                                100.00%         100.00%         100.00%           100.00%           100.00%

   Percentage Change from
       Prior Year (3)
_________________________________________________________________________________________________________________
 Prime Mortgages (1)                   17.90%          11.55%        (34.99)%            15.56%            25.03%
 Non-Prime Mortgages (2)                   -               -               -               -                    -
 Total Volume                          17.90%          11.55%        (34.99)%            15.56%            25.03%

                                              First Lien Mortgage Loans

  Volume by Number of Loans           2002            2003            2004             2005            2006
__________________________________________________________________________________________________________________
 Prime Mortgages (1)                   68,077          86,166          55,773            91,631           141,188
 Non-Prime Mortgages (2)              136,789         200,446         170,696           173,796           132,069
 Total                                204,866         286,612         226,469           265,427           273,257

 Prime Mortgages (1)                   33.23%          30.06%          24.63%            34.52%            51.67%
 Non-Prime Mortgages (2)               66.77%          69.94%          75.37%            65.48%            48.33%
 Total                                100.00%         100.00%         100.00%           100.00%           100.00%

   Percentage Change from
        Prior Year(3)
_________________________________________________________________________________________________________________
 Prime Mortgages (1)                   17.87%          26.57%        (35.27)%            64.29%            54.08%
 Non-Prime Mortgages (2)               91.47%          46.54%        (14.84)%             1.82%          (24.01)%
 Total                                 58.56%          39.90%        (20.98)%            17.20%             2.95%

                                           Junior Lien Mortgage Loans
          Volume by
       Number of Loans              2002            2003            2004             2005              2006
__________________________________________________________________________________________________________________
 Prime Mortgages (1)                    73,188          84,962          51,614            53,071            60,951
 Non-Prime Mortgages (2)                     -               -               -                 -                 -
 Total                                  73,188          84,962          51,614            53,071            60,951

 Prime Mortgages (1)                   100.00%         100.00%         100.00%           100.00%          100.00%
     Non-Prime Mortgages (2)             0.00%           0.00%           0.00%             0.00%            0.00%
 Total                                100.00%         100.00%         100.00%           100.00%           100.00%

   Percentage Change from
       Prior Year (3)
_________________________________________________________________________________________________________________
 Prime Mortgages (1)                    16.26%          16.09%        (39.25)%             2.82%           14.85%
 Non-Prime Mortgages (2)                     -               -               -                 -                -
 Total                                  16.26%          16.09%        (39.25)%             2.82%           14.85%
________________________
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End
Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage
Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

     The following tables set forth the annual outstanding  principal  balance,  calculated as of year end or quarter end, as applicable,  of mortgage loans master serviced by Residential Funding Company,  LLC for the  past  five  years,  and the  annual  number  of  such  loans  for the  same  period,  as  applicable.
Residential  Funding  Company,  LLC was the master  servicer of a residential  mortgage loan  portfolio of approximately  $68.2  billion and $4.1 billion in average  outstanding  principal  amount  during the 2002 calendar  year  backed by first  lien  mortgage  loans  and  junior  lien  mortgage  loans,  respectively.
Residential  Funding  Company,  LLC was the master  servicer of a residential  mortgage loan  portfolio of approximately  $140.1 billion and $8.5 billion in average  outstanding  principal during the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage  loans,  respectively.  The  percentages shown under  "Percentage  Change from Prior Year"  represent the ratio of (a) the  difference  between the current and prior year volume over (b) the prior year volume.

                                   Master Servicer Servicing Experience

     First Lien Mortgage Loans

     Volume by Average
   Outstanding Principal
          Balance                    2002             2003            2004             2005              2006
_________________________________________________________________________________________________________________
Prime Mortgages (1)            $43,282,264,857 $33,749,084,171  $32,453,682,854  $47,935,800,813  $83,052,457,702
Non-Prime Mortgages (2)        $24,910,565,613 $39,334,697,127  $50,509,138,736  $53,938,083,312  $57,013,557,376
Total                          $68,192,830,470 $73,083,781,298  $82,962,821,591 $101,873,884,125 $140,066,015,078
Prime Mortgages (1)                      63.47%          46.18%           39.12%          47.05%           59.03%
Non-Prime Mortgages (2)                  36.53%          53.82%           60.88%          52.95%           40.70%
Total                                   100.00%         100.00%          100.00%         100.00%          100.00%

   Percentage Change from
       Prior Year (3)
_________________________________________________________________________________________________________________
Prime Mortgages (1)                    (15.75)%        (22.03)%           (3.84)%         47.71%           73.26%
Non-Prime Mortgages (2)                  51.62%          57.90%            28.41%          6.79%            5.70%
Total Based on Average
Outstanding Principal
Balance                                   0.57%           7.17%            13.52%         22.79%           37.49%

                                           Junior Lien Mortgage Loans
     Volume by Average
   Outstanding Principal
          Balance                  2002            2003             2004             2005              2006
________________________________________________________________________________________________________________
Prime Mortgages (1)            $4,102,615,571  $4,365,319,862   $5,135,640,057  $5,476,133,777   $8,536,345,778
Non-Prime Mortgages (2)        $           0   $           0    $           0   $           0     $           0
Total                          $4,102,615,571  $4,365,319,862   $5,135,640,057  $5,476,133,777   $8,536,345,778
Prime Mortgages (1)                    100.00%         100.00%          100.00%         100.00%          100.00%
Non-Prime Mortgages (2)                  0.00%           0.00%            0.00%           0.00%            0.00%
Total                                  100.00%         100.00%          100.00%         100.00%          100.00%

   Percentage Change from
       Prior Year(3)
_________________________________________________________________________________________________________________
Prime Mortgages (1)                      16.79%           6.40%           17.65%           6.63%           55.88%
Non-Prime Mortgages (2)                   -               -                -               -                    -
Total Based on Average
Outstanding Principal
Balance                                  16.79%           6.40%            17.6%           6.63%           55.88%

First Lien Mortgage Loans

Volume by Average Number of
           Loans                       2002            2003             2004           2005               2006
_________________________________________________________________________________________________________________
Prime Mortgages (1)                  202,938         168,654          156,745         201,903           312,825
Non-Prime Mortgages (2)              242,625         341,863          414,639         411,550           405,577
Total                                445,563         510,517          571,384         613,453           718,402
Prime Mortgages (1)                    45.55%          33.04%           27.43%          32.91%            43.54%
Non-Prime Mortgages (2)                54.45%          66.96%           72.57%          67.09%            56.46%
Total                                 100.00%         100.00%          100.00%         100.00%           100.00%

   Percentage Change from
       Prior Year (3)
_________________________________________________________________________________________________________________
Prime Mortgages (1)                  (14.71)%        (16.89)%          (7.06)%         28.81%            54.94
Non-Prime Mortgages (2)               44.37%          40.90%           21.29%          (0.74)%           (1.45)%
Total   Based   on   Average
Number of Loans                        9.74%          14.58%           11.92%           7.36%            17.11%
________________________
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End
Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage
Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

                                          Junior Lien Mortgage Loans
  Volume by Percentage of
  Average Number of Loans           2002             2003            2004             2005            2006
______________________________________________________________________________________________________________
Prime Mortgages (1)                  118,773         127,833          147,647         143,713          199,652
Non-Prime Mortgages (2)                    -               -                -               -                -
Total                                118,773         127,833          147,647         143,713          199,652
Prime Mortgages (1)                   100.00%          100.00%         100.00%          100.00%         100.00%
Non-Prime Mortgages (2)                 0.00%            0.00%           0.00%            0.00%           0.00%
Total                                 100.00%          100.00%         100.00%          100.00%         100.00%
  Percentage Change from
       Prior Year(3)
Prime Mortgages (1)                    14.16%            7.63%          15.50%           (2.66)%       38.92%
Non-Prime Mortgages (2)                    -                -               -                -             -
Total   Based  on   Average
Number of Loans                        14.16%            7.63%          15.50%           (2.66)%       38.92%

_______________________
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End
Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage
Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

     Residential Funding Company, LLC's overall procedures for originating and acquiring mortgage loans are described under "Description of the Mortgage Pool—The Program" in this term sheet supplement.
Residential Funding Company, LLC's material role and responsibilities in this transaction, including as master servicer, are described in the related base prospectus under "The Trusts—Qualification of
Sellers" and "The Trusts—Repurchases of Mortgage Collateral" and in this term sheet supplement under
"Pooling and Servicing Agreement—The Master Servicer and Subservicer—Master Servicer."

     Residential  Funding  Company,  LLC's  wholly-owned  subsidiary,   Homecomings  Financial,   LLC,  or
Homecomings,  originated  and sold to  Residential  Funding  Company,  LLC certain of the  mortgage  loans included  in the  mortgage  pool.  See  "Affiliations  Among  Transaction  Parties,"  "Description  of the
Mortgage  Pool—Originators" and "Pooling and Servicing  Agreement—The Master Servicer and Subservicers" in
this term sheet supplement.

                                  Affiliations Among Transaction Parties

         The diagram below illustrates the various relationships among the affiliated transaction parties.

                                     Description of the Mortgage Pool

General

     The  mortgage  pool for each series will  consist of mortgage  loans,  divided  into one or more loan groups,  secured by first liens on fee simple or  leasehold  interests in one-to  four-family  residential real properties.  The property  securing the mortgage loan is referred to as the mortgaged  property.  The mortgage pool will consist of conventional, fixed-rate,  fully-amortizing,  first lien mortgage loans with terms to maturity of not more than 30 years from the date of origination.

     All of the  mortgage  loans  included  in the trust  established  for any series have been or will be purchased by the depositor  through its  affiliate,  Residential  Funding,  from  unaffiliated  sellers as described  in  this  term  sheet  supplement  and in the  related  base  prospectus  or  from  Homecomings
Financial, LLC, a wholly-owned subsidiary of the master servicer, or other affiliated sellers.

     The  mortgage  loans  included  in the trust for any series  will be selected  for  inclusion  in the mortgage  pool from among  mortgage  loans  purchased in  connection  with the Expanded  Criteria  Program described below based on the sponsor's assessment of investor preferences and rating agency criteria.

     The  depositor and  Residential  Funding will make certain  limited  representations  and  warranties regarding the mortgage loans included in the trust  established  for any series as of the date of issuance of the certificates of that series.  The depositor and Residential  Funding will be required to repurchase or  substitute  for any mortgage  loan  included in the related  mortgage pool as to which a breach of its representations  and warranties with respect to that mortgage loan occurs,  if such breach  materially and adversely  affects  the  interests  of the  certificateholders  of that  series  in any of those  mortgage loans.  Residential  Funding will not assign to the  depositor,  and  consequently  the depositor will not assign  to the  trustee  for  the  benefit  of the  certificateholders,  any  of the  representations  and warranties  made by the  mortgage  collateral  sellers  or the  right  to  require  the  related  mortgage collateral  seller to  repurchase  any such mortgage  loan if a breach of any of its  representations  and warranties  occurs.  Accordingly,  the only  representations  and warranties  regarding the mortgage loans
included  in  the  trust   established  for  any  series  that  will  be  made  for  the  benefit  of  the certificateholders  of that series will be the limited  representations and warranties made by Residential
Funding and the depositor  described in this paragraph.  See "The  Trusts—Representations  with Respect to
Mortgage Collateral" in the related base prospectus.

     A limited  amount  of losses on  mortgage  loans as to which  there was fraud in the  origination  of those  mortgage  loans will be covered by the  subordination  provided by the related Class M Certificates and Class B Certificates of that series as described in this term sheet supplement  under  "Description of the  Certificates—Allocation  of Losses;  Subordination" and, subject to any applicable  limitations,  all such losses  allocated to a class of Insured  Certificates of any series will be covered by the applicable financial guaranty insurance policy.

     The original  mortgages  for some of the mortgage  loans  included in the trust  established  for any series have been,  or in the future may be, at the sole  discretion  of the master  servicer,  recorded in the  name of  Mortgage  Electronic  Registration  Systems,  Inc.,  or  MERS,  solely  as  nominee  for the originator  and its successors and assigns,  and subsequent  assignments of those  mortgages have been, or in the future may be, at the sole discretion of the master  servicer,  registered  electronically  through the MERS®  System.  In some other cases,  the original  mortgage was or may be recorded in the name of the originator  of the  mortgage  loan,  record  ownership  was or will be later  assigned to MERS,  solely as nominee for the owner of the mortgage  loan,  and  subsequent  assignments of the mortgage were, or in the future may be, at the sole  discretion  of the master  servicer,  registered  electronically  through  the
MERS®  System.  With respect to each of these  mortgage  loans,  MERS serves as mortgagee of record on the mortgage  solely as a nominee in an  administrative  capacity on behalf of the trustee,  and does not have any interest in the mortgage  loan.  For  additional  information  regarding the recording of mortgages in the name of MERS see "Certain Yield and Prepayment  Considerations—General"  in this term sheet supplement and "Description of the Certificates—Assignment of Mortgage Loans" in the related base prospectus.

     In  connection  with mortgage  loans secured by a leasehold  interest,  if any,  Residential  Funding shall have  represented  to the  depositor  that,  among other  things:  the use of leasehold  estates for residential  properties  is an  accepted  practice  in the area where the  related  mortgaged  property is located;  residential  property in such area consisting of leasehold  estates is readily  marketable;  the lease is recorded and no party is in any way in breach of any  provision of such lease;  the  leasehold is in full force and  effect and is not  subject  to any prior  lien or  encumbrance  by which the  leasehold could be  terminated  or subject to any charge or penalty;  and the  remaining  term of the lease does not terminate less than five years after the maturity date of such mortgage loan.

     A portion of the mortgage  loans included in the trust  established  for any series may be subject to the Homeownership  and Equity Protection Act of 1994, as amended,  as of the closing date for that series, and none of the  mortgage  loans  included  in the trust  established  for any series  will be loans that, under  applicable  state or local law in effect at the time of origination of the loan, are referred to as
(1) "high  cost" or  "covered"  loans or (2) any other  similar  designation  if the law  imposes  greater restrictions  or additional  legal  liability for  residential  mortgage  loans with high interest  rates, points and/or fees.  See "Certain Legal Aspects of Mortgage  Loans—The  Mortgage  Loans—Homeownership  Act
and Similar State Laws" in the related base prospectus.

     A portion of the mortgage  loans included in the trust  established  for any series may be 30 days or more  delinquent in payment of principal  and  interest.  For a  description  of the  methodology  used to categorize mortgage loans as delinquent, see "Static Pool Information" below.

     A portion of the  mortgage  loans  included in the trust  established  for any series may be Buy-Down
Mortgage Loans or mortgage loans that have been made to an international borrower.

     A portion  of the  mortgage  loans  may be  balloon  loans  that do not  fully  amortize,  if at all, providing for a substantial principal payment due at maturity.

     Certain of the  stipulations  on the  characteristics  of the  mortgage  loans  included in the trust established  for any series may be  stipulations  regarding the Credit  Scores of the related  mortgagors.
Credit Scores are obtained by many  mortgage  lenders in connection  with  mortgage loan  applications  to help assess a borrower's  credit-worthiness.  In addition,  Credit  Scores may be obtained by  Residential
Funding after the  origination of a mortgage loan if the seller does not provide to Residential  Funding a
Credit  Score.  Credit  Scores are  obtained  from credit  reports  provided by various  credit  reporting organizations,  each of which may employ  differing  computer models and  methodologies.  The Credit Score is designed to assess a borrower's  credit history at a single point in time, using objective  information currently on file for the borrower at a particular  credit reporting  organization.  Information  utilized to create a Credit Score may include,  among other things,  payment  history,  delinquencies  on accounts,
levels  of  outstanding  indebtedness,   length  of  credit  history,  types  of  credit,  and  bankruptcy experience.  Credit  Scores  range  from  approximately  350 to  approximately  840,  with  higher  scores indicating an individual  with a more  favorable  credit  history  compared to an individual  with a lower score.  However,  a Credit  Score  purports  only to be a  measurement  of the  relative  degree of risk a borrower  represents  to a lender,  i.e., a borrower with a higher score is  statistically  expected to be less likely to default in payment  than a borrower  with a lower score.  In  addition,  it should be noted
that Credit  Scores were  developed  to indicate a level of default  probability  over a two-year  period, which does not  correspond to the life of a mortgage loan.  Furthermore,  Credit Scores were not developed specifically  for use in connection  with mortgage  loans,  but for consumer loans in general,  and assess only the borrower's past credit history.  Therefore,  a Credit Score does not take into  consideration the differences  between mortgage loans and consumer loans generally,  or the specific  characteristics of the related  mortgage loan, for example,  the LTV ratio,  the collateral for the mortgage loan, or the debt to income  ratio.  There can be no assurance  that the Credit  Scores of the  mortgagors  will be an accurate predictor of the likelihood of repayment of the mortgage loans included in the trust  established  for any series or that any  mortgagor's  Credit Score would not be lower if obtained as of the date of issuance of a class of certificates.

     A portion of the  mortgage  loans  included in the trust  established  for any series may provide for payment of a prepayment  charge for partial  prepayments and prepayments in full,  other than a prepayment occurring upon the sale of property  securing a mortgage loan. The  prepayment  charge  generally  applies to prepayments  made within up to five years  following the  origination of such mortgage loan. The amount of the  prepayment  charge  is  generally  equal to six  months'  advance  interest  on the  amount of the prepayment  that,  when added to all other amounts  prepaid  during the  twelve-month  period  immediately preceding the date of prepayment,  exceeds twenty  percent (20%) of the original  principal  amount of the mortgage loan.  Prepayment  charges  received on the mortgage loans included in the trust  established for any series will not be  available  for  distribution  on the  certificates  included in that  series.  See
"Certain Yield and Prepayment  Considerations" in this term sheet supplement and "Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments" in the related base prospectus.

Static Pool Information

     Current  static pool data with respect to mortgage loans master  serviced by  Residential  Funding is available on the internet at  www.gmacrfcstaticpool.com  (the "Static Pool Data").  Information  presented under  "RALI"  as the  issuer/shelf  and "QS" as the  series  will  include  information  regarding  prior securitizations  of mortgage  loans that are similar to the mortgage  loans  included in the mortgage pool for any series,  based on underwriting  criteria and credit quality,  and that  information is referred to in this term sheet  supplement  as Static  Pool Data.  Static Pool Data that  relates to periods  prior to
January 1, 2006, will not form part of this term sheet  supplement,  the accompanying  prospectus,  or the registration statement relating to the offered certificates.

     As used in the Static  Pool  Data,  a loan is  considered  to be "30 to 59 days" or "30 or more days"
delinquent  when a payment due on any  scheduled  due date  remains  unpaid as of the close of business on the next  following  monthly  scheduled due date; "60 to 89 days" or "60 or more days"  delinquent  when a payment due on any scheduled due date remains  unpaid as of the close of business on the second  following monthly  scheduled due date; and so on. The  determination  as to whether a mortgage loan falls into these categories  is made as of the close of business on the last  business  day of each  month.  Grace  periods and partial payments do not affect these determinations.

     From time to time,  the master  servicer  or a  subservicer  will modify a mortgage  loan,  recasting monthly payments for delinquent  borrowers who have  experienced  financial  difficulties.  Generally such borrowers  make payments  under the modified  terms for a trial period,  before the  modifications  become final.  During any such trial period,  delinquencies  are reported based on the mortgage  loan's  original payment  terms.  The trial  period is  designed  to  evaluate  both a  borrower's  desire to remain in the mortgaged  property  and,  in  some  cases,  a  borrower's  capacity  to  pay  a  higher  monthly  payment obligation.  The  trial  period  generally  may  extend  to up to six  months  before  a  modification  is finalized.  Once the  modifications  become final  delinquencies are reported based on the modified terms.
Generally  if a  borrower  fails to make  payments  during a trial  period,  the  mortgage  loan goes into foreclosure.  Historically,  the master  servicer has not modified a material  number of mortgage loans in any pool.  Furthermore,  the rating agencies  rating the  certificates  impose certain  limitations on the ability of the master servicer to modify loans.

     Charge  offs are taken  only  when the  master  servicer  has  determined  that it has  received  all payments or cash recoveries  which the master servicer  reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

     There can be no assurance that the  delinquency  and  foreclosure  experience set forth in the Static
Pool Data will be  representative  of the results  that may be  experienced  with  respect to the mortgage loans included in the trust established for any series.

Primary Mortgage Insurance and Standard Hazard Insurance

     Subject to limited  exceptions,  each of the mortgage loans included in the trust established for any series will be required to be covered by a standard  hazard  insurance  policy,  which is referred to as a primary  hazard  insurance  policy.  In addition,  subject to limited  exceptions,  and to the best of the depositor's  knowledge,  each mortgage loan included in the trust  established  for any series with an LTV ratio at origination in excess of 80% will be insured by a primary  mortgage  insurance  policy,  which is referred to as a primary  insurance  policy,  covering at least 35% of the balance of the mortgage loan at origination  if the LTV ratio is between  100.00% and 95.01%,  at least 30% of the balance of the mortgage loan at  origination  if the LTV ratio is between  95.00% and  90.01%,  at least 25% of the balance of the mortgage  loan at  origination  if the LTV ratio is  between  90.00% and  85.01%,  and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

     The  primary  insurers  for the  mortgage  loans  included  in the trust for each  series will have a claims paying  ability  acceptable,  as of the cut-off date for that series,  to the rating  agencies that have been requested to rate the related  certificates;  however,  no assurance as to the actual ability of any of the  primary  insurers  to pay  claims can be given by the  depositor,  the  issuing  entity or the underwriters.  See "Insurance Policies on Mortgage Loans or Contracts" in the related base prospectus.

The Program

     General.  Residential  Funding,  under its  Expanded  Criteria  Program,  or the  program,  purchases mortgage  loans that may not qualify  for other  first  mortgage  purchase  programs  such as those run by
Fannie  Mae or  Freddie  Mac or by  Residential  Funding  in  connection  with  securities  issued  by the depositor's  affiliate,  Residential  Funding  Mortgage  Securities  I, Inc.  However,  a  portion  of the mortgage  loans under the program  may  qualify  for the Fannie Mae or Freddie Mac  programs.  Examples of mortgage  loans that may not  qualify  for such  programs  include  mortgage  loans  secured by  non-owner occupied  properties,  mortgage  loans made to  borrowers  whose  income is not required to be provided or verified,  mortgage  loans with high LTV ratios or mortgage  loans made to borrowers  whose ratios of debt service on the  mortgage  loan to income and total debt  service on  borrowings  to income are higher than for those other  programs.  Borrowers  may be  international  borrowers.  The mortgage  loans also include mortgage  loans  secured by parcels of land that are smaller or larger than the average for these types of loans,  mortgage  loans with higher LTV ratios than in those other  programs,  and mortgage loans with LTV ratios over 80% that do not require primary  mortgage  insurance.  See "—Program  Underwriting  Standards"
below.  The  inclusion of those  mortgage  loans may present  certain  risks that are not present in those other programs.  The program is administered by Residential Funding on behalf of the depositor.

     Qualifications  of Program  Sellers.  Each  Expanded  Criteria  Program  Seller has been  selected by
Residential  Funding on the basis of criteria described in Residential  Funding's Expanded Criteria Seller
Guide, or the Seller Guide.  See "The Trusts—Qualifications of Sellers" in the related base prospectus.

     Program  Underwriting  Standards.  In accordance with the Seller Guide, the Expanded Criteria Program
Seller is required to review an application  designed to provide to the original lender  pertinent  credit
information  concerning  the  mortgagor.   As  part  of  the  description  of  the  mortgagor's  financial condition,  each mortgagor is required to furnish information,  which may have been supplied solely in the application,  regarding its assets,  liabilities,  income (except as described below),  credit history and employment  history,  and to furnish an  authorization  to apply for a credit report which  summarizes the borrower's  credit history with local  merchants and lenders and any record of  bankruptcy.  The mortgagor may also be  required  to  authorize  verifications  of  deposits  at  financial  institutions  where  the mortgagor had demand or savings accounts.  In the case of non-owner  occupied  properties,  income derived from  the  mortgaged  property  may be  considered  for  underwriting  purposes.  For  mortgaged  property consisting of a vacation or second home,  generally no income  derived from the property is considered for underwriting purposes.

     Based  on  the  data  provided  in  the  application  and  certain  verifications,   if  required,  a
determination  is made by the  original  lender that the  mortgagor's  monthly  income,  if required to be stated,  will be sufficient to enable the mortgagor to meet its monthly  obligations  on the mortgage loan and other expenses  related to the property,  including  property  taxes,  utility costs,  standard hazard insurance  and other  fixed  obligations.  Generally,  scheduled  payments  on a mortgage  loan during the first year of its term plus taxes and  insurance  and all scheduled  payments on  obligations  that extend beyond ten months,  including those mentioned above and other fixed  obligations,  must equal no more than specified  percentages of the prospective  mortgagor's gross income.  The originator may also consider the amount of liquid assets available to the mortgagor after origination.

     Certain of the  mortgage  loans have been  originated  under  "reduced  documentation"  or "no stated
income"  programs,   which  require  less   documentation  and  verification  than  do  traditional  "full documentation"  programs.  Generally,  under a  "reduced  documentation"  program,  no  verification  of a mortgagor's  stated income is undertaken by the originator.  Under a "no stated income"  program,  certain borrowers with  acceptable  payment  histories will not be required to provide any  information  regarding income  and no other  investigation  regarding  the  borrower's  income  will be  undertaken.  Under a "no income/no  asset"  program,  no  verification  of a  mortgagor's  income or assets  is  undertaken  by the originator.  The  underwriting for those mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

     The  adequacy of the  mortgaged  property as security  for  repayment  of the related  mortgage  loan generally is determined by an appraisal in accordance  with appraisal  procedure  guidelines  described in the  Seller  Guide.  Appraisers  may be  staff  appraisers  employed  by  the  originator.  The  appraisal procedure  guidelines  generally require the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property is in good condition and that  construction,  if new, has been substantially  completed.  The  appraiser  is required to consider a market data  analysis of recent sales of comparable  properties  and, when deemed  applicable,  an analysis  based on income  generated from the property,  or replacement  cost analysis based on the current cost of constructing or purchasing a similar property.  In certain  instances,  the LTV ratio is based on the appraised  value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

     Prior to assigning the mortgage  loans to the depositor,  Residential  Funding will have reviewed the underwriting  information  provided by the mortgage collateral sellers for most of the mortgage loans and, in those cases,  determined  that the mortgage loans were generally  originated in accordance with or in a manner generally  consistent with the underwriting  standards  described in the Seller Guide.  With regard to a material  portion of these mortgage  loans,  this review of  underwriting  information by Residential
Funding was performed using an automated  underwriting  system.  Any  determination  described above using an automated  underwriting  system will only be based on the  information  entered into the system and the information  the  system  is  programmed  to  review.  See "The  Trusts--Underwriting  Policies--Automated
Underwriting" in the related base prospectus.

     Because of the program  criteria and underwriting  standards  described above, the mortgage loans may experience  greater rates of  delinquency,  foreclosure  and loss than mortgage  loans required to satisfy more stringent underwriting standards.

     Billing and Payment  Procedures.  The majority of the mortgage loans require  monthly  payments to be made no  later  than  either  the 1st or 15th  day of each  month,  with a grace  period.  The  applicable servicer  sends  monthly  invoices to borrowers.  In some cases,  borrowers are provided with coupon books annually,  and no invoices are sent  separately.  Borrowers may elect for monthly  payments to be deducted automatically  from deposit accounts and may make payments by various means,  including online  transfers, phone payment and Western Union quick check,  although an additional  fee may be charged for these payment methods.  Borrowers  may also elect to pay one half of each monthly  payment  amount every other week,  in order to accelerate the amortization of their loans.

Underwriting Standards

     All of the mortgage loans in the mortgage pool were  originated in accordance  with the  underwriting
criteria  of  Residential   Funding  described  under  "—The  Program"  in  this  term  sheet  supplement.
Residential  Funding will review each mortgage loan for compliance with its  underwriting  standards prior to purchase  as  described  under "The Trusts -  Underwriting  Policies - Automated  Underwriting"  in the
related base prospectus.

     The applicable  underwriting  standards  include a set of specific criteria by which the underwriting evaluation is made.  However,  the  application  of the  underwriting  standards  does not imply that each specific  criterion  was  satisfied  individually.  Rather,  a  mortgage  loan  will be  considered  to be originated  in  accordance  with the  underwriting  standards  described  above  if,  based on an  overall qualitative  evaluation,  the loan is in  substantial  compliance  with the  underwriting  standards.  For example,  a mortgage loan may be considered to comply with the  underwriting  standards  described  above, even if one or more specific  criteria  included in the  underwriting  standards  were not  satisfied,  if other factors positively compensated for the criteria that were not satisfied.

Additional Information

     Prior to the  issuance of the  offered  certificates,  Residential  Funding  Company,  LLC may remove mortgage  loans from the mortgage  pool as a result of  incomplete  or defective  documentation,  or if it determines  that  the  mortgage  loan  does  not  satisfy  certain  characteristics.  Residential  Funding
Company,  LLC may also add a limited  number of other  mortgage  loans to the  mortgage  pool prior to the issuance of the offered certificates in substitution for removed loans.

     A current  report on Form 8-K will be available to  purchasers of the offered  certificates  and will be filed by the issuing entity, in its own name, together with the pooling and servicing  agreement,  with the  Securities  and Exchange  Commission  within  fifteen days after the initial  issuance of the offered certificates.

                                     Description of the Certificates

General

      The  trust  will  issue  certificates   pursuant  to  the  pooling  and  servicing  agreement.   The
certificates  consist of certain  publicly  offered classes of certificates as reflected in any final term sheet for a class of  certificates,  which are referred to collectively as the offered  certificates,  and one or more  classes of Class B  Certificates  which are not  publicly  offered.  The  various  classes of
Class A Certificates  are referred to  collectively  as the Class A  Certificates.  The various classes of
Class R  Certificates  are  referred  to  collectively  as the  Class R, or  Residual,  Certificates.  The
various  classes of Class A Certificates  and Class R  Certificates  are referred to  collectively  as the
Senior  Certificates.  In addition to the Senior  Certificates,  except as is  otherwise  set forth in any final term sheet  supplement  for that  series,  each series of  certificates  will include six classes of subordinate  certificates  which are  designated as the Class M-1  Certificates,  Class M-2  Certificates,
Class  M-3  Certificates,  Class B-1  Certificates,  Class B-2  Certificates  and Class B-3  Certificates,
collectively  referred to as the  subordinated  certificates.  Those classes of  certificates  that have a pass-through  rate based on an index, such as LIBOR,  plus a related  pass-through  margin are referred to collectively  as Adjustable  Rate  Certificates.  Those classes of  certificates  that have a pass-through rate  based  on  LIBOR  are  collectively  referred  to  as  the  LIBOR  Certificates.  Those  classes  of certificates  that receive a portion of the  principal  payments only on the related  mortgage  loans that have net mortgage  rates lower than the Discount Net  Mortgage  Rate are referred to  collectively  as the
Class A-P  Certificates.  Those classes of  certificates  that receive a portion of the interest  payments only from the related  mortgage  loans that have net mortgage  rates higher than the Discount Net Mortgage
Rate are referred to  collectively  as the Variable  Strip  Certificates  or Class A-V  Certificates.  See
"Glossary"  in the  related  base  prospectus  for the  meanings of  capitalized  terms and  acronyms  not otherwise defined in this term sheet supplement.

     The  certificates  of any series  will  evidence  the entire  beneficial  ownership  interest  in the related trust.  For any series the related trust will consist of:

              o   the mortgage loans;

              o   the cash  deposited in respect of the  mortgage  loans in the  Custodial  Account and in the Certificate Account and belonging to the trust;

              o   property  acquired by  foreclosure  of the mortgage  loans  transferred to that trust or deed in lieu of foreclosure;

              o   with  respect  to any class of  Insured  Certificates  of that  series,  any  applicable reserve fund and any applicable rounding account;

              o   any applicable primary insurance policies and standard hazard insurance policies;

              o   a yield maintenance agreement, if applicable; and

              o   all proceeds of any of the foregoing.

     Where the  mortgage  loans in a trust  established  for a series have been  divided  into two or more loan groups,  the Senior  Certificates  will receive  distributions  of  principal  and interest  from the mortgage  loans in the loan group or loan groups  designated in the final term sheet for any such class of certificates.

     As used in this term sheet  supplement,  references to the related (or words of similar  effect) loan group will mean, in the case of a series with  multiple loan groups,  the loan group from which a class of certificates  will receive  distributions  of principal and interest,  and, in the case of a series with a single loan group, the mortgage pool.

     For  some  series  of  certificates,   referred  to  herein  as  series  with  common  subordination, subordinate  certificates  will be  issued  related  to all  Senior  Certificates  of that  series.  These subordinate  certificates  will receive  payments on the mortgage loans in each loan group for that series and will serve as credit  enhancement  for all Senior  Certificates  of that series,  as described in this term sheet supplement.

     References to the related  mortgage loans with respect to the subordinate  certificates in any series with common subordination will mean the mortgage loans.

     For some  series  of  certificates,  referred  to herein as series  with  separate  subordination,  a separate  group of  subordinate  certificates  will be issued  related solely to that group and assigned a numerical  designation,  such as Class  I-M-1  and  Class  II-M-1,  to  denote  the  group  to  which  the certificates  belong.  These  subordinate  certificates will receive payments on the mortgage loans in the related  loan  group  and will  serve  as  credit  enhancement  solely  for the  related  group of  Senior
Certificates, as described in this term sheet supplement.

     References  to the  related  mortgage  loans with  respect  to the  subordinate  certificates  of any certificate  group in a series with  separate  subordination  will mean the mortgage  loans in the related loan group.

     As used in this term sheet  supplement,  references to the related (or words of similar effect) Class
M  Certificates  or Class B Certificates  will mean, in the case of a series with separate  subordination, the Class M Certificates or Class B Certificates in the related certificate group.

     The  Senior  Certificates,  other  than  the  Residual  Certificates,  and the  Class M  Certificates
identified  in the final  term  sheet for any class of  offered  certificates  will be  available  only in book-entry  form  through  facilities  of The  Depository  Trust  Company,  or DTC,  and are  collectively referred to as the DTC registered certificates.

     The DTC  registered  certificates  of any  series  will be  represented  by one or more  certificates registered  in the name of Cede & Co.,  as the  nominee of DTC.  No  beneficial  owner will be entitled to receive a  certificate  of any class in fully  registered  form,  or a definitive  certificate,  except as described  in this term sheet  supplement  under  "—Book-Entry  Registration  of  Certain  of the  Offered
Certificates—Definitive  Certificates."  Unless and until  definitive  certificates are issued for the DTC registered certificates under the limited circumstances described in this term sheet supplement:

                  all  references  to actions by  certificateholders  with  respect to the DTC  registered
                  certificates   shall  refer  to  actions  taken  by  DTC  upon   instructions  from  its
                  participants; and

                  all  references in this term sheet  supplement to  distributions,  notices,  reports and statements to certificateholders  with respect to the DTC registered  certificates shall refer to  distributions,  notices,  reports and  statements to DTC or Cede & Co., as the registered  holder of the DTC registered  certificates,  for  distribution to beneficial owners by DTC in accordance with DTC procedures.

Glossary of Terms

     The  following  terms are given the  meanings  shown  below to help  describe  the cash  flows on the certificates for any series:

     Accretion  Termination  Date—The  earlier  to  occur  of (i)  the  distribution  date  on  which  the
Certificate  Principal  Balance of the Accretion  Directed  Certificates has been reduced to zero and (ii)
the Credit Support Depletion Date.

     Accrual Distribution  Amount—With respect to any specified class or classes of Accrual  Certificates, if any,  of any series and each  distribution  date  preceding  the  Accretion  Termination  Rate for that class, an amount equal to the aggregate  amount of Accrued  Certificate  Interest on such class or classes of Accrual  Certificates for that date which will be added to the Certificate  Principal  Balance thereof, and  distributed  to the holders of the related class or classes of Accretion  Directed  Certificates,  as described  in any final  term sheet for that class of  certificates,  as  principal  in  reduction  of the
Certificate  Principal  Balances  thereof.  Any distributions of the Accrual  Distribution  Amount for any specified  classes or  classes  of  Accrual  Certificates  to the  related  class or classes of  Accretion
Directed  Certificates will reduce the Certificate  Principal Balances of such related class or classes of certificates  by that  amount.  The amount  that is added to the  Certificate  Principal  Balances  of any class of Accrual  Certificates  will accrue  interest  at the  pass-through  rate for that class.  On each distribution  date  on or  after  the  Accretion  Termination  Date  for a  class  of  Accretion  Directed
Certificates of any series, the entire Accrued Certificate  Interest on the Accrual  Certificates for that date will be payable to the  holders of those  certificates,  as  interest  to the extent not  required to fully reduce the amounts of the  Accretion  Directed  Certificates  to zero on the  Accretion  Termination
Date;  provided,  however,  that if the Accretion  Termination Date is the Credit Support  Depletion Date,
the entire  Accrual  Distribution  Amount for that date will be payable as  interest to the holders of the
Accrual Certificates.

     Accrued Certificate  Interest—With  respect to any class of offered certificates and any distribution date,  an amount equal to (a) in the case of each class of offered  certificates,  other than the Interest
Only  Certificates and Principal Only  Certificates,  interest accrued during the related Interest Accrual
Period on the Certificate  Principal  Balance of the certificates of that class  immediately prior to that distribution  date  at  the  related  pass-through  rate  and  (b)  in  the  case  of  the  Interest  Only
Certificates,  interest  accrued during the related Interest Accrual Period on the related Notional Amount immediately  prior to that distribution  date at the  then-applicable  pass-through rate on that class for that  distribution  date; in each case less interest  shortfalls on the mortgage loans in the related loan group included in the trust established for that series,  if any,  allocated thereto for that distribution date to the  extent  not  covered,  with  respect  to the  Senior  Certificates  for that  series,  by the subordination  provided by the related Class B Certificates  and the related Class M Certificates,  in the case of a series with separate  subordination,  or the Class B Certificates  and Class M  Certificates  of
that  series,  in the case of a series with common  subordination,  and,  only with  respect to a class of
Super  Senior  Certificates,  if  any,  by the  subordination  provided  by  the  related  Senior  Support
Certificates,  and,  only with  respect  to a class of Insured  Certificates,  if any,  by any  applicable reserve  fund  and the  additional  credit  enhancement  provided  by the  applicable  financial  guaranty insurance  policy,  and,  with  respect to the Class M  Certificates,  to the  extent  not  covered by the subordination  provided  by the  related  Class B  Certificates,  in the  case of a series  with  separate subordination,  or the  Class  B  Certificates  of  that  series,  in the  case of a  series  with  common subordination  and any  related  class or classes of Class M  Certificates,  in the case of a series  with separate  subordination  or the Class M Certificates  of that series,  in the case of a series with common subordination having a lower payment priority, including in each case:

         (i)      any  Prepayment  Interest  Shortfall  on the  mortgage  loans in the related  loan group included in the trust  established  for that series to the extent not covered by the master  servicer as  described  in  this  term  sheet  supplement  under  "Description  of  the  Certificates—Interest
     Distributions";

         (ii)     the interest  portions of Realized  Losses,  including  Excess  Special  Hazard  Losses,
     Excess Fraud Losses,  Excess Bankruptcy Losses and Extraordinary  Losses on the mortgage loans in the related  loan  group  included  in the  trust  established  for that  series  not  allocated  through subordination;

         (iii)    the interest  portion of any Advances  that were made with respect to  delinquencies  on the mortgage loans in the related loan group included in the trust  established  for that series that were  ultimately  determined  to be  Excess  Special  Hazard  Losses,  Excess  Fraud  Losses,  Excess
     Bankruptcy Losses or Extraordinary Losses; and

         (iv)     any other  interest  shortfalls on the mortgage loans in the related loan group included in the trust  established  for that series not covered by the  subordination  provided by the related
     Class  M  Certificates  or  Class B  Certificates,  including  interest  shortfalls  relating  to the
     Servicemembers  Civil Relief Act, as amended,  or similar  legislation or regulations,  all allocated as described below.

Any reductions  will be allocated  among the holders of the related  classes of certificates in proportion to the  respective  amounts  of  Accrued  Certificate  Interest  that  would  have  been  payable  on that distribution  date  from the  related  loan  group or trust  established  for  that  series  absent  these reductions.  The  shortfalls  that are  allocated  to the  Insured  Certificates,  other  than  Prepayment
Interest  Shortfalls  to the  extent  covered by amounts  due from the  master  servicer  or from funds on deposit  in the  Reserve  Fund or  shortfalls  relating  to the  application  of the Relief Act or similar legislation  or  regulations  to the  extent  covered by funds on deposit  in the  Reserve  Fund,  will be covered by the policy.  In the case of each class of Class M Certificates,  Accrued  Certificate  Interest
on that  class will be  further  reduced  by the  allocation  of the  interest  portion of certain  losses
thereto, if any, as described below         under   "—Allocation   of  Losses;   Subordination."   Accrued
Certificate  Interest  on each class of related  Senior  Certificates  will be  distributed  on a pro rata basis.  Accrued  Certificate  Interest  on each  class of  certificates  is  calculated  on the basis of a
360-day year consisting of twelve 30-day months.

     Advance—As  to any  mortgage  loan and any  distribution  date,  an  amount  equal  to the  scheduled payments of principal  and interest due on the mortgage  loan during the related Due Period which were not received as of the close of business on the business day preceding the related determination date.

     Available  Distribution  Amount—  With  respect  to any  distribution  date and each loan  group,  as applicable, an amount equal to the aggregate of:

                  the  aggregate  amount of scheduled  payments on the mortgage  loans in the related loan group due  during  the  related  Due  Period  and  received  on or prior to the  related determination  date,  after  deduction  of the  related  master  servicing  fees and any subservicing  fees,  which  are  collectively  referred  to as the  servicing  fees  and payment of any premium and to the  applicable  Certificate  Insurer  with respect to any financial guaranty insurance policy related to that series;

                  all  unscheduled  payments on the mortgage  loans in the related  loan group,  including mortgagor prepayments,  Insurance Proceeds,  Liquidation Proceeds, Subsequent Recoveries
                  and proceeds from  repurchases of and  substitutions  for these mortgage loans occurring during the preceding  calendar  month or, in the case of mortgagor  prepayments in full, during the related Prepayment Period; and

                  all  Advances  on  the  mortgage   loans  in  the  related  loan  group  made  for  that
                  distribution  date,  in each case net of amounts  reimbursable  therefrom  to the master servicer and any subservicer.

     In addition to the foregoing amounts,  with respect to unscheduled  collections on the mortgage loans included in the trust  established  for that  series,  not  including  mortgagor  prepayments,  the master servicer  may elect to treat such  amounts as included in the related  Available  Distribution  Amount for the  distribution  date in the month of receipt,  but is not obligated to do so. As described in this term sheet supplement under "—Principal  Distributions on the Senior  Certificates," any amount with respect to which such  election is so made shall be treated as having been  received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest  distributions  to any class of  certificates.  With  respect to any  distribution  date,  the  determination  date is the second business day prior to that distribution date.

     Available Funds Cap—With  respect to any  distribution  date on or before the  distribution  date set forth in any final term sheet for a class of  certificates  and the  related  classes of  certificates,  a certain rate per annum,  plus  amounts,  if any,  paid  pursuant to the yield  maintenance  agreement  and allocated  to  that  class  of  certificates,  expressed  as  a  per  annum  rate.  With  respect  to  any distribution  date on or before  the  distribution  date set forth in any final  term sheet for a class of certificates and the related classes of certificates, a certain rate per annum.

     Capitalization  Reimbursement  Amount—With  respect to any  distribution  date and each loan group as determined  separately for each loan group,  the amount of Advances or Servicing  Advances that were added to the  outstanding  principal  balance  of the  mortgage  loans in the  related  loan  group  during  the preceding  calendar  month and  reimbursed  to the  master  servicer  or  subservicer  on or prior to such distribution date, plus the related Capitalization  Reimbursement  Shortfall Amount remaining unreimbursed from any prior  distribution  date for that series and reimbursed to the master servicer or subservicer on or  prior  to  such  distribution  date.  The  master  servicer  or  subservicer  will be  entitled  to be reimbursed  for these amounts only from the  principal  collections  on the mortgage  loans in the related loan group.

     Capitalization  Reimbursement  Shortfall  Amount—With  respect  to any  distribution  date and a loan group,  the amount,  if any, by which the amount of Advances or Servicing  Advances that were added to the principal  balance of the mortgage  loans in the related loan group during the  preceding  calendar  month exceeds  the amount of  principal  payments  on the  mortgage  loans  included  in the  related  Available
Distribution Amount for that series and distribution date.

     Certificate  Principal  Balance—With respect to any offered certificate of any series, other than the
Interest  Only  Certificates,  as of any  date of  determination,  an  amount  equal to the sum of (x) the initial  Certificate  Principal  Balance of that  certificate  and (y) in the case of any class of Accrual
Certificates,  if any,  an amount  equal to the  Accrued  Certificate  Interest  added to the  Certificate
Principal  Balance  of  that  class  of  Accrual  Certificates  on each  distribution  date  prior  to the applicable  Accretion  Termination  Date for that  series,  reduced by the  aggregate  of (a) all  amounts allocable to principal  previously  distributed with respect to that certificate and (b) any reductions in the  Certificate  Principal  Balance  of that  certificate  deemed to have  occurred  in  connection  with allocations  of Realized  Losses for that series in the manner  described  in this term sheet  supplement, provided that,  after the Certificate  Principal  Balances of the Class B  Certificates,  in the case of a series  with  common  subordination,  or the  related  Class B  Certificates  in the case of a series with separate  subordination,  for that series have been reduced to zero, the Certificate  Principal Balance of any  certificate  of the class of the  related  Class M  Certificates  for that  series  with the  highest payment  priority to which Realized  Losses,  other than Excess  Bankruptcy  Losses,  Excess Fraud Losses,
Excess  Special  Hazard  Losses and  Extraordinary  Losses on the  mortgage  loans  included  in the trust established for that series,  have been allocated shall be increased by the percentage  interest evidenced thereby multiplied by the amount of any Subsequent  Recoveries not previously  allocated,  but not by more than the amount of Realized Losses  previously  allocated to reduce the Certificate  Principal  Balance of that certificate,  and the Certificate  Principal  Balance of the class of certificates,  in the case of a series with common subordination,  or related certificates in a series with separate  subordination,  with a  Certificate  Principal  Balance  greater than zero with the lowest  payment  priority  shall be further reduced by an amount equal to the  percentage  interest  evidenced  thereby  multiplied by the excess,  if any,  of (i) the  then-aggregate  Certificate  Principal  Balance of all classes of  certificates  of that series then  outstanding  over (ii) the  then-aggregate  Stated  Principal  Balance of all of the mortgage loans, in the case of a series with common  subordination,  or the related mortgage loans in a series with separate subordination.

     Class A-P Collection  Shortfall— With respect to any  distribution  date and a loan group, the extent to  which  (1)  the  amount  included  under  clause  (iii)  of the  definition  of  Class  A-P  Principal
Distribution  Amount  for that  distribution  date and loan  group,  as  applicable,  is less than (2) the amount  described  in (a)  under  clause  (iii) of such  definition  of Class A-P  Principal  Distribution
Amount.  Notwithstanding any other provision of this term sheet supplement,  any distribution  relating to any Class A-P Collection Shortfall,  in the case of a series with common subordination,  to the extent not covered by any amounts  otherwise  distributable to the Class B-3 Certificates of that series shall result in a reduction  of the amount of  principal  distributions  on that  distribution  date on (i) first,  the
Class B-2  Certificates and Class B-1  Certificates,  and (ii) second,  the Class M Certificates,  in each case in reverse order of their payment priority,  or in the case of a series with separate  subordination, to the extent not covered by any amounts  otherwise  distributable  to the related Class B-3  Certificates of that series shall result in a reduction of the amount of principal  distributions on that  distribution date on (i) first,  the related Class B-2 Certificates and Class B-1  Certificates,  and (ii) second,  the related Class M Certificates, in each case in reverse order of their payment priority.

     Class A-P Principal  Distribution  Amount—With  respect to any  distribution  date and loan group, as applicable,  a distribution  allocable to principal made to holders of the related Class A-P  Certificates from the related Available  Distribution  Amount remaining after the related Senior Interest  Distribution
Amount is distributed, equal to the aggregate of:

         (i)      the  related  Discount  Fraction  of the  principal  portion  of the  scheduled  monthly payment on each  Discount  Mortgage Loan in the related loan group due during the related Due Period, whether or not received on or prior to the related  determination  date,  less the Discount  Fraction of  the  principal  portion  of any  related  Debt  Service  Reductions  which  together  with  other
     Bankruptcy Losses are in excess of the Bankruptcy Amount;

         (ii)     the related Discount  Fraction of the principal  portion of all unscheduled  collections on each Discount  Mortgage Loan in the related loan group,  other than amounts received in connection with a Final  Disposition of a Discount  Mortgage Loan in the related loan group  described in clause
     (iii) below,  including  mortgagor  prepayments,  repurchases  of Discount  Mortgage Loans or, in the case of a substitution,  amounts representing a principal adjustment,  as required by the pooling and servicing  agreement,  Liquidation  Proceeds,  Subsequent  Recoveries and Insurance Proceeds,  to the
     extent applied as recoveries of principal,  received  during the preceding  calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

         (iii)    in  connection  with the Final  Disposition  of a Discount  Mortgage Loan in the related loan group that did not result in any Excess  Special  Hazard  Losses,  Excess Fraud  Losses,  Excess
     Bankruptcy  Losses or  Extraordinary  Losses,  an amount  equal to the  lesser of (a) the  applicable
     Discount  Fraction of the Stated Principal  Balance of that Discount  Mortgage Loan immediately prior to that  distribution  date and (b) the aggregate  amount of  collections  on that Discount  Mortgage
     Loan to the extent applied as recoveries of principal;

         (iv)     any amounts  allocable  to  principal  for any  previous  distribution  date  calculated pursuant to clauses (i) through (iii) above that remain undistributed; and

         (v)      an amount equal to the  aggregate of the related  Class A-P  Collection  Shortfalls  for all  distribution  dates on or prior to such  distribution  date,  less any  amounts  paid under this clause on a prior distribution  date, until paid in full;  provided,  that  distributions  under this clause  (v) shall  only be made to the extent of  Eligible  Funds for such group on any  distribution date; minus

         (vi)     the  related  Discount  Fraction  of the  portion  of the  Capitalization  Reimbursement
     Amount for the  related  loan group for such  distribution  date,  if any,  related to each  Discount
     Mortgage Loan in the related loan group.

Notwithstanding  the forgoing,  on or after the Credit  Support  Depletion  Date,  the Class A-P Principal
Distribution  Amount  with  respect  to any  distribution  date and loan  group  will  equal the  Discount
Fraction of the principal portion of scheduled payments and unscheduled  collections  received or advanced in respect of Discount  Mortgage  Loans in the related loan group minus the related  Discount  Fraction of the  portion of the  related  Capitalization  Reimbursement  Amount for such  distribution  date,  if any, related to each Discount Mortgage Loan in the related loan group.

     Class M  Percentage—  With  respect to the Class M-1,  Class M-2 and Class M-3  Certificates  for any
series  with common  subordination  and any  distribution  date,  a  percentage  equal to the  Certificate
Principal  Balance of the related class of Class M Certificates of that series  immediately  prior to that distribution  date  divided  by the  aggregate  Stated  Principal  Balance  of all of the  mortgage  loans included  in the trust  established  for that  series,  other than the  related  Discount  Fraction of the
Stated  Principal  Balance of each  Discount  Mortgage  Loan for that  series,  immediately  prior to that distribution  date.  With respect to the Class M-1,  Class M-2 and Class M-3  Certificates  related to any loan group for any series with separate  subordination  and any distribution  date, a percentage that will equal the Certificate  Principal  Balance of the class of related Class M Certificates  immediately  prior to that  distribution  date divided by the aggregate Stated Principal Balance of all of the mortgage loans in the related loan group,  other than the related  Discount  Fraction of each  Discount  Mortgage Loan in that loan group, immediately prior to that distribution date.

     Credit Support Depletion Date— For any series that is a series with common  subordination,  the first distribution  date on which the Senior  Percentage  equals 100%,  and for any series that is a series with separate  subordination  and  each  loan  group,  the  first  distribution  date on  which  the  aggregate
Certificate  Principal  Balance of the related Class M  Certificates  and the related Class B Certificates has been reduced to zero.

     Deceased  Holder—For any series with a class of Random Lot Insured  Certificates,  a beneficial owner of a Random  Lot  Insured  Certificate  of that  class  who was a natural  person  living at the time that holder's  interest  was  acquired  and whose  executor  or other  authorized  representative  causes to be furnished  to the  participant,  evidence of death  satisfactory  to the  participant  and any tax waivers requested by the participant.

     Discount  Fraction—With  respect to each  Discount  Mortgage  Loan included in each loan group of any series, a fraction,  expressed as a percentage,  the numerator of which is the Discount  Mortgage Rate for that loan group minus the Net Mortgage Rate for such Discount  Mortgage Loan and the  denominator of which is the Discount  Mortgage Rate for that loan group. The Class A-P  Certificates  related to any loan group will be entitled to payments  based on the Discount  Fraction of the Discount  Mortgage  Loans included in the related loan group.

     Discount  Mortgage  Loan—Any  mortgage loan included in the trust  established  for any series with a
Net Mortgage Rate less than the related Discount Net Mortgage Rate.

     Discount Net Mortgage  Rate—With  respect to any series and any loan group, as set forth in any final term sheet for a class of certificates.

     Due Date—With  respect to any  distribution  date and any mortgage  loan, the date during the related
Due Period on which scheduled payments are due.

     Due Period—With  respect to any distribution  date, the calendar month in which the distribution date occurs.

     Eligible  Funds—With  respect  to any  distribution  date and for each loan group of any  series,  an amount  equal to the excess of (i) the  related  Available  Distribution  Amount  over (ii) the sum of the
related  Senior  Interest   Distribution   Amount,  the  related  Senior  Principal   Distribution  Amount
(determined  without regard to clause (iv) of the definition of "Senior Principal  Distribution  Amount"), the related  Class A-P  Principal  Distribution  Amount  (determined  without  regard to clause (v) of the definition  of "Class  A-P  Principal  Distribution  Amount")  and,  in the case of a series  with  common subordination,  the aggregate amount of Accrued  Certificate  Interest on the Class M, Class B-1 and Class
B-2  Certificates  for that  series.,  and,  in the  case of a series  with  separate  subordination,  the aggregate  amount of Accrued  Certificate  Interest  on the  related  Class M,  Class  B-1,  and Class B-2
Certificates.

     Excess Bankruptcy  Losses—  Bankruptcy Losses on the mortgage loans included any loan group in excess of the Bankruptcy Amount for that loan group.

     Excess Fraud Losses— Fraud Losses on the mortgage  loans  included in any loan group in excess of the
Fraud Loss Amount for that loan group.

     Excess  Special  Hazard  Losses—  Special  Hazard Losses on the mortgage  loans  included in any loan group in excess of the Special Hazard Amount for that loan group.

     Excess  Subordinate  Principal Amount— For any series that is a series with common  subordination and with respect to a loan group and any distribution  date on which the Certificate  Principal Balance of the most  subordinate  class or classes of certificates  related to that loan group then  outstanding is to be reduced to zero and on which  Realized  Losses are to be  allocated  to that class or those  classes,  the amount,  if any, by which (i) the amount of principal that would otherwise be  distributable on that class or those classes of certificates  on that  distribution  date is greater than (ii) the excess,  if any, of the aggregate  Certificate  Principal  Balance of that class or those classes of certificates  immediately prior to that  distribution  date over the  aggregate  amount of Realized  Losses to be  allocated to that class or those classes of  certificates  on that  distribution  date, as reduced by any amount  calculated with  respect  to that loan  group  pursuant  to clause  (v) of the  definition  of "Class  A-P  Principal
Distribution  Amount."  The Excess  Subordinate  Principal  Amount will be  allocated  among the groups of
Senior  Certificates  on a pro rata basis,  based on the amount of Realized  Losses in the respective loan groups allocated to the certificates on that distribution date.

     For any series  that is a series with  separate  subordination  and with  respect to a loan group and any  distribution  date on which  the  Certificate  Principal  Balance  of the most  subordinate  class or classes of  certificates  related to a loan group then  outstanding  is to be reduced to zero and on which
Realized Losses are to be allocated to that class or those classes,  the amount,  if any, by which (i) the amount of principal that would otherwise be  distributable  on that class or those classes of certificates on that  distribution  date is  greater  than  (ii)  the  excess,  if any,  of the  aggregate  Certificate
Principal  Balance of that class or those classes of certificates  immediately  prior to that distribution date over the  aggregate  amount of  Realized  Losses to be  allocated  to that class or those  classes of certificates  on that  distribution  date, as reduced by any amount  calculated  pursuant to clause (v) of the related definition of "Class A-P Distribution  Amount." The Excess  Subordinate  Principal Amount will be allocated between the Senior  Certificates  (other than the related Class A-P  Certificates),  on a pro rata  basis,  and then to the Class M  Certificates  in order of  payment  priority  related  to each loan group,  in accordance  with the amount of Realized  Losses on the mortgage loans in the related loan group allocated to the related certificates on that distribution date.

     Final  Disposition—With  respect to a defaulted  mortgage loan, a Final Disposition is deemed to have occurred  upon a  determination  by the master  servicer  that it has  received  all  Insurance  Proceeds,
Liquidation  Proceeds and other payments or cash recoveries  which the master  servicer  reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

     Interest  Accrual   Period—For  all  classes  of   certificates,   other  than  the  Adjustable  Rate
Certificates,  the calendar month preceding the month in which the distribution date occurs.  The Interest
Accrual Period for the Adjustable  Rate  Certificates is the one-month  period  commencing on the 25th day of the month preceding the month in which the  distribution  date occurs and ending on the 24th day of the month in which  the  distribution  date  occurs.  Notwithstanding  the  foregoing,  the  distributions  of interest  on any  distribution  date for all  classes  of  certificates,  including  the  Adjustable  Rate
Certificates,  will reflect  interest  accrued,  and receipts for that interest  accrued,  on the mortgage loans in the related loan group for the  preceding  calendar  month,  as may be reduced by any  Prepayment
Interest  Shortfall and other  shortfalls in collections of interest to the extent  described in this term sheet supplement.

     Lockout Percentage—As described in any final term sheet for a class of certificates.

     Net Mortgage  Rate—As to a mortgage  loan,  the  mortgage  rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

     Non-Discount Mortgage Loan—The mortgage loans other than the Discount Mortgage Loans.

     Notional  Amount—As  of any date of  determination,  the  Notional  Amount of any  class of  Notional
Certificates is equal to all or a portion of the aggregate  Certificate  Principal  Balance of the related
Certificates  immediately prior to that date.  Reference to a Notional Amount with respect to any Interest
Only  Certificate is solely for convenience in specific  calculations  and does not represent the right to receive any distributions allocable to principal.

     Notional  Certificates — Any class of  certificates  for which interest  accrues on a Notional Amount based on the aggregate Certificate Principal Balance of another class of certificates.

     Random Lot Insured  Certificates—For  any series,  any class of Insured  Certificates  of that series subject to random lot procedures and certain rules  regarding the  procedures,  practices and  limitations applicable  to the  distribution  of principal on the related  mortgage  loans,  as described in this term sheet supplement and any final term sheet for that class.

     Record  Date—With  respect to any  certificates,  other than the Adjustable Rate  Certificates for so long as the Adjustable Rate  Certificates are in book-entry form, and any distribution  date, the close of business on the last business day of the preceding  calendar  month.  With respect to the Adjustable  Rate
Certificates and any distribution  date provided the Adjustable Rate  Certificates are in book-entry form, the close of business on the business day prior to that distribution date.

     Senior Accelerated  Distribution  Percentage— The Senior Accelerated  Distribution Percentage for any
distribution  date and any loan group  occurring  after the first five years  following  the closing  date will be as follows:

                  for any  distribution  date  during the sixth year after the closing  date,  the related
                  Senior  Percentage  for  that  distribution  date  plus 70% of the  related  Subordinate
                  Percentage for that distribution date;

                  for any  distribution  date during the seventh year after the closing date,  the related
                  Senior  Percentage  for  that  distribution  date  plus 60% of the  related  Subordinate
                  Percentage for that distribution date;

                  for any  distribution  date during the eighth year after the closing  date,  the related
                  Senior  Percentage  for  that  distribution  date  plus 40% of the  related  Subordinate
                  Percentage for that distribution date;

                  for any  distribution  date  during the ninth year after the closing  date,  the related
                  Senior  Percentage  for  that  distribution  date  plus 20% of the  related  Subordinate
                  Percentage for that distribution date; and

                  for  any  distribution   date  thereafter,   the  related  Senior  Percentage  for  that
                  distribution date.

If on any  distribution  date the Senior  Percentage for the related loan group exceeds the initial Senior
Percentage  for that loan group the Senior  Accelerated  Distribution  Percentage  for that loan group for that distribution date will once again equal 100%.

     Any scheduled  reduction to the Senior  Accelerated  Distribution  Percentage  for a loan group shall not be made as of any distribution date unless either:

         (a)(i)(X)  the  outstanding  principal  balance  of  mortgage  loans in the  related  loan  group delinquent 60 days or more,  including  mortgage loans in foreclosure and REO, averaged over the last six months,  as a  percentage  of the  aggregate  outstanding  Certificate  Principal  Balance of the related  Class  M  Certificates  and  related  Class B  Certificates,  is  less  than  50% or (Y) the outstanding  principal  balance of mortgage  loans in the related  loan group  delinquent  60 days or more,  including  mortgage  loans in  foreclosure  and REO,  averaged over the last six months,  as a percentage of the aggregate  outstanding  principal balance of all mortgage loans in the related loan group averaged over the last six months, does not exceed 2%, and

         (ii)     Realized  Losses  on the  mortgage  loans  in the  related  loan  group to date for that distribution date, if occurring during the sixth,  seventh,  eighth, ninth or tenth year, or any year thereafter,  after the closing date,  are less than 30%, 35%, 40%, 45% or 50%,  respectively,  of the sum of the initial  Certificate  Principal  Balances of the related Class M Certificates  and related
     Class B Certificates; or

         (b)(i)  the  outstanding   principal  balance  of  mortgage  loans  in  the  related  loan  group delinquent 60 days or more,  including  mortgage loans in foreclosure and REO, averaged over the last six months, as a percentage of the aggregate  outstanding  principal balance of all mortgage loans in the related loan group averaged over the last six months, does not exceed 4%, and

         (ii)     Realized  Losses  on the  mortgage  loans  in the  related  loan  group to date for that distribution date, if occurring during the sixth,  seventh,  eighth,  ninth or tenth year or any year thereafter,  after the closing date,  are less than 10%, 15%, 20%, 25% or 30%,  respectively,  of the sum of the initial  Certificate  Principal  Balances of the related Class M Certificates  and related
     Class B Certificates.

     Notwithstanding  the foregoing,  upon reduction of the Certificate  Principal  Balances of the Senior
Certificates  related to a loan  group,  other  than the  related  Class A-P  Certificates,  to zero,  the related Senior Accelerated Distribution Percentage will equal 0%.

     Senior  Interest  Distribution  Amount— With  respect to any  distribution  date and loan group,  the amount  of  Accrued  Certificate  Interest  to be  distributed  to  the  holders  of  the  related  Senior
Certificates for that distribution date.

     Senior  Percentage—For  each loan group of any series and with respect to each distribution date, the percentage  equal  to  the  aggregate  Certificate  Principal  Balance  of the  related  group  of  Senior
Certificates,  other than the related Class A-P Certificates,  immediately prior to that distribution date divided by the aggregate  Stated  Principal  Balance of all of the mortgage  loans included in the related loan group,  other than the related  Discount  Fraction of the Stated  Principal  Balance of the  Discount
Mortgage  Loans in that loan group,  immediately  prior to that  distribution  date.  The  initial  Senior
Percentage  is  less  than  the  initial  percentage  interest  in  the  trust  evidenced  by  the  Senior
Certificates  in the  aggregate  because  that  percentage  is  calculated  without  regard to either  the
Certificate  Principal  Balance  of the Class A-P  Certificates  or the  Discount  Fraction  of the Stated
Principal Balance of each Discount Mortgage Loan.

     Senior Principal  Distribution  Amount— With respect to any  distribution  date and a loan group, the lesser of (a) the  balance of the  related  Available  Distribution  Amount  remaining  after the  related
Senior  Interest  Distribution  Amount and related Class A-P  Principal  Distribution  Amount  (determined without  regard to clause (v) of the  definition of "Class A-P Principal  Distribution  Amount"),  in each case, for the related loan group have been distributed and (b) the sum of:

         (i)      the product of (A) the  then-applicable  related Senior Percentage and (B) the aggregate of the following amounts:

              (1) the principal  portion of all scheduled  monthly  payments on the mortgage  loans in the related loan group other than the related  Discount  Fraction of the  principal  portion of those payments  with respect to each Discount  Mortgage Loan in the related loan group,  due during the related Due Period,  whether or not received on or prior to the related  determination date, less the principal  portion of Debt Service  Reductions,  other than the related Discount  Fraction of the  principal  portion  of the Debt  Service  Reductions  with  respect  to each  such  Discount
         Mortgage Loan in the related loan group,  which  together with other  related  Bankruptcy  Losses are in excess of the related Bankruptcy Amount;

              (2) the  principal  portion of all  proceeds  of the  repurchase  of a mortgage  loan in the related  loan  group  or,  in the  case  of a  substitution,  amounts  representing  a  principal adjustment,  other than the related Discount  Fraction of the principal portion of those proceeds with  respect to each  Discount  Mortgage  Loan in the  related  loan  group,  as required by the pooling and servicing agreement during the preceding calendar month; and

              (3) the  principal  portion  of all  other  unscheduled  collections,  including  Subsequent
         Recoveries,  received  with  respect to the  related  loan group  during the  preceding  calendar month,  other than full and partial mortgagor  prepayments and any amounts received in connection with a Final  Disposition  of a mortgage  loan  described  in clause  (ii)  below,  to the extent applied as  recoveries of principal,  other than the related  Discount  Fraction of the principal portion of those  unscheduled  collections,  with respect to each  Discount  Mortgage Loan in the related loan group;

         (ii)     in connection  with the Final  Disposition  of a mortgage loan in the related loan group
     (x) that occurred in the preceding  calendar  month and (y) that did not result in any Excess Special
     Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses or Extraordinary  Losses,  an amount equal to the lesser of:

               (1)the  then-applicable  related Senior  Percentage for that series of the Stated Principal
          Balance of the mortgage loan, other than the related  Discount  Fraction of the Stated Principal
          Balance, with respect to a Discount Mortgage Loan; and

               (2)the then-applicable  related Senior Accelerated  Distribution Percentage for that series of the related  unscheduled  collections on the mortgage loans included in the trust established for that series,  including Insurance Proceeds and Liquidation  Proceeds,  to the extent applied as  recoveries  of  principal,  in each case other than the  portion  of the  collections,  with respect to a Discount  Mortgage Loan in the related loan group,  included in clause (iii) of the definition of Class A-P Principal Distribution Amount;

         (iii)    the then-applicable  related Senior Accelerated  Distribution Percentage for that series of the aggregate of all partial  mortgagor  prepayments  on the mortgage  loans included in the trust established  for that series made during the preceding  calendar  month and mortgagor  prepayments in full made during the related  Prepayment  Period with respect to the related  loan group,  other than the related Discount Fraction of mortgagor  prepayments,  with respect to each Discount Mortgage Loan in the related loan group;

         (iv)     any Excess  Subordinate  Principal  Amount  allocated to the related loan group for that distribution date; and

         (v)      any amounts  allocable  to  principal  for any  previous  distribution  date  calculated pursuant  to clauses (i) through  (iii)  above that  remain  undistributed  to the extent that any of those amounts are not  attributable  to Realized  Losses which were  allocated to the related Class M
     Certificates or the related Class B Certificates; minus

         (vi)     the related  Capitalization  Reimbursement  Amount for that series on such  distribution date,  other  than the  related  Discount  Fraction  of any  portion of that  amount  related to each
     Discount  Mortgage Loan in the related loan group,  multiplied by a fraction,  the numerator of which is the  related  Senior  Principal  Distribution  Amount for that series on such  distribution  date, without giving effect to this clause (vi),  and the  denominator of which is the sum of the principal distribution  amounts for all classes of related  certificates  of that series other than the related
     Class A-P  Certificates,  payable from the Available  Distribution  Amount for the related loan group without giving effect to any reductions for the related Capitalization Reimbursement Amount.

     Senior  Support  Certificates  — For any  series,  any class of Senior  Certificates  of that  series specified to be senior support certificates in any final term sheet for that class of certificates.

     Subordinate  Percentage—  With  respect  to  any  loan  group,  as of any  date  of  determination  a percentage equal to 100% minus the Senior Percentage for that loan group as of that date.

     Subsequent  Recoveries—Subsequent  recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

     Super Senior Optimal  Percentage— For any specified class or classes of Super Senior  Certificates of any  series  and as to any  distribution  date on or after  the  Credit  Support  Depletion  Date for that series,  a  percentage  expressed  as a fraction,  the  numerator  of which is the  Certificate  Principal
Balance  of  those  Super  Senior  Certificates  immediately  prior  to  that  distribution  date  and the denominator of which is the aggregate  Certificate  Principal  Balance of the Senior  Certificates  (other than the Class A-P Certificates) immediately prior to that distribution date.

     Super Senior  Optimal  Principal  Distribution  Amount— For any  specified  class or classes of Super
Senior  Certificates  of any  series  and as to any  distribution  date on or  after  the  Credit  Support
Depletion  Date for that series and with  respect to those Super Senior  Certificates,  an amount equal to the product of (a) the related Super Senior  Optimal  Percentage  and (b) the amounts  described in clause
(b) of the definition of Senior Principal Distribution Amount for that series.

Interest Distributions

     Holders  of  each  class  of  Senior  Certificates  of any  series  other  than  the  Principal  Only
Certificates  will be  entitled  to  receive  interest  distributions  in an amount  equal to the  Accrued
Certificate  Interest on that class on each  distribution  date,  to the extent of the  related  Available
Distribution  Amount for that series for that  distribution  date,  commencing  on the first  distribution date in the case of all classes of Senior  Certificates of that series entitled to interest  distributions other than the Accrual  Certificates,  if any, and commencing on the Accretion  Termination  Date for that series in the case of the  Accrual  Certificates.  To the  extent  provided  in any final term sheet for a class of  certificates,  holders of any class of  certificates  intended to be the  beneficiary of a yield maintenance  agreement  will also be entitled to receive  payments,  if any,  made  pursuant to such yield maintenance agreement.

     Holders of each class of Class M  Certificates  of any series will be  entitled  to receive  interest distributions in an amount equal to the Accrued  Certificate  Interest on that class on each  distribution date, to the extent of the Available  Distribution  Amount the related loan group, in the case of a series with separate  subordination,  and each loan group, in the case of a series with common subordination,  on that  distribution date after  distributions of interest and principal to the Senior  Certificates of that series,  reimbursements  for some  Advances  on the  mortgage  loans in the related  mortgage  pool to the master servicer and  distributions  of interest and principal to any class of Class M Certificates of that series having a higher payment priority.

     As described in the definition of "Accrued  Certificate  Interest",  Accrued Certificate  Interest on
each  class of  Certificates  is  subject  to  reduction  in the event of  specified  interest  shortfalls allocable to that class.  However,  in the event that any  interest  shortfall is allocated to any Insured
Certificates  of a  series,  the  amount  of the  allocated  interest  shortfall  will be drawn  under the applicable  financial  guaranty  policy  and  distributed  to the  holders  of the  Insured  Certificates;
provided  that no such draw will be made in respect of any  interest  shortfall  otherwise  covered by the master  servicer  in the  form of a  reduction  in its  servicing  compensation  or by the  Reserve  Fund.
However,  if payments  were not made as required  under the  applicable  financial  guaranty  policy,  any interest  shortfalls  may be  allocated  to the Insured  Certificates  as set forth in the  definition  of
"Accrued Certificate Interest."

     The Principal Only Certificates are not entitled to distributions of interest.

     Prepayment  Interest  Shortfalls  will result because  interest on prepayments in full is paid by the related  mortgagor only to the date of  prepayment,  and because no interest is distributed on prepayments in part,  as these  prepayments  in part are applied to reduce the  outstanding  principal  balance of the related mortgage loans as of the Due Date in the month of prepayment.

     However,  with respect to any distribution date for any series,  any Prepayment  Interest  Shortfalls resulting  from  prepayments in full or prepayments in part made on a mortgage loan in a loan group during the preceding calendar month that are being distributed to the related  certificateholders  of that series on that distribution  date will be offset by the master servicer,  but only to the extent those Prepayment
Interest  Shortfalls  do not  exceed an amount  equal to the  lesser of (a)  one-twelfth  of 0.125% of the aggregate Stated Principal Balance of the mortgage loans in the related loan group  immediately  preceding that  distribution  date and (b) the sum of the master  servicing  fee payable to the master  servicer for its master  servicing  activities  and  reinvestment  income  received  by the master  servicer on amounts payable  with  respect to the  mortgage  loans in the related  loan group on that  distribution  date.  No assurance  can be given that the master  servicing  compensation  available to cover  Prepayment  Interest
Shortfalls will be sufficient  therefor.  Any Prepayment  Interest Shortfalls which are not covered by the master  servicer on any  distribution  date will not be reimbursed on any future  distribution  date.  See
"Pooling and Servicing  Agreement—Servicing  and Other  Compensation and Payment of Expenses" in this term sheet supplement.

     If on any distribution  date the Available  Distribution  Amount with respect to a loan group is less than the  Accrued  Certificate  Interest on the Senior  Certificates  payable  from that loan  group,  the shortfall  will be allocated  among the holders of the related  Senior  Certificates  in proportion to the respective  amounts of Accrued  Certificate  Interest  payable from that loan group for that  distribution date.  In  addition,  the  amount of any such  interest  shortfalls  that are  covered  by  subordination, specifically,  interest  shortfalls not described in clauses (i) through (iv) in the definition of Accrued
Certificate  Interest,  will be unpaid Accrued  Certificate  Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent  distribution  dates, in each case to the  extent of  available  funds for the  related  loan  group  after  interest  distributions  as described in this term sheet supplement.  However,  any interest shortfalls  resulting from the failure of the yield maintenance  agreement  provider to make payments  pursuant to the yield  maintenance  agreement will not be unpaid Accrued  Certificate  Interest and will not be paid from any source on any distribution date.

     Interest  shortfalls that are  distributable  on future  distribution  dates as described above could occur,  for  example,  if  delinquencies  on the  mortgage  loans  included in the related loan group were exceptionally  high and were  concentrated  in a particular  month and Advances by the master servicer did not  cover  the  shortfall.  Any  amounts  so  carried  forward  will  not  bear  interest.  Any  interest shortfalls  will not be offset by a reduction  in the  servicing  compensation  of the master  servicer or otherwise,  except to the limited  extent  described  in the second  preceding  paragraph  with respect to
Prepayment Interest Shortfalls.

     Prior to the distribution date on which the Accretion  Termination Date occurs,  interest  shortfalls allocated  to Accrual  Certificates,  if any,  will  reduce the  amount  that is added to the  Certificate
Principal Balance of those  certificates in respect of Accrued  Certificate  Interest on that distribution date, and will result in a corresponding  reduction of the amount available for distributions  relating to principal on Accretion  Directed  Certificates  and Accrual  Certificates  and will cause the  Certificate
Principal  Balances of those  certificates  to be reduced to zero later than would  otherwise be the case.
See "Certain  Yield and Prepayment  Considerations"  in this term sheet  supplement.  Because any interest shortfalls  allocated to Accrual  Certificates,  if any, prior to the Accretion  Termination Date for that series will result in the Certificate  Principal Balance of those  certificates being less than they would otherwise be, the amount of Accrued  Certificate  Interest that will accrue on those  certificates  in the future and the amount  that will be  available  for  distributions  relating  to  principal  on  Accretion
Directed Certificates and Accrual Certificates will be reduced.

     The  pass-through  rates on all classes of offered  certificates  will be as  described  in any final term sheet for a class of certificates.

     The pass-through  rate on the Variable Strip  Certificates on each  distribution  date will equal the weighted average,  based on the Stated Principal Balance of the mortgage loans immediately  preceding that distribution  date, of the pool strip rates on each of the mortgage  loans in the related loan group.  The pool strip rate on any  mortgage  loan is equal to its Net  Mortgage  Rate minus the Discount Net Mortgage
Rate, but not less than 0.00%.

     As  described  in this term sheet  supplement,  the Accrued  Certificate  Interest  allocable to each class of certificates,  other than the Principal Only  Certificates,  of any series which are not entitled to distributions of interest,  of any series is based on the Certificate  Principal  Balance of that class or, in the case of any class of the Interest Only Certificates, on the Notional Amount of that class.

Determination of LIBOR

     LIBOR  for any  class of LIBOR  Certificates  and any  Interest  Accrual  Period  after  the  initial
Interest Accrual Period will be determined as described in the three succeeding paragraphs.

     LIBOR shall be  established  by the trustee for each Interest  Accrual  Period other than the initial
Interest  Accrual Period,  LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate  Screen Page 3750 of the Moneyline  Telerate  Capital  Markets  Report as of 11:00
A.M.,  London time,  on the second  LIBOR  business  day prior to the first day of that  Interest  Accrual
Period,  or the LIBOR rate  adjustment  date.  Telerate  Screen Page 3750 means the display  designated as page 3750 on the  Telerate  Service or any other page as may  replace  page 3750 on that  service  for the purpose of  displaying  London  interbank  offered  rates of major  banks.  If the rate does not appear on that page or any other  page as may  replace  that page on that  service,  or if the  service is no longer offered,  any other service for displaying  LIBOR or comparable  rates that may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate.

     The  reference  bank rate will be  determined  on the  basis of the rates at which  deposits  in U.S.
Dollars  are  offered by the  reference  banks,  which  shall be three  major  banks  that are  engaged in transactions in the London interbank  market,  selected by the trustee after  consultation with the master servicer.  The reference  bank rate will be  determined as of 11:00 A.M.,  London time, on the day that is one LIBOR business day prior to the immediately  preceding  distribution date to prime banks in the London interbank  market for a period of one month in amounts  approximately  equal to the aggregate  Certificate
Principal  Balance of the LIBOR  Certificates  then  outstanding.  The trustee will request the  principal
London  office  of each of the  reference  banks to  provide  a  quotation  of its  rate.  If at least two quotations are provided,  the rate will be the arithmetic  mean of the  quotations.  If on that date fewer than two  quotations are provided as requested,  the rate will be the arithmetic  mean of the rates quoted by one or more major banks in New York City,  selected by the trustee after  consultation  with the master servicer,  as of 11:00  A.M.,  New York  City  time,  on that date for loans in U.S.  Dollars  to  leading
European  banks for a period of one month in  amounts  approximately  equal to the  aggregate  Certificate
Principal  Balance of the LIBOR  Certificates  then  outstanding.  If no quotations  can be obtained,  the rate will be LIBOR for the prior  distribution  date;  provided  however,  if, under the priorities listed previously  in this  paragraph,  LIBOR for a  distribution  date would be based on LIBOR for the  previous distribution  date for the third  consecutive  distribution  date, the trustee shall,  after  consultation with the master  servicer,  select an alternative  comparable index over which the trustee has no control, used for  determining  one-month  Eurodollar  lending rates that is calculated  and published or otherwise made  available by an independent  party.  LIBOR business day means any day other than (i) a Saturday or a
Sunday  or (ii) a day on which  banking  institutions  in the city of  London,  England  are  required  or authorized by law to be closed.

     The  establishment of LIBOR by the trustee and the master  servicer's  subsequent  calculation of the pass-through  rates applicable to the LIBOR  Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Principal Distributions on the Senior Certificates

     The holders of the Senior  Certificates,  other than the Interest  Only  Certificates,  which are not entitled to  distributions  of principal,  of any series will be entitled to receive on each  distribution date,  in the priority  described in this term sheet  supplement  for that series and to the extent of the portion of the related Available  Distribution  Amount for that series remaining after the distribution of the related Senior Interest  Distribution  Amount,  a distribution  allocable to principal equal to in the case of (i) the Senior Certificates,  other than the Class A-P Certificates,  the related Senior Principal
Distribution  Amount and (ii) the Class A-P  Certificates,  the related Class A-P  Principal  Distribution
Amount or Class A-P Principal Distribution Amounts.

     After the distribution of the Senior Interest  Distribution Amount  distributions of principal to the
Senior Certificates related to each loan group on each distribution date will be made as follows:

         (a)  Prior to the occurrence of the Credit Support Depletion Date:

              (i) the  Class A-P  Principal  Distribution  Amount  shall be  distributed  to the Class A-P
         Certificates,  until the Certificate  Principal  Balance of the Class A-P  Certificates  has been reduced to zero;

              (ii)         any Accrual  Distribution Amount for a class of Accrual Certificates related to that loan group shall be  distributed  (x) first,  to the related  class or classes of  Accretion
         Directed  Certificates  in reduction of the  Certificate  Principal  Balance  thereof,  until the
         Certificate  Principal  Balance thereof has been reduced to zero, in accordance with the priority of payment  set forth in any final term sheet for that  class,  and (y)  second,  to the  related class or classes of Accrual  Certificates,  in reduction of the  Certificate  Principal  Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero; and

              (iii) The related Senior Principal  Distribution  Amount shall be distributed to the related
         Senior  Certificates,  as  described  in the final  term  sheet for the  related  Class of Senior
         Certificates.

         (b)  On or after  the  occurrence  of the  Credit  Support  Depletion  Date for a group of Senior
     Certificates,  all priorities  relating to distributions as described in clause (a) above relating to principal among the Senior  Certificates will be disregarded.  Instead,  an amount equal to the Class
     A-P Principal  Distribution  Amount will be  distributed to the related Class A-P  Certificates,  and then  the  applicable  Senior  Principal  Distribution  Amount  will be  distributed  to the  related outstanding  Senior  Certificates  remaining,  other  than the  Class A-P  Certificates,  pro rata in accordance  with their  respective  outstanding  Certificate  Principal  Balances.  However,  in some cases,  until  reduction  of the  Certificate  Principal  Balance  of any  class  of  Senior  Support
     Certificates,  if any, to zero,  the  aggregate  amount  distributable  to the related  Super  Senior
     Certificates,  if any,  and such class of Senior  Support  Certificates  in respect of the  aggregate
     Accrued  Certificate  Interest  thereon  and in respect of their  aggregate  pro rata  portion of the related Senior  Principal  Distribution  Amount will be distributed  among those  certificates in the following  priority:  first,  to such class of Super  Senior  Certificates,  up to an amount equal to the Accrued  Certificate  Interest on the Super Senior  Certificates;  second, to such class of Super
     Senior  Certificates,  up  to  an  amount  equal  to  the  related  Super  Senior  Optimal  Principal
     Distribution  Amount,  in  reduction  of  the  Certificate  Principal  Balance  thereof,   until  the
     Certificate  Principal  Balance  thereof  has been  reduced to zero;  third,  to such class of Senior
     Support  Certificates,  up to an  amount  equal to the  Accrued  Certificate  Interest  thereon;  and fourth,  to such  class  of  Senior  Support  Certificates,  the  remainder,  until  the  Certificate
     Principal Balance thereof has been reduced to zero.

         (c)  After  reduction  of the  Certificate  Principal  Balances of the Senior  Certificates  of a
     Certificate  Group,  other than the related Class A-P  Certificates,  of any series to zero but prior to the Credit  Support  Depletion  Date,  for that series,  the Senior  Certificates,  other than the related Class A-P  Certificates,  will be entitled to no further  distributions  of principal and the related  Available  Distribution  Amount for that  series  will be paid  solely to the holders of the
     Class A-P, Variable Strip,  Class M and Class B Certificates,  in each case as described in this term sheet supplement.

Principal Distributions on Certain Classes of Insured Certificates

     A class of Insured  Certificates  for any series may be subject to random lot  procedures and special rules regarding the procedures,  practices and limitations  applicable to the distribution of principal on the mortgage loans in the related loan group included in the trust established for that series.

     General.  Beneficial  owners  of any  class of  Random  Lot  Insured  Certificates  have the right to request that  distributions  of principal be made with respect to their  certificates on any  distribution date on which that  class of  certificates  is  entitled  to receive  distributions  of  principal.  As to distributions  of principal  among holders of any class of Random Lot Insured  Certificates of any series,
Deceased Holders who request  distributions  will be entitled to first priority,  and beneficial owners of any class of Random Lot Insured  Certificates other than Deceased Holders,  referred to as Living Holders, who request distributions will be entitled to a second priority.

     Prospective  certificateholders  in any class of Random Lot Insured Certificates of any series should be aware that  distributions  of principal on those  certificates  may be  significantly  earlier or later than the date  that may be  desired  by that  certificateholder.  All  such  requested  distributions  are subject to the priorities  described below under  "—Priority of Requested  Distributions"  and are further subject to the  limitation  that they be made (i) only in lots equal to  integral  multiples  of $1,000 of the related initial  Certificate  Principal  Balance,  each such certificate  referred to as an Individual
Insured  Certificate  and (ii) only to the extent  that the portion of the Senior  Principal  Distribution
Amount  for the  related  loan group  allocated  to any class of Random Lot  Insured  Certificates  on the applicable  distribution  date (plus any  amounts  available  from the related  Rounding  Account for that series) provides sufficient funds for such requested  distributions.  To the extent that amounts available for  distributions  in  respect  of  principal  on any class of Random  Lot  Insured  Certificates  on any distribution  date  exceed the  aggregate  amount of the  requests  made by  Deceased  Holders  and Living
Holders for principal  distributions  applicable to that  distribution  date,  such excess amounts will be distributed to the  beneficial  owners of any class of Random Lot Insured  Certificates  by random lot, as described  below  under  "—Mandatory  Distributions  of  Principal  on any  Class of  Random  Lot  Insured
Certificates".

     On each  distribution  date on which  amounts are  available  for  distribution  in  reduction of the
Certificate  Principal  Balance  of any  class of Random  Lot  Insured  Certificates  of any  series,  the aggregate  amount  allocable to such  distributions  for that class will be rounded,  as necessary,  to an amount  equal to an  integral  multiple  of $1,000,  except as  provided  below,  in  accordance  with the limitations  set forth in this term sheet  supplement.  Such  rounding will be  accomplished  on the first distribution  date on which  distributions  of principal on that class of Random Lot Insured  Certificates are made by withdrawing  from the related  Rounding  Account for that series the amount of funds,  if any, needed to round the  amount  otherwise  available  for that  distribution  with  respect  to that class of
Random  Lot  Insured  Certificates  upward  to the  next  higher  integral  multiple  of  $1,000.  On each succeeding  distribution  date on which  distributions  of  principal  on that class of Random Lot Insured
Certificates  are to be made,  the  aggregate  amount  allocable  to that  class  of  Random  Lot  Insured
Certificates  will be  applied  first to repay any funds  withdrawn  from the  Rounding  Account  for that series on the prior  distribution  date, and then the remainder of such allocable  amount, if any, will be similarly  rounded  upward  through  another  withdrawal  from the  Rounding  Account  for that series and distributed  in  reduction  of the  Certificate  Principal  Balance  of that class of Random  Insured  Lot
Certificates.  This  process  will  continue  on  succeeding  distribution  dates  until  the  Certificate
Principal  Balance of that class of Random Lot Insured  Certificates  has been reduced to zero.  Thus, the aggregate  distribution  made in reduction of the  Certificate  Principal  Balance of that class of Random
Lot Insured  Certificates  on each  distribution  date may be slightly more or less than would be the case in the  absence of such  rounding  procedures,  but such  difference  will be no more than  $999.99 on any distribution  date.  Under no  circumstances  will the sum of all  distributions  made in reduction of the
Certificate  Principal Balance of any class of Random Lot Insured Certificates of any series,  through any distribution  date, be less than the sum of such  distributions that would have resulted in the absence of such rounding procedures.

     Notwithstanding  any provisions in this term sheet supplement to the contrary,  on each  distribution date  following  the first  distribution  date on which any Realized  Losses are  allocated to the Insured
Certificates  of any series,  including  any Realized  Losses  allocated to the Insured  Certificates  for which  payment is not made under the  policy,  distribution  in  reduction  of the  Certificate  Principal
Balance of the Insured  Certificates  will be made pro rata among the holders of the Insured  Certificates in  accordance  with the  outstanding  Certificate  Principal  Balance  and  will not be made in  integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

     There is no assurance that a beneficial  owner of a Random Lot Insured  Certificate of any series who has submitted a request for a distribution  will receive the  distribution  at any  particular  time after the  distribution  is requested,  since there can be no assurance  that funds will be available for making those  distributions  on any  particular  distribution  date,  or, even if funds are  available for making principal  distributions on that class of Random Lot Insured  Certificates,  that such  distributions will be made to any  particular  beneficial  owner  whether  that  beneficial  owner is a Deceased  Holder or a
Living Holder.  Also, due to the procedure for mandatory  distributions  described below under "—Mandatory
Distributions  of  Principal on any Class of Random Lot Insured  Certificates,"  there can be no assurance that on any  distribution  date on which the funds  available for  distribution in respect of principal of that class of Random Lot Insured  Certificates  exceed the aggregate amount of distributions  requested by beneficial  owners  of  certificates  of that  class,  any  particular  beneficial  owner  will  receive a principal  distribution  from those excess funds.  THUS, THE TIMING OF  DISTRIBUTIONS  IN REDUCTION OF THE
CERTIFICATE  PRINCIPAL  BALANCE  FOR ANY  PARTICULAR  RANDOM LOT INSURED  CERTIFICATE,  WHETHER OR NOT THE
SUBJECT OF A REQUEST FOR  DISTRIBUTION  BY A DECEASED HOLDER OR A LIVING HOLDER,  IS HIGHLY  UNCERTAIN AND
MAY BE MADE EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL OWNER OF THAT CERTIFICATE.

     Priority  of  Requested  Distributions.  Subject  to the  limitations  described  in this term  sheet supplement,  including  the  timing and the order of the  receipt  of the  request  for  distributions  as described below under "—Procedure for Requested  Distributions,"  beneficial owners of any class of Random
Lot Insured  Certificates of any series have the right to request that  distributions be made in reduction of the  Certificate  Principal  Balance  of  those  certificates.  On  each  distribution  date  on  which distributions  in  reduction  of the  Certificate  Principal  Balance of any class of Random  Lot  Insured
Certificates  are made,  those  distributions  will be made in the following  order of priority  among the beneficial  owners  of that  class:  (i) any  request  by a  Deceased  Holder,  in an amount up to but not exceeding  $100,000  per  request;  and (ii) any  request by a Living  Holder,  in an amount up to but not exceeding  $10,000  per  request.  Thereafter,  distributions  will be made as provided in clauses (i) and
(ii) above up to a second  $100,000  and  $10,000,  respectively.  This  sequence  of  priorities  will be repeated  for each  request for  principal  distributions  made by the  beneficial  owners of any class of
Random Lot Insured Certificates of any series until all such requests have been honored.

     Procedure for Requested  Distributions.  Under the current  procedures of DTC, a beneficial owner may request that  distributions  in reduction of the Certificate  Principal  Balance of its Random Lot Insured
Certificates  be made on a distribution  date by delivering a written request for those  distributions  to the  participant or indirect  participant  that maintains the beneficial  owner's  account with respect to that class of Random Lot Insured  Certificates  so that such  request is received by the trustee  from DTC on DTC's  "participant  terminal  system" on or before the close of business on the last  business  day of the month next preceding the month in which the related  distribution  date occurs, or the record date for such distribution date. In the case of a request on behalf of a Deceased Holder,  appropriate  evidence of death  and any tax  waivers  are  required  to be  forwarded  to the  participant  under  separate  cover.
Furthermore,  those  requests  of  Deceased  Holders  that  are  incomplete  may  not  be  honored  by the participant.  The participant  shall forward a  certification  satisfactory to the trustee for that series certifying the death of the  beneficial  owner and the receipt of the  appropriate  death and tax waivers.
The participant should in turn make the request of DTC (or, in the case of an indirect  participant,  such firm must notify the related  participant of such request,  which  participant  should make the request of
DTC) on DTC's  participant  terminal  system.  The trustee  will not accept a request  from a person other than DTC. DTC may  establish  such  procedures  as it deems fair and  equitable to establish  the order of receipt of requests  for those  requests  for  distributions  received by it on the same day.  None of the master servicer,  the depositor,  the related  Certificate  Insurer or the trustee shall be liable for any delay by DTC, any  participant or any indirect  participant in the delivery of requests for  distributions or withdrawals of those  distributions to the trustee or for any changes made to the procedures  described herein by DTC, any participant or any indirect  participant.  Requests for distributions are to be honored in the order of their receipt (subject to the priorities described in the previous  paragraph).  The exact procedures  to be  followed  by the  trustee  for  purposes  of  determining  the order of receipt of such requests  will be those  established  from time to time by DTC.  Requests for  distributions  of principal received by DTC and forwarded to the trustee on DTC's  participant  terminal  system after the record date for such  distribution date and requests for principal  distributions  received in a timely manner but not accepted with respect to a given  distribution  date, will be treated as requests for distributions on the next succeeding  distribution date and each succeeding  distribution date thereafter until each request is accepted  or is  withdrawn  as  described  below.  Each  request for  distributions  in  reduction  of the
Certificate  Principal  Balance  of a  Random  Lot  Insured  Certificate  of  any  series  submitted  by a beneficial  owner of that  certificate  will be held on  DTC's  participant  terminal  system  until  such request  has been  accepted by the  trustee or has been  withdrawn  by the  participant  in writing.  Each
Random Lot Insured  Certificate  of any series  covered by that request will  continue to bear interest at the related pass-through rate through the Interest Accrual Period related to such distribution date.

     In the case of a request  on behalf of a Deceased  Holder,  the  related  participant  shall  forward certification  satisfactory  to the trustee  certifying the death of the beneficial  owner and the receipt of the appropriate death and tax waivers.  Random Lot Insured  Certificates  beneficially owned by tenants by the  entirety,  joint tenants or tenants in common will be  considered  to be  beneficially  owned by a single owner.  The death of a tenant by the  entirety,  joint tenant or tenant in common will be deemed to be the  death  of the  beneficial  owner,  and the  Random  Lot  Insured  Certificates  of any  series  so beneficially  owned will be eligible to request  priority  with respect to  distributions  in reduction of the Certificate  Principal Balance of those  certificates,  subject to the limitations stated in this term sheet supplement.  Any Random Lot Insured  Certificates  beneficially  owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such  beneficiary's  beneficial interest  in that  trust,  but in no event  will a  trust's  beneficiaries  collectively  be  deemed to be beneficial  owners of a number of Individual  Insured  Certificates  greater than the number of Individual
Insured  Certificates  of which  such trust is the owner.  The death of a  beneficiary  of a trust will be deemed to be the death of a beneficial  owner of the Random Lot Insured  Certificates  beneficially  owned by the trust but only to the extent of such  beneficiary's  beneficial  interest in that trust.  The death of an  individual  who was a tenant by the  entirety,  joint tenant or tenant in common in a tenancy which is the  beneficiary of a trust will be deemed to be the death of the  beneficiary of the trust.  The death of a person  who,  during  his or her  lifetime,  was  entitled  to  substantially  all of the  beneficial ownership  interests  in Random Lot Insured  Certificates  of any series will be deemed to be the death of the  beneficial  owner  of  those  certificates  regardless  of the  registration  of  ownership,  if that beneficial  interest can be established to the satisfaction of the participant.  Such beneficial  interest will be deemed to exist in typical  cases of street  name or nominee  ownership,  ownership  by a trustee, ownership  under  the  Uniform  Gift to  Minors  Act and  community  property  or  other  joint  ownership arrangements  between a husband and wife.  Beneficial  interest shall include the power to sell,  transfer or  otherwise  dispose  of a Random Lot  Insured  Certificate  of any series and the right to receive  the proceeds  therefrom,  as well as interest and distributions of principal with respect thereto.  As used in this term sheet  supplement,  a request for a  distribution  in  reduction  of the  Certificate  Principal
Balance of a Random Lot Insured  Certificate  of any series by a Deceased  Holder  shall mean a request by the personal  representative,  surviving  tenant by the  entirety,  surviving  joint tenant or a surviving tenant in common of the Deceased Holder.

     With  respect to Random Lot Insured  Certificates  of any series as to which  beneficial  owners have requested  distributions  to be made on a  particular  distribution  date  and on which  distributions  of principal are being made,  the trustee will notify DTC prior to that  distribution  date whether,  and the extent to which,  those  certificates  have been  accepted for  distributions.  Participants  and indirect participants  holding Random Lot Insured  Certificates  of any series are required to forward such notices to the beneficial owners of those  certificates.  Individual Insured  Certificates that have been accepted for a  distribution  will be due and payable on the  applicable  distribution  date and will cease to bear interest after the Interest Accrual Period related to such distribution date.

     Any  beneficial  owner  of a Random  Lot  Insured  Certificate  of any  series  who has  requested  a distribution  may withdraw its request by so notifying in writing the participant or indirect  participant that  maintains  that  beneficial  owner's  account.  In the event that such account is  maintained  by an indirect  participant,  the indirect  participant must notify the related  participant  which in turn must forward  the  withdrawal  of such  request,  on DTC's  participant  terminal  system.  If that  notice  of withdrawal of a request for  distribution  has not been received on DTC's  participant  terminal system on or before the record date for such  distribution  date, the previously made request for distribution  will be  irrevocable  with respect to the making of  distributions  in reduction of the  Certificate  Principal
Balance of that Random Lot Insured Certificate on the applicable distribution.

     Mandatory  Distributions  of  Principal  on any  Class of Random  Lot  Insured  Certificates.  To the
extent,  if any, that  distributions  in reduction of the Certificate  Principal  Balance of that class of
Insured Certificates on a distribution date exceed the outstanding  Certificate  Principal Balance of that class of Random Lot Insured  Certificates with respect to which  distribution  requests have been received by the applicable record date,  additional Random Lot Insured  Certificates of that class in lots equal to
Individual  Insured  Certificates will be selected to receive  principal  distributions in accordance with the  then-applicable  established  random  lot  procedures  of DTC,  and the  then-applicable  established procedures  of the  participants  and  indirect  participants,  which may or may not be by random  lot. No prior notice will be provided by the depositor,  the master servicer,  the related  Certificate Insurer or the  trustee  to the  beneficial  owners of the Random Lot  Insured  Certificates  of that class for those distributions  made by random lot.  Investors may ask those  participants  or indirect  participants  what allocation  procedures  they use.  Participants  and  indirect  participants  holding  Random Lot  Insured
Certificates  of that class  selected for  mandatory  distributions  of principal  are required to provide notice of those mandatory distributions to the affected beneficial owners.

Cross-Collateralization Mechanics in a Series with Common Subordination

     Notwithstanding  the  foregoing  in  the  case  of  any  series  with  common  subordination,  on any distribution  date  prior  to the  Credit  Support  Depletion  Date on  which  the  aggregate  Certificate
Principal  Balance  of any of the  Senior  Certificates  in any  certificate  group  is  greater  than the aggregate  Stated  Principal  Balance of the  mortgage  loans in the related loan group in each case after giving  effect  to  distributions  to be  made on  such  distribution  date,  (1)  100%  of the  mortgagor prepayments,  exclusive of the related Discount Fraction,  otherwise allocable to the Class M Certificates and Class B  Certificates  on the mortgage loans in the other loan groups will be distributed to the class or classes of Senior  Certificates  in that  certificate  group and in accordance  with the priorities set forth in the clauses (a) and (b) above for that  certificate  group,  and in reduction of the  Certificate
Principal  Balances thereof,  until the aggregate  Certificate  Principal Balance of such class or classes of certificates  equals the aggregate Stated  Principal  Balance of the mortgage loans in the related loan group,  and (2) an amount  equal to one month's  interest  at the  applicable  pass-through  rate for such class or classes of certificates  on the amount of such  difference  will be distributed  from the related
Available  Distribution  Amount for the other loan groups  otherwise  allocable on a pro rata basis to the
Class M Certificates  and Class B Certificates  first to pay any unpaid  interest on such class or classes of  certificates  and then to pay  principal  on such  classes in the manner  described  in (1) above.  In addition,  prior to the  occurrence of the Credit  Support  Depletion  Date but after the reduction of the
Certificate  Principal  Balances of the Senior  Certificates in any certificate group to zero, 100% of the mortgagor  prepayments on the mortgage loans in the related loan group,  exclusive of the related Discount
Fraction,  will be allocated to the remaining Senior  Certificates in the other certificate  groups (other than the related Class A-P Certificates),  as applicable,  on a pro rata basis, and in accordance with the priorities set forth in clause (b) above for that  certificate  group, and in reduction of the Certificate
Principal  Balances  thereof,  on any distribution date unless (i) the weighted average of the Subordinate
Percentages,  weighted on the basis of the Stated Principal  Balances of the mortgage loans in the related loan group,  is at least two times the weighted  average of the initial  Subordinate  Percentages for each loan group,  calculated on such basis,  and (ii) the outstanding  principal  balance of the mortgage loans in each loan group  delinquent 60 days or more  averaged over the last six months,  as a percentage of the
aggregate   outstanding   Certificate   Principal  Balance  of  the  Class  M  Certificates  and  Class  B
Certificates, is less than 50%.

Principal Distributions on the Class M Certificates

     Holders of each class of the Class M  Certificates  of each  series  will be  entitled  to receive on each  distribution  date,  to the  extent of the  portion  of the  Available  Distribution  Amount for the related  loan group,  in the case of a series with  separate  subordination,  and each loan group,  in the case of a series with common subordination remaining after:

                  the sum of the Senior Interest  Distribution Amounts,  Class A-P Principal  Distribution
                  Amounts and Senior Principal Distribution Amounts for that series is distributed;

                  reimbursement  is made to the master  servicer for some  Advances on the mortgage  loans included  in the  trust  for that  series  remaining  unreimbursed  following  the final
                  liquidation  of  the  related   mortgage  loan  to  the  extent  described  below  under
                  "Advances";

                  the  aggregate  amount of Accrued  Certificate  Interest  and  principal  required to be distributed  to any  related  class  of Class M  Certificates  of that  series  having a higher payment priority on that distribution date is distributed; and

                  the aggregate  amount of Accrued  Certificate  Interest  required to be  distributed  to that  class  of  Class M  Certificates  on that  distribution  date  is  distributed,  a distribution  allocable to principal  in the sum of the  following  for the related loan group:

              (i) such class's pro rata share,  based on the Certificate  Principal  Balance of each class of related Class M Certificates  and Class B Certificates,  in the case of a series with separate subordination,  and each class of Class M and Class B Certificates,  in the case of a series with common  subordination,  then  outstanding,  of the  aggregate of the  following  amounts,  to the extent not included in the Senior Principal Distribution Amount for the related loan group:

                  (1)      the principal  portion of all scheduled  monthly payments on the mortgage loans in the  related  loan  group,  other than the related  Discount  Fraction  of the  principal portion of those  payments  with  respect to a Discount  Mortgage  Loan in the related  loan group,  due during the  related  Due  Period,  whether  or not  received  on or prior to the related  determination  date, less the principal portion of Debt Service  Reductions,  other than the related Discount Fraction of the principal  portion of the Debt Service  Reductions with respect to each Discount  Mortgage Loan in the related loan group,  which together with other Bankruptcy Losses are in excess of the related Bankruptcy Amount;

                  (2)      the principal  portion of all proceeds of the  repurchase of a mortgage loan in the related loan group or, in the case of a substitution,  amounts  representing a principal adjustment,  other  than the  related  Discount  Fraction  of the  principal  portion of the proceeds with respect to a Discount  Mortgage Loan in the related loan group, as required by the pooling and servicing agreement during the preceding calendar month; and

                  (3)      the  principal  portion  of  all  other  unscheduled   collections,   including
              Subsequent Recoveries,  received with respect to the related loan group during the preceding calendar month,  other than full and partial mortgagor  prepayments and any amounts received in connection  with a Final  Disposition  of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal,  other than the related Discount  Fraction of the  principal  amount of those  unscheduled  collections,  with  respect  to a  Discount
              Mortgage Loan in the related loan group;

              (ii)that class' pro rata share,  based on the  Certificate  Principal  Balance of each class of related Class M Certificates  and Class B  Certificates  in the case of a series with separate subordination,  and of the Class M and Class B  Certificates  in the case of a series with common
         subordination   then  outstanding,   of  all  amounts  received  in  connection  with  the  Final
         Disposition  of a mortgage  loan in the  related  loan  group,  other than the  related  Discount
         Fraction of those  amounts  with respect to a Discount  Mortgage  Loan in the related loan group,
         (x) that occurred  during the preceding  calendar month and (y) that did not result in any Excess
         Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy  Losses or Extraordinary  Losses,
         to the extent  applied as recoveries of principal and to the extent not otherwise  payable to the
         Senior Certificates;

              (iii)        with  respect to  mortgage  loans in the  related  loan  group,  the portion of mortgagor  prepayments in full made by the respective  mortgagors  during the related  Prepayment
         Period  and the  portion of  partial  mortgagor  prepayments  made by the  respective  mortgagors during  the  preceding  calendar  month,  other than the  Discount  Fraction  of those  mortgagor prepayments  with  respect to a Discount  Mortgage  Loan in that loan  group,  allocable  to that class of Class M Certificates as described in the third succeeding paragraph;

              (iv)          if  that  class  is  the  most  senior  class  of  related  certificates  then outstanding  with a  Certificate  Principal  Balance  greater  than zero,  an amount equal to the
         Excess  Subordinate  Principal  Amount  allocated to the related loan group,  as described in the definition of Excess Subordinate Principal Amount, if any; and

              (v) any amounts  allocable  to  principal  for any  previous  distribution  date  calculated pursuant to clauses (i) through (iii) above that remain  undistributed  to the extent that any of those  amounts are not  attributable  to Realized  Losses  which were  allocated  to any class of related Class M Certificates  with a lower payment  priority or the related Class B Certificates;
         minus

              (vi)the  Capitalization   Reimbursement   Amounts  for  the  related  loan  group  for  such
         distribution  date,  other than the  related  Discount  Fraction  of any  portion of that  amount related to each Discount Mortgage Loan in the related loan group,  multiplied by a fraction,  the numerator of which is the principal  distribution  amount for such class of Class M Certificates, without  giving  effect  to this  clause  (vi),  and the  denominator  of which is the sum of the principal  distribution  amounts for all classes of related  certificates  other than the related
         Class A-P  Certificates,  payable  from the  Available  Distribution  Amount for the related loan group without giving effect to any reductions for the Capitalization Reimbursement Amount.

     References in this term sheet  supplement to "payment  priority" of the Class M  Certificates  of any series refer to a payment  priority among those classes of certificates  as follows:  (a) in the case of a series with separate subordination,  first, to the related Class M-1 Certificates;  second, to the related
Class M-2  Certificates;  and third,  to the  related  Class M-3  Certificates.,  and (b) in the case of a series  with  common  subordination,  first,  to the  Class  M-1  Certificates;  second,  to the Class M-2
Certificates; and third, to the Class M-3 Certificates.

     As to each class of Class M  Certificates  of any  series,  on any  distribution  date,  any  Accrued
Certificate  Interest thereon  remaining unpaid from any previous  distribution date will be distributable to the extent of related Available  Distribution  Amount available for that purpose.  Notwithstanding  the foregoing,  if the Certificate  Principal  Balances of the related Class B Certificates,  in the case of a series with  separate  subordination,  and the Class B  Certificates,  in the case of a series with common subordination,  have been reduced to zero, on any distribution  date, with respect to the class of related
Class M Certificates,  in the case of a series with separate subordination,  and Class M Certificates,  in the case of a series with common  subordination  outstanding on that  distribution date with a Certificate
Principal  Balance  greater  than zero with the lowest  payment  priority,  Accrued  Certificate  Interest thereon  remaining unpaid from any previous  distribution  date will not be  distributable,  except in the limited  circumstances  provided  in the  related  pooling  and  servicing  agreement.  In  addition,  any interest  shortfalls  resulting  from the  failure of any yield  maintenance  agreement  provider  to make payments pursuant to a yield  maintenance  agreement will not be unpaid Accrued  Certificate  Interest and will not be paid from any source on any distribution date.

     All mortgagor  prepayments  on the mortgage loans  included in the trust  established  for any series not otherwise  distributable to the related Senior  Certificates of that series will be allocated on a pro rata  basis  among  the class of  related  Class M  Certificates,  in the case of a series  with  separate subordination,  and Class M  Certificates,  in the case of a series  with  common  subordination,  of that series with the highest payment  priority then outstanding  with a Certificate  Principal  Balance greater than zero and each other class of related Class M Certificates  and Class B  Certificates,  in the case of a series with separate  subordination,  and Class M Certificates and Class B Certificates,  in the case of a  series  with  common  subordination,  of that  series,  respectively,  only  if the sum of the  current percentage  interests  in the  related  mortgage  pool  evidenced  by that class and each  class,  if any, subordinate  thereto  were at least equal to the sum of the initial  percentage  interests  in the related mortgage pool evidenced by that class and each class, if any, subordinate thereto.

     As stated above under "—Principal  Distributions on the Senior  Certificates," the Senior Accelerated
Distribution  Percentage  for each series will be 100% during the first five years after the closing  date for that series,  unless the  Certificate  Principal  Balances of the related Senior  Certificates of that series,  other  than the  related  Class A-P  Certificates,  are  reduced  to zero  before the end of that five-year  period,  and will thereafter  equal 100% whenever the related Senior  Percentage of that series exceeds the initial related Senior  Percentage.  Furthermore,  as described in this term sheet supplement, the related  Senior  Accelerated  Distribution  Percentage  for each series will exceed the related Senior
Percentage  during  the sixth  through  ninth  years  following  the  closing  date for that  series,  and scheduled  reductions to the related Senior  Accelerated  Distribution  Percentage may be postponed due to the loss and  delinquency  experience of the mortgage loans in the related loan group.  Accordingly,  each class of the Class M Certificates  of any series will not be entitled to any mortgagor  prepayments on the related  mortgage  loans in the related  mortgage pool for at least the first five years after the closing date for that series,  unless the  Certificate  Principal  Balances of the related Senior  Certificates of that series  (other than the related Class A-P  Certificates)  have been reduced to zero before the end of such period, and may receive no mortgagor  prepayments or a disproportionately  small portion of mortgagor prepayments  relative  to the related  Class M  Percentage  during  certain  periods  after this five year period.  See "—Principal Distributions on the Senior Certificates" in this term sheet supplement.

Allocation of Losses; Subordination

     The  subordination  provided  to the  Senior  Certificates  for any  series  by the  related  Class B
Certificates  and Class M  Certificates,  in the case of a series  with  separate  subordination,  and the
Class B Certificates  and Class M  Certificates,  in the case of a series with common  subordination,  and the  subordination  provided to each class of Class M Certificates by the related Class B Certificates and by any class of related Class M Certificates  subordinate  thereto,  in the case of a series with separate subordination,  and by the  Class B  Certificates  and by any  class of Class M  Certificates  subordinate thereto,  in the case of a series with common  subordination,  will cover Realized  Losses on the mortgage loans included in the trust for that series that are Defaulted Mortgage Losses,  Fraud Losses,  Bankruptcy
Losses and Special  Hazard  Losses.  Any Realized  Losses on the mortgage  loans included in the trust for that series which are not Excess Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy Losses or
Extraordinary Losses will be allocated as follows:

     in the case of a series with separate subordination,

     •   first, to the related Class B Certificates;

     •   second, to the related Class M-3 Certificates;

     •   third, to the related Class M-2 Certificates;

     •   fourth, to the related Class M-1 Certificates; and

     in the case of a series with common subordination,

     •   first, to the Class B Certificates;

     •   second, to the Class M-3 Certificates;

     •   third, to the Class M-2 Certificates; and

     •   fourth, to the Class M-1 Certificates;

in each case until the Certificate  Principal  Balance of that class of  certificates  has been reduced to zero; and thereafter,  if any Realized Loss is on a Discount  Mortgage Loan, to the Class A-P Certificates
in an amount equal to the related  Discount  Fraction of the principal  portion of the Realized Loss until the  Certificate  Principal  Balance  of the Class A-P  Certificates  has been  reduced  to zero,  and the remainder of the Realized  Losses on Discount  Mortgage Loans and the entire amount of Realized  Losses on
Non-Discount  Mortgage Loans will be allocated among all the remaining  classes of Senior  Certificates on a pro rata basis;  provided,  however,  that all losses  otherwise  allocable  to a class of Super  Senior
Certificates,  if any, will be allocated to the related  Senior  Support  Certificates,  if any, until the
Certificate  Principal  Balance of such Senior Support  Certificates has been reduced to zero.  Subject to any applicable  limitations,  Realized Losses on the mortgage loans included in the trust  established for any series with a class of Insured  Certificates that are allocated to that class of Insured  Certificates will be covered by the applicable financial guaranty insurance policy.

          On any  distribution  date,  Realized  Losses will be  allocated as described in this term sheet supplement after distributions of principal as described in this term sheet supplement.

         Investors in the Senior Certificates of a series with common  subordination  should be aware that because the Class M  Certificates and Class B  Certificates  represent  interests in all loan groups,  the
Certificate  Principal Balances of the Class M  Certificates and Class B  Certificates could be reduced to zero as a result of a  disproportionate  amount of Realized  Losses on the  mortgage  loans in one or more loan groups.  Therefore,  notwithstanding  that Realized  Losses on the mortgage loans in a loan group may only be allocated to the related  Senior  Certificates,  the  allocation to the Class M  Certificates  and
Class B  Certificates  of Realized  Losses on the mortgage  loans in the other loan groups will reduce the subordination  provided to such Senior Certificates by the Class M  Certificates and Class B  Certificates
and increase the  likelihood  that Realized  Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

         Any allocation of a Realized Loss,  other than a Debt Service  Reduction,  to a certificate  will be made by reducing:

                  its  Certificate  Principal  Balance,  in the  case  of  the  principal  portion  of the
                  Realized Loss, in each case until the  Certificate  Principal  Balance of that class has
                  been  reduced  to  zero,   provided  that  no  reduction   shall  reduce  the  aggregate
                  Certificate  Principal  Balance of, in the case of a series  with common  subordination, the  certificates,  and,  in the  case of a  series  with  separate  subordination,  the portion of the  related  certificates  representing  the related  loan group,  below the aggregate Stated Principal Balance of the mortgage loans in the related loan group; and

                  the Accrued  Certificate  Interest  thereon,  in the case of the interest portion of the
                  Realized Loss, by the amount so allocated as of the  distribution  date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition,  any  allocation of a Realized  Loss to a Class M Certificate  of any series may also be made by operation of the payment  priority to the related Senior  Certificates  of any series  described  under
"—Principal  Distributions  on the Senior  Certificates"  and any class of related Class M Certificates in the case of a series with separate subordination,  and Class M Certificates,  in the case of a series with common subordination with a higher payment priority.

     As used in this term sheet  supplement,  subordination  refers to the provisions  discussed above for the sequential  allocation of Realized Losses on the mortgage loans included in the trust  established for any  series  among  the  various  classes  of  certificates  for that  series,  as well as all  provisions effecting  those  allocations  including  the  priorities  for  distribution  of cash flows in the amounts described in this term sheet supplement.

     In instances in which a mortgage loan is in default or if default is reasonably  foreseeable,  and if determined  by the master  servicer to be in the best  interest of the  certificateholders  of the related series,  the master  servicer or  subservicer  may permit  servicing  modifications  of the mortgage  loan rather than proceeding with  foreclosure,  as described under  "Description of the  Certificates—Servicing and  Administration  of  Mortgage  Collateral"  in  the  related  base  prospectus.  However,  the  master servicer's  and the  subservicer's  ability to  perform  servicing  modifications  will be subject to some limitations,  including but not limited to the  following.  Advances and other amounts may be added to the outstanding  principal  balance of a mortgage  loan only once  during  the life of a  mortgage  loan.  Any amounts  added to the  principal  balance  of the  mortgage  loan,  or  capitalized  amounts  added to the mortgage  loan,  will be required to be fully  amortized over the remaining term of the mortgage loan. All capitalizations  are to be implemented in accordance with Residential  Funding's  program guide and may be implemented  only by  subservicers  that have been approved by the master  servicer for that purpose.  The final  maturity  of any  mortgage  loan  included  in the trust  established  for any series  shall not be extended  beyond the assumed  final  distribution  date for that series.  No servicing  modification  with respect to a mortgage  loan will have the effect of  reducing  the  mortgage  rate below  one-half  of the mortgage rate as in effect on the  applicable  cut-off date,  but not less than the  applicable  servicing fee rate.  Further,  the aggregate  current  principal balance of all mortgage loans included in the trust established  for any  series  subject  to  modifications  can be no more  than  five  percent  (5%) of the aggregate  principal  balance of those  mortgage  loans as of the cut-off date for that  series,  but this limit may  increase  from time to time with the  consent  of the rating  agencies  rating  that  series of certificates.

     Any  Advances  made  on  any  mortgage  loan  will  be  reduced  to  reflect  any  related  servicing modifications  previously  made.  The mortgage  rate and Net Mortgage Rate as to any mortgage loan will be deemed  not  reduced  by any  servicing  modification,  so that the  calculation  of  Accrued  Certificate
Interest  payable on the offered  certificates of the related series will not be affected by the servicing modification.

     Allocations  of the  principal  portion of Debt  Service  Reductions  for any series to each class of
Class M  Certificates  and  Class  B  Certificates  of that  series  will  result  from  the  priority  of distributions  of the related  Available  Distribution  Amount for that series as  described  in this term sheet supplement,  which distributions shall be made first to the related Senior  Certificates,  second to the related Class M  Certificates,  in the case of a series with separate  subordination,  and the Class M
Certificates,  in the case of a series with common  subordination,  in the order of their payment priority and third to the related Class B Certificates,  in the case of a series with separate  subordination,  and the  Class B  Certificates,  in the case of a series  with  common  subordination.  An  allocation  of the interest  portion of a Realized  Loss as well as the principal  portion of Debt Service  Reductions on the mortgage  loans  included  in the  trust  established  for  any  series  will  not  reduce  the  level  of subordination for that series,  as that term is defined in this term sheet supplement,  until an amount in
respect  thereof  has  been  actually  disbursed  to  the  Senior   Certificateholders   or  the  Class  M
Certificateholders of that series, as applicable.

     The  holders of the  offered  certificates  will not be  entitled  to any  additional  payments  with respect  to  Realized  Losses  from  amounts  otherwise  distributable  on  any  classes  of  certificates subordinate  thereto,  except in limited  circumstances  in respect  of any Excess  Subordinate  Principal
Amount,  or in the case of Class A-P  Collection  Shortfalls,  to the  extent of related  Eligible  Funds.
Accordingly,   the  subordination  provided  to  the  Senior  Certificates,   other  than  the  Class  A-P
Certificates,  of any series and to each class of  related  Class M  Certificates  in the case of a series with  separate  subordination,  and  the  Class  M  Certificates,  in the  case of a  series  with  common subordination,  by the respective  classes of  certificates  subordinate  thereto with respect to Realized
Losses on the  mortgage  loans in the  related  loan  group  allocated  on any  distribution  date will be effected  primarily by increasing the related Senior  Percentage,  or the respective  Class M Certificates allocable  share,  of future  distributions  of principal of the remaining  mortgage  loans in the related mortgage  pool.  Because the Discount  Fraction of each  Discount  Mortgage Loan in the related loan group will not change over time,  the  protection  from losses  provided  to the Class A-P  Certificates  by the related  Class  M  Certificates  and  Class  B  Certificates  in  the  case  of  a  series  with  separate subordination,  and the  Class M  Certificates  and  Class B  Certificates,  in the case of a series  with common  subordination,  is  limited  to  the  prior  right  of  the  Class  A-P  Certificates  to  receive distributions  in  respect  of  principal  as  described  in  this  term  sheet  supplement.  Furthermore, principal  losses on the  mortgage  loans that are not covered by  subordination  will be allocated to the
Class A-P  Certificates  only to the extent they occur on a Discount  Mortgage  Loan in the  related  loan group  and only to the  extent of the  related  Discount  Fraction  of those  losses.  The  allocation  of principal  losses on the Discount  Mortgage Loans may result in those losses being  allocated in an amount that is greater or less than would have been the case had those  losses been  allocated in  proportion  to the Certificate  Principal Balance of the related Class A-P Certificates.  Thus, the Senior  Certificates,
other than the Class A-P  Certificates,  will bear the entire  amount of losses on the  mortgage  loans in the  related  loan  group  that  are not  allocated  to the  related  Class  M  Certificates  and  Class B
Certificates in the case of a series with separate  subordination,  and the Class M Certificates and Class
B  Certificates,  in the case of a series with common  subordination,  other than the amount  allocable to the Class A-P  Certificates,  which  losses will be  allocated  among all classes of Senior  Certificates, other than the Class A-P Certificates, as described in this term sheet supplement.

     Because the Class A-P Certificates  are entitled to receive in connection with the Final  Disposition of a Discount  Mortgage Loan in the related loan group, on any  distribution  date, an amount equal to all unpaid  Class A-P  Collection  Shortfalls  to the  extent of  Eligible  Funds on that  distribution  date, shortfalls in  distributions  of principal on any class of related Class M  Certificates  in the case of a series with  separate  subordination,  and the Class M  Certificates,  in the case of a series with common subordination,  could  occur  under some  circumstances,  even if that  class is not the most  subordinate class of certificates then outstanding with a Certificate Principal Balance greater than zero.

     Any Excess  Special Hazard  Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses,  Extraordinary
Losses related to any loan group or other losses of a type not covered by  subordination  on  Non-Discount
Mortgage  Loans in any loan  group  will be  allocated  on a pro  rata  basis  among  the  related  Senior
Certificates,  other than the related Class A-P  Certificates,  related Class M  Certificates  and related
Class  B  Certificates  of  that  series.   Any  Realized  Losses  so  allocated  to  the  related  Senior
Certificates  in any loan group,  other than the related  Class A-P  Certificates,  or the related Class M
Certificates or the Class B Certificates  will be allocated  without priority among the various classes of related  Senior  Certificates,  other than the related  Class A-P  Certificates,  or the  related  Class M
Certificates or the Class B Certificates;  provided,  however,  that all or any portion of such losses for any series  otherwise  allocable to any class or classes of Super Senior  Certificates of that series will be  allocated  to the related  class or classes of Senior  Support  Certificates  of that series until the
Certificate  Principal  Balance of the related  Senior Support  Certificates  has been reduced to zero, as and to the extent  described  in the final term sheet for those  classes of  certificates.  The  principal portion of these  losses on Discount  Mortgage  Loans in any loan group will be  allocated  to the related
Class A-P  Certificates in an amount equal to their related  Discount  Fraction,  and the remainder of the losses on those Discount  Mortgage Loans will be allocated  among the remaining  related  certificates  of that  series on a pro rata basis;  provided,  however,  that all or any  portion of such losses  otherwise allocable  to any class or classes  Super  Senior  Certificates  of that series will be  allocated  to the related class or classes Senior Support Certificates, as described in the preceding sentence

     An allocation of a Realized Loss on a "pro rata basis" among two or more classes of  certificates  of any series or any  certificate  group means an allocation to each of those classes of  certificates on the basis of its then  outstanding  Certificate  Principal  Balance prior to giving effect to distributions to be made on that  distribution  date in the case of an allocation  of the  principal  portion of a Realized
Loss on the related  mortgage loans,  or based on the Accrued  Certificate  Interest  thereon payable from the related loan group in respect of that  distribution  date in the case of an allocation of the interest portion of a Realized Loss on the related  mortgage  loans;  provided that in determining  the Certificate
Principal  Balance  of Accrual  Certificates,  if any,  for the  purpose of  allocating  any  portion of a
Realized Loss to those  certificates,  the Certificate  Principal Balance of those  certificates  shall be deemed to be the lesser of:

     the original Certificate Principal Balance of those certificates, and the  Certificate  Principal  Balance  of those  certificates  prior to giving  effect to distributions to be made on that distribution date.

In the case of a series with  common  subordination,  the pro rata  allocation  of Realized  Losses to the related  class of Class M  Certificates  and Class B  Certificates  will be determined on the basis of the related Subordinate Percentage.

     In order to maximize the  likelihood  of  distribution  in full of the Senior  Interest  Distribution
Amounts,  Class A-P Principal  Distribution Amounts and Senior Principal Distribution Amounts in each case for each loan group,  on each  distribution  date,  holders of the  related  Senior  Certificates  of each series have a right to distributions  of the related  Available  Distribution  Amount that is prior to the rights of the holders of the related Class M  Certificates  and Class B  Certificates  of that series,  to the extent  necessary to satisfy the related  Senior  Interest  Distribution  Amount,  Class A-P Principal
Distribution  Amount and Senior  Principal  Distribution  Amount in each case, with respect to the related loan  group.  Similarly,  holders of the  related  Class M  Certificates  of each  series  have a right to distributions of the related Available  Distribution  Amount prior to the rights of holders of the related
Class B  Certificates  and  holders  of any class of related  Class M  Certificates  with a lower  payment priority.  In addition,  holders of a class of Super Senior  Certificates,  if any, will have a right,  on each  distribution  date occurring on or after the related Credit Support  Depletion Date, to that portion of  the  related  Available  Distribution  Amount  otherwise  allocable  to  the  related  Senior  Support
Certificates,  if any, to the extent necessary to satisfy the Accrued  Certificate  Interest on such Super
Senior Certificates and the related Super Senior Optimal Principal Distribution Amount.

     The application of the related Senior Accelerated  Distribution  Percentage for each series,  when it exceeds the related Senior Percentage,  to determine the related Senior Principal  Distribution Amount for that series will  accelerate the  amortization of the related Senior  Certificates  of that series,  other than the Class A-P  Certificates,  in the aggregate  relative to the actual  amortization  of the mortgage loans in the related  loan  group.  The related  Class A-P  Certificates  for each series will not receive more than the Discount  Fraction of any unscheduled  payment relating to a Discount Mortgage Loan included in the related  loan  group.  To the extent that the  related  Senior  Certificates  for any series in the aggregate,  other than the related Class A-P  Certificates,  are amortized  faster than the mortgage loans in the related loan group, in the absence of offsetting  Realized Losses  allocated to the related Class M
Certificates and Class B Certificates of that series,  the percentage  interest evidenced by those related
Senior  Certificates in that loan group will be decreased,  with a corresponding  increase in the interest in that loan group  evidenced by the Class M  Certificates  and the Class B  Certificates  of that series, thereby  increasing,  relative to their  respective  Certificate  Principal  Balances,  the  subordination afforded those Senior  Certificates  by the related Class M Certificates  and the Class B Certificates  of
that loan group  collectively.  In  addition,  if losses on the  mortgage  loans in the related loan group exceed the amounts described in this term sheet supplement under  "—Principal  Distributions on the Senior
Certificates,"  a greater  percentage of full and partial  mortgagor  prepayments will be allocated to the related  Senior  Certificates  of  that  series  in the  aggregate,  other  than  the  related  Class  A-P
Certificates,  than would otherwise be the case,  thereby  accelerating  the  amortization of those Senior
Certificates  relative to the related Class M  Certificates  and Class B Certificates  of that series.  In the case of a series with common  subordination,  prior to the occurrence of the Credit Support  Depletion
Date but after the reduction of the Certificate  Principal Balances of the related Senior  Certificates to zero,  the  remaining  related  Senior  Certificates  will be  entitled  to  receive,  in  addition to any mortgagor  prepayments  related  to such  certificates'  respective  loan  group,  100%  of the  mortgagor prepayments  on the mortgage loans in the loan groups  related to the Senior  Certificates  that have been reduced to zero,  subject to certain  conditions  as  described  under  "—Principal  Distributions  on the
Senior  Certificates,"  thereby accelerating the amortization of such Senior Certificates  relative to the
Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

     The priority of payments,  including principal  prepayments on the mortgage loans in the related loan group,  among the Class M Certificates of that series,  as described in this term sheet  supplement,  also has the effect  during some  periods,  in the absence of losses,  of decreasing  the  percentage  interest evidenced  by any  class  of  related  Class  M  Certificates  with a  higher  payment  priority,  thereby increasing,  relative to its Certificate  Principal Balance,  the subordination  afforded to that class of the  related  Class  M  Certificates  by the  related  Class  B  Certificates  and any  class  of  Class M
Certificates with a lower payment priority of that series.

     The  Special  Hazard  Amount for each loan group of any series will be an amount  acceptable  to each rating  agency  rating any  certificates  of that series.  As of any date of  determination  following the cut-off date for any series,  the Special  Hazard  Amount  shall equal the initial  amount for that series less the sum of any  amounts  allocated  through  subordination  relating  to Special  Hazard  Losses.  In addition,  the Special  Hazard  Amount will be further  reduced from time to time to an amount,  if lower, that is not less than 1% of the outstanding principal balance of the mortgage loans.

     The Fraud Loss Amount for each loan group of any series will be an amount  acceptable  to each rating agency  rating any  certificates  of that  series.  The Fraud Loss Amount  shall be reduced over the first five years after the closing date in  accordance  with the terms of the pooling and  servicing  agreement.
After the first five years after the closing date, the Fraud Loss Amount will be zero.
     The Bankruptcy  Amount for each loan group of any series will be an amount  acceptable to each rating agency  rating  any  certificates  of that  series.  As of any date of  determination  prior to the  first anniversary of the cut-off date for that series,  the Bankruptcy  Amount will equal the initial amount for that loan group less the sum of any amounts  allocated  through  subordination  for such losses up to such date of  determination.  As of any date of determination on or after the first  anniversary of the cut-off date for any series,  the Bankruptcy  Amount for each loan group will equal the excess, if any, of (1) the lesser of (a) the  Bankruptcy  Amount for that loan group as of the business day next  preceding  the most recent  anniversary  of the cut-off date for that series and (b) an amount  calculated  under the terms of the pooling and  servicing  agreement,  which  amount as  calculated  will  provide for a reduction in the
Bankruptcy  Amount,  over (2) the aggregate  amount of Bankruptcy  Losses with respect to the related loan group  allocated  solely  to any Class M  Certificates  or Class B  Certificates  of that  series  through subordination since that anniversary.

     Notwithstanding  the foregoing,  the provisions  relating to subordination  will not be applicable in connection  with a  Bankruptcy  Loss so long as the master  servicer  has  notified the trustee in writing that:

              the master  servicer is diligently  pursuing any remedies that may exist in connection  with the representations and warranties made regarding the related mortgage loan; and

                  either:

                  the related mortgage loan is not in default with regard to payments due thereunder; or

                  delinquent  payments of principal and interest  under the related  mortgage loan and any premiums on any  applicable  standard  hazard  insurance  policy and any related  escrow payments  relating to that  mortgage  loan are being  advanced on a current basis by the master servicer or a subservicer.

     The  Special  Hazard  Amount,  Fraud Loss  Amount  and  Bankruptcy  Amount may be further  reduced as described in the related base prospectus under "Subordination."

     Notwithstanding the foregoing,  with respect to any class of Insured  Certificates of any series, the related  financial  guaranty  insurance policy,  subject to any applicable  limitations set forth therein, will cover the interest and principal  portions of all Realized  Losses on the mortgage  loans included in the trust  established  for that series and  allocated  thereto.  If such  payments are not required to be made under the related  financial  guaranty  insurance policy or are not made as required under the policy for any series,  such Realized Losses  allocated to the Insured  Certificates of that series will be borne by the holders of such certificates.

Advances

     Prior to each  distribution  date, the master servicer is required to make Advances of payments which were  due on the  mortgage  loans  on the Due Date in the  related  Due  Period  and not  received  on the business day next preceding the related determination date.

     These  Advances are required to be made on mortgage  loans  included  the trust  established  for any series  only to the extent they are deemed by the master  servicer to be  recoverable  from  related  late collections,  Insurance Proceeds,  Liquidation Proceeds or amounts otherwise payable to the holders of the
related  Class  B  Certificates   or  Class  M  Certificates  in  the  case  of  a  series  with  separate subordination,  and the  Class  B or the  Class M  Certificates,  in the  case  of a  series  with  common subordination.  Recoverability  is  determined  in the context of  existing  outstanding  arrearages,  the current  loan-to-value  ratio  and an  assessment  of the  fair  market  value  of the  related  mortgaged
property.   The  purpose  of  making   these   Advances  is  to  maintain  a  regular  cash  flow  to  the certificateholders,  rather than to guarantee or insure against  losses.  The master  servicer will not be required to make any Advances  with  respect to  reductions  in the amount of the monthly  payments on the mortgage  loans  due  to  Debt  Service  Reductions  or  the  application  of the  Relief  Act or  similar legislation or  regulations.  Any failure by the master  servicer to make an Advance as required under the pooling and servicing  agreement for any series will constitute an event of default  thereunder,  in which case the trustee,  as successor  master  servicer,  will be obligated to make any Advance,  in  accordance with the terms of the pooling and servicing agreement for that series.

     All  Advances  on  mortgage  loans  included  in  the  trust  established  for  any  series  will  be reimbursable  to the  master  servicer  on a first  priority  basis  from  either  (a)  late  collections,
Insurance Proceeds and Liquidation  Proceeds from the mortgage loan as to which such unreimbursed  Advance was made or (b) as to any  Advance  that  remains  unreimbursed  in whole or in part  following  the final liquidation of the related mortgage loan, from any amounts  otherwise  distributable on any of the related
Class B Certificates  or Class M  Certificates  in the case of a series with separate  subordination,  and the  Class B or Class M  Certificates,  in the  case of a  series  with  common  subordination;  provided, however,  that any Advances that were made with respect to delinquencies  which ultimately were determined to be Excess  Special  Hazard  Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses or  Extraordinary
Losses are  reimbursable  to the master  servicer out of any funds in the Custodial  Account in respect of the related loan group prior to distributions  on any of the related  certificates and the amount of those losses will be allocated as described in this term sheet supplement.

     The effect of these  provisions on any class of the Class M Certificates  of any series is that, with respect  to any  Advance  which  remains  unreimbursed  following  the final  liquidation  of the  related mortgage  loan,  the  entire  amount of the  reimbursement  for that  Advance  will be borne  first by the holders of the related Class B Certificates  or any class of related Class M  Certificates  in the case of a  series  with  separate  subordination,  and of the  Class  B  Certificates  or any  class  of  Class  M
Certificates,  in the case of a series with common  subordination  having a lower payment  priority to the extent that the  reimbursement is covered by amounts  otherwise  distributable to those classes,  and then by the holders of that class of Class M  Certificates  of that series,  except as provided  above,  to the extent  of the  amounts  otherwise  distributable  to them.  In  addition,  if the  Certificate  Principal
Balances of the Class M  Certificates  and Class B  Certificates  of any series have been reduced to zero, any  Advances  related to any loan group  previously  made which are deemed by the master  servicer  to be nonrecoverable  from  related  late  collections,  Insurance  Proceeds  and  Liquidation  Proceeds  may be
reimbursed  to the master  servicer  out of any funds in the  Custodial  Account in respect of the related loan group with respect to the related loan group prior to  distributions  on the Senior  Certificates  of that series.

     The pooling and servicing  agreement  for any series will provide that the master  servicer may enter into a facility with any person which  provides that such person,  or the advancing  person,  may directly or  indirectly  fund  Advances  and/or  Servicing  Advances on the  mortgage  loans  included in the trust established  for that  series,  although  no such  facility  will  reduce or  otherwise  affect the master servicer's  obligation to fund these  Advances  and/or  Servicing  Advances.  No facility will require the consent of any  certificateholders  or the trustee.  Any Advances  and/or  Servicing  Advances  made by an advancing person would be reimbursed to the advancing  person under the same provisions  pursuant to which reimbursements  would  be made to the  master  servicer  if  those  advances  were  funded  by the  master servicer,  but on a priority basis in favor of the advancing  person as opposed to the master  servicer or any successor  master  servicer,  and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

Residual Interests

     Holders of the Class R  Certificates  will be  entitled to receive  any  residual  cash flow from the mortgage pool,  which is not expected to be  significant.  The Class R  Certificates  will not be entitled to any payments other than their nominal  principal  amount and accrued interest on that amount unless the aggregate  amount  received by the issuing entity with respect to the mortgage loans exceeds the aggregate amount  payable  to the  other  Certificateholders,  which  is  highly  unlikely.  A  holder  of  Class  R
Certificates  will not have a right to alter the structure of this  transaction.  The Class R Certificates may be retained by the Depositor or transferred to any of its  affiliates,  subsidiaries of the sponsor or any other party.

                               Certain Yield and Prepayment Considerations

General

     The  yield to  maturity  on each  class of  offered  certificates  of any  series  will be  primarily affected by the following factors:

     the rate  and  timing  of  principal  payments  on the  mortgage  loans in the  related  loan  group, including  prepayments,  defaults and liquidations,  and repurchases due to breaches of representations or warranties;

     the  allocation  of principal  payments  among the various  classes of offered  certificates  of that series;

     realized  losses and interest  shortfalls on the mortgage loans in the related loan group included in the trust established for that series;

     the pass-through rate on the offered certificates of that series;

     to the  extent  provided  in any final term sheet for a class of  certificates,  with  respect to any class of certificates intended to be the beneficiary of a yield maintenance  agreement,  payments, if any, made pursuant to such yield maintenance agreement;

     with respect to any class of Insured  Certificates  of that series,  payments,  if any, made pursuant to the related financial guaranty insurance policy; and

     the purchase price paid for the offered certificates of that series.

     For  additional  considerations  relating  to the  yields on the  offered  certificates,  see  "Yield
Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

Prepayment Considerations

     The yields to  maturity  and the  aggregate  amount of  distributions  on each  class of the  offered certificates  will be affected by the rate and timing of principal  payments on the mortgage  loans in the related  loan  group,  as  applicable.  The yields  may be  adversely  affected  by a higher or lower than anticipated  rate of  principal  payments on the  mortgage  loans in the related  loan group.  The rate of principal  payments on the mortgage  loans will in turn be affected by the  amortization  schedules of the mortgage  loans,  the rate and timing of mortgagor  prepayments  on the mortgage  loans,  liquidations  of defaulted  mortgage  loans and  purchases of mortgage  loans due to breaches of some  representations  and warranties.

     The timing of changes in the rate of  prepayments,  liquidations  and purchases of the mortgage loans in the  related  loan  group  may  significantly  affect  the  yield  to an  investor  in that  series  of certificates,  even if the average rate of principal payments  experienced over time is consistent with an investor's  expectation.  In  addition,  the rate of  prepayments  of the mortgage  loans  included in the trust  established  for any series and the yields to investors on the related  certificates of that series may be  affected  by  refinancing  programs,  which may  include  general or  targeted  solicitations,  as described under "Maturity and Prepayment  Considerations"  in the related base prospectus.  Since the rate and timing of principal  payments on the mortgage  loans will depend on future  events and on a variety of factors,  as  described in this term sheet  supplement  and in the related  base  prospectus  under "Yield
Considerations"  and "Maturity and  Prepayment  Considerations",  no assurance can be given as to the rate or the timing of principal payments on the offered certificates of any series.

     The  mortgage  loans may be  prepaid  by the  mortgagors  at any time;  provided,  however,  that the mortgage loans may impose a prepayment  charge for partial  prepayments  and full  prepayments,  which may have a substantial  effect on the rate of prepayment of those  mortgage  loans.  See  "Description  of the
Mortgage  Pool—General"  in this term  sheet  supplement.  Unless  otherwise  specified  in the final term sheet, the prepayment charges will not be available for distribution on the offered certificates.

     Some  state  laws  restrict  the  imposition  of  prepayment  charges  even when the  mortgage  loans expressly  provide for the collection of those charges.  It is possible that  prepayment  charges and late fees may not be collected  even on mortgage  loans that provide for the payment of these  charges.  In any case,  these  amounts will not be available for  distribution  on the offered  certificates.  See "Certain
Legal Aspects of Mortgage Loans and  Contracts—Default  Interest and  Limitations on  Prepayments"  in the
related base prospectus.

     Prepayments,  liquidations and purchases of the mortgage loans included in the trust  established for that  series  will  result in  distributions  to holders of the  offered  certificates  of that  series of principal  amounts which would otherwise be distributed  over the remaining terms of the mortgage loans in the related pool. Factors affecting  prepayment,  including  defaults and liquidations,  of mortgage loans include changes in mortgagors' housing needs, job transfers,  unemployment,  mortgagors' net equity in the mortgaged properties,  changes in the value of the mortgaged  properties,  mortgage market interest rates, solicitations  and servicing  decisions.  In addition,  if prevailing  mortgage  rates fell  significantly below the mortgage rates on the mortgage loans,  the rate of prepayments,  including  refinancings,  would be expected to increase.  Conversely,  if prevailing  mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

     The rate of  defaults  on the  mortgage  loans  will also  affect  the rate and  timing of  principal payments on the  mortgage  loans.  In  general,  defaults  on  mortgage  loans are  expected to occur with greater  frequency in their early years. As a result of the program  criteria and  underwriting  standards applicable to the mortgage loans,  the mortgage loans may experience  rates of  delinquency,  foreclosure, bankruptcy  and loss that are higher than those  experienced  by mortgage loans that satisfy the standards applied by Fannie Mae and Freddie Mac first mortgage loan purchase  programs,  or by  Residential  Funding for the purpose of acquiring  mortgage loans to  collateralize  securities  issued by Residential  Funding
Mortgage  Securities  I, Inc.  For  example,  the rate of default on  mortgage  loans that are  secured by non-owner  occupied  properties,  mortgage  loans made to  borrowers  whose  income is not  required to be provided or verified,  mortgage  loans made to borrowers  with high  debt-to-income  ratios,  and mortgage loans with high LTV ratios,  may be higher than for other types of mortgage  loans.  See  "Description  of the  Mortgage  Pool—The  Program"  in this term  sheet  supplement.  Furthermore,  the rate and  timing of prepayments,  defaults and  liquidations  on the mortgage  loans will be affected by the general  economic condition of the region of the country in which the related  mortgaged  properties  are located.  The risk of  delinquencies  and  loss is  greater  and  prepayments  are less  likely  in  regions  where a weak or deteriorating  economy  exists,  as may be evidenced by, among other factors,  increasing  unemployment or falling property values.  See "Maturity and Prepayment Considerations" in the related base prospectus.

     Most of the  mortgage  loans  contain  due-on-sale  clauses.  The terms of the pooling and  servicing agreement for any series  generally  require the master servicer or any  subservicer,  as the case may be, to enforce  any  due-on-sale  clause to the extent it has  knowledge  of the  conveyance  or the  proposed conveyance of the underlying  mortgaged  property and to the extent  permitted by applicable  law,  except that any  enforcement  action  that would  impair or  threaten  to impair any  recovery  under any related insurance policy will not be required or permitted.

Allocation of Principal Payments

     The yields to maturity on the offered  certificates  of any series will be affected by the allocation
of  principal  payments  among  the  offered   certificates.   As  described  under  "Description  of  the
Certificates—Principal  Distributions  on the Senior  Certificates"  and "—Principal  Distributions on the
Class  M   Certificates"   in  this  term  sheet   supplement,   during   specified   periods   all  or  a
disproportionately  large percentage of principal  prepayments on the mortgage loans included in the trust established  for that  series will be  allocated  among the related  Senior  Certificates,  other than the
Interest Only  Certificates and Class A-P  Certificates,  of that series and during  specified  periods no principal  prepayments or, relative to the related pro rata share, a  disproportionately  small portion of principal  prepayments  on the mortgage loans  included in the trust  established  for that series will be distributed  to each class of Class M  Certificates  in the case of a series with separate  subordination, and the Class M  Certificates,  in the case of a series  with  common  subordination.  In  addition to the foregoing,  if on any  distribution  date, the loss level  established  for the Class M-2  Certificates or
Class M-3  Certificates  of any series is  exceeded  and a class of Class M  Certificates  of that  series having a higher payment  priority is then outstanding  with a Certificate  Principal  Balance greater than zero, the Class M-2  Certificates or Class M-3  Certificates of that series,  as the case may be, will not receive distributions relating to principal prepayments on that distribution date.

     Some of the mortgage loans included in the trust  established  for any series may require the related borrowers  to make  monthly  payments  of  accrued  interest,  but not  principal,  for a  certain  period following  origination.  During this period,  the payment made by the related  borrower  will be less than it would be if the mortgage  loan  amortized.  In addition,  the mortgage loan balance will not be reduced by the principal  portion of scheduled  monthly  payments  during this period.  As a result,  no principal payments will be made to the related  certificates  of that series from these  mortgage loans during their interest only period except in the case of a prepayment.

     In the case of mortgage loans with an initial  interest only period,  after the initial interest only period,  the  scheduled  monthly  payment  on these  mortgage  loans  will  increase,  which may result in increased  delinquencies by the related  borrowers,  particularly if interest rates have increased and the borrower is unable to refinance.  In addition,  losses may be greater on these  mortgage loans as a result of the mortgage loan not amortizing  during the early years of these mortgage  loans.  Although the amount of principal  included in each  scheduled  monthly  payment for a traditional  mortgage loan is relatively small during the first few years after the  origination  of a mortgage  loan,  in the aggregate the amount can be significant.

     Mortgage   loans  with  an  initial   interest  only  period  are  relatively  new  in  the  mortgage marketplace.  The performance of these mortgage loans may be  significantly  different than mortgage loans that fully amortize.  In particular,  there may be a higher  expectation by these borrowers of refinancing their mortgage  loans with a new mortgage  loan, in particular  one with an initial  interest only period, which may result in higher  prepayment  speeds than would otherwise be the case. In addition,  the failure to build equity in the related  mortgaged  property by the related  mortgagor  may affect the  delinquency and prepayment experience of these mortgage loans.

     Senior  Certificates:  The Senior  Certificates,  other than the Class A-P  Certificates and Interest
Only  Certificates,  are entitled to receive  distributions  in  accordance  with various  priorities  for payment of principal as described  in this term sheet  supplement.  Distributions  of principal on classes having an earlier  priority of payment will be affected by the rates of prepayment  of the mortgage  loans early in the life of the mortgage  pool. The timing of  commencement  of principal  distributions  and the weighted  average lives of certificates  with a later priority of payment will be affected by the rates of prepayment of the mortgage  loans both before and after the  commencement  of principal  distributions  on those classes.  Holders of any class of Senior  Certificates  with a longer  weighted  average life bear a greater  risk of loss than holders of Senior  Certificates  with a shorter  weighted  average life because the Certificate  Principal  Balances of the Class M Certificates and Class B Certificates could be reduced to zero before the Senior Certificates are retired.

     Sequentially  Paying  Certificates:   The  Senior   Certificates,   other  than  the  Principal  Only
Certificates  and Variable Strip  Certificates,  are entitled to receive  distributions in accordance with various  priorities  for payment of  principal.  Distributions  of principal on classes  having an earlier priority of payment will be affected by the rates of  prepayment  of the mortgage  loans early in the life of the mortgage pool.  The timing of  commencement  of principal  distributions  and the weighted  average lives of  certificates  with a later  priority of payment will be affected by the rates of  prepayment  of the mortgage loans both before and after the commencement of principal distributions on those classes.

     Accretion Directed  Certificates and Accrual  Certificates:  Prior to the Accretion  Termination Date
for any class of any series,  any class or classes of Accretion  Directed  Certificates of that series, as and to the extent described in the final term sheet for a class of  certificates,  will receive as monthly principal  distributions  the related  Accrual  Distribution  Amount.  Prior to the Accretion  Termination
Date for any class of any series,  interest  shortfalls  on the  mortgage  loans in the related loan group allocated to any class or classes of Accrual  Certificates  of that series will reduce the amount added to the Certificate  Principal  Balance of those  certificates  relating to interest  accrued thereon and will result in a corresponding  reduction of the amount  available for  distributions  relating to principal on the related class or classes of Accretion  Directed  Certificates.  Furthermore,  because  these  interest shortfalls  will  result  in the  Certificate  Principal  Balance  of any  class  or  classes  of  Accrual
Certificates  being less than they would  otherwise  be, the amount of  interest  that will  accrue in the future on those  Accrual  Certificates  and be available  for  distributions  relating to principal on the related class or classes of Accretion  Directed  Certificates will be reduced.  Accordingly,  the weighted average lives of the related class or classes of Accretion Directed Certificates would be extended.

     In addition,  investors in any Accrual  Certificates and any Accretion Directed  Certificates  should be aware  that the  applicable  Accretion  Termination  Date may be  later,  or  earlier,  than  otherwise assumed.  As a result, the applicable  Accretion  Termination Date could be different from that assumed at the time of purchase.

     Because any Accrual  Certificates  are not entitled to receive any  distributions  of interest  until the occurrence of the Accretion  Termination  Date,  those  certificates  will likely  experience  greater price and yield volatility than would mortgage  pass-through  certificates  that are otherwise similar but which are  entitled  to  current  distributions  of  interest.  Investors  should  consider  whether  this volatility is suitable to their investment needs.

     Companion  Certificates:  Investors in any Companion  Certificates of any series should be aware that the  stabilization  provided by that class of Companion  Certificates  for any related planned  principal, scheduled  principal  or targeted  principal  classes of that series is sensitive to the rate of mortgagor prepayments  on the mortgage loans in the related loan group,  and the  Certificate  Principal  Balance of any Companion Certificates may be reduced to zero significantly earlier than anticipated.

     Any Companion  Certificates  of any series will generally  receive  monthly  principal  distributions from amounts  included in the related Senior  Principal  Distribution  Amount only after  distribution  of amounts  sufficient  to reduce  the  Certificate  Principal  Balance  of the  related  planned  principal, scheduled  principal  or  targeted  principal  classes of that  series to the  planned,  scheduled  and/or targeted  amount,  as  applicable.  Due to the  companion  nature  of any  Companion  Certificates,  these certificates  will likely  experience price and yield  volatility.  Investors should consider whether such volatility is suitable to their investment needs.

     Component  Certificates:  A class of Component  Certificates  of any series may consist of components with  different  principal  and  interest  payment  characteristics.  As  each  component  of a  class  of
Component  Certificates  may be identified as falling into one or more of the categories  described  above in "Description of the  Certificates General",  that class of Component  Certificates may bear the special yield and  prepayment  considerations  and price and yield  volatility  associated  with the categories of certificates  described  in this  term  sheet  supplement  to the  extent  of each  applicable  component.
Investors  in  a  class  of  Component  Certificates  should  consider  whether  such  considerations  and volatility associated with any component of that class is suitable to their investment needs.

     Insured Certificates:  IN ADDITION TO THE CONSIDERATIONS  DESCRIBED ABOVE,  INVESTORS IN ANY CLASS OF
INSURED  CERTIFICATES  SHOULD BE AWARE THAT THOSE  CERTIFICATES  MAY NOT BE AN APPROPRIATE  INVESTMENT FOR
ALL PROSPECTIVE INVESTORS.

     Investors  in any class of Random Lot  Insured  Certificates  of any series also should be aware that distributions  of  principal  to that class of Random Lot Insured  Certificates  may be  allocated  by DTC according to a random lot  procedure.  Due to this random lot  procedure,  there can be no assurance  that on any  distribution  date,  any  holder of a class of Random  Lot  Insured  Certificates  will  receive a principal  distribution.  Thus,  the timing of  distributions  in reduction of the  Certificate  Principal
Balance  with  respect  to  any  particular  Random  Lot  Insured  Certificate,  even  if  a  request  for distribution  has been made by an investor,  is highly uncertain and may be earlier or later than the date that may be desired by that certificateholder.

     For  these  reasons,  any class of  Random  Lot  Insured  Certificates  would  not be an  appropriate investment for any investor  requiring a distribution  of a particular  amount of principal or interest on a  specific  date or dates or an  otherwise  predictable  stream  of cash  payments.  The  timing of those distributions  may  have a  significant  effect  on an  investor's  yield  on  those  certificates  if the certificate is purchased at a discount or a premium.

     Furthermore,  investors in the Insured  Certificates  of any series should be aware that because that class of Insured  Certificates may have a later priority of payment with respect to a substantial  portion of their principal  payments in relation to other classes of Senior  Certificates  of that series,  and in this  case,  the effect on the market  value of that  class of Insured  Certificates  of changes in market interest rates or market yields for similar  securities  would be greater than would be the effect of such changes on other  classes of that  series or Senior  Certificates  of that series  entitled  to  principal distributions.  Furthermore,  this later  payment  priority  would make any class of Insured  Certificates particularly  sensitive  to the rate and  timing  of  principal  prepayments  on the  mortgage  loans.  If prepayments  on the mortgage loans in the related  mortgage pool occur at a higher rate than  anticipated, the  weighted  average  life of any  class  of  Insured  Certificates  may be  shortened.  Conversely,  if prepayments  on the mortgage  loans in the related  mortgage pool occur at a lower rate than  anticipated, the weighted average life of any class of Insured Certificates may be extended.

     Lockout  Certificates:  Investors in any class of Lockout  Certificates of any series should be aware that,  unless the Credit  Support  Depletion  Date  applicable to that class has  occurred,  that class of
Lockout  Certificates  may not be  expected  to receive  distributions  of  principal  prepayments  on the mortgage  loans in the  related  loan  group  for a  period  of time and may not be  expected  to  receive distributions  of  scheduled  principal  payments  on  these  mortgage  loans  for a period  of  time.  In addition,  after the  expiration  of this  initial  period for any class of Lockout  Certificates  for any series,  that class of Lockout  Certificates  will receive a distribution of principal  prepayments on the mortgage  loans in the  related  loan  group  that is smaller  than that  class's  pro rata share and will receive a  distribution  of scheduled  principal  payments on the related  mortgage  loans that is smaller than that  class's pro rata  share,  unless the  Certificate  Principal  Balances  of the  related  Senior
Certificates  of that  series,  other  than  any  related  Lockout  Certificates  and  related  Class  A-P
Certificates,  have  been  reduced  to zero.  Consequently,  the  weighted  average  lives of any class of
Lockout  Certificates  of any series will be longer than would  otherwise  be the case.  The effect on the market value of any class of Lockout  Certificates  of any series of changes in market  interest  rates or market  yields for  similar  securities  will be  greater  than for other  classes of Senior  Certificates entitled to earlier principal distributions.

     PAC  Certificates:  Any class of PAC  Certificates  of any series will have been  structured  so that principal  distributions  will be made in certain  specified  amounts,  assuming that  prepayments  on the mortgage  loans in the related loan group occur each month at a constant  level within the  applicable PAC targeted range, and based on other assumptions.

     There can be no assurance  that funds  available  for  distribution  of principal on any class of PAC
Certificates  will result in the  Certificate  Principal  Balance thereof  equaling the planned  principal balance for any  distribution  date. To the extent that  prepayments  on the mortgage loans in the related loan group occur at a level below the applicable  PAC targeted  range,  the funds  available for principal distributions  on any class of PAC  Certificates on each  distribution  date may be insufficient to reduce the Certificate  Principal  Balance thereof to the planned  principal  balance for that  distribution date and the weighted  average lives of the PAC Certificates  may be extended.  Conversely,  to the extent that prepayments  on the  mortgage  loans in the related loan group occur at a level above the  applicable  PAC targeted range,  after the amounts of any related  Companion  Certificates  have been reduced to zero, the
Certificate  Principal  Balance  of any  class  of PAC  Certificates  may be  reduced.  In  addition,  the averaging of high and low mortgagor  prepayment rates, even if the average  prepayment level is within the applicable PAC targeted range,  will not ensure the  distributions  on any class of PAC Certificates of an amount that will result in the  Certificate  Principal  Balance  thereof  equaling  its planned  principal balance on any distribution date because the balance of the related Senior Principal  Distribution  Amount for that series  remaining  after  distribution  on any class of PAC  Certificates  will be distributed on each  distribution  date and therefore will not be available for subsequent  distributions on any class of
PAC Certificates.

     Investors in any class of PAC  Certificates  should be aware that the  stabilization  provided by any
Companion  Certificates  is sensitive to the rate of the mortgagor  prepayments  on the mortgage  loans in the related loan group, and that the Certificate  Principal  Balance of any Companion  Certificates may be
reduced to zero significantly earlier than anticipated.

     Scheduled Principal  Certificates:  Any class of Scheduled Principal  Certificates of any series will have  been  structured  so that  principal  distributions  will be made  in  certain  designated  amounts, assuming that  prepayments  on the mortgage  loans in the related loan group occur each month at a certain assumed rate or rates, and based on some other assumptions.

     There can be no  assurance  that  funds  available  for  distribution  of  principal  on any class of
Scheduled  Principal  Certificates  will result in the Certificate  Principal Balance thereof equaling the scheduled  principal  balance for any  distribution  date. To the extent that  prepayments on the mortgage loans in the  related  loan  group  occur at a level  below the rate or rates  assumed in  developing  the
schedule,  the  funds  available  for  principal   distributions  on  any  class  of  Scheduled  Principal
Certificates on each  distribution  date may be insufficient to reduce the Certificate  Principal  Balance thereof to the scheduled  principal  balance for that  distribution date and the weighted average lives of the Scheduled Principal  Certificates may be extended.  Conversely,  to the extent that prepayments on the mortgage  loans in the related loan group occur at a level above the rate or rates  assumed in  developing the  schedule,  after the amounts of any related  Companion  Certificates  have been reduced to zero,  the
Certificate  Principal  Balance  of any class of  Scheduled  Principal  Certificates  may be  reduced.  In addition,  the averaging of high and low mortgagor  prepayment rates, even if the average prepayment level is at the rate or rates  assumed in  developing  the schedule,  will not ensure the  distributions  on any class of  Scheduled  Principal  Certificates  of an amount that will result in the  Certificate  Principal
Balance thereof equaling its scheduled  principal  balance on any distribution date because the balance of the related Senior  Principal  Distribution  Amount for that series  remaining  after  distribution on any class of Scheduled  Principal  Certificates  will be distributed on each  distribution  date and therefore will not be available for subsequent distributions on any class of Scheduled Principal Certificates.

     Investors in any class of Scheduled  Principal  Certificates  should be aware that the  stabilization provided by any  Companion  Certificates  is sensitive  to the rate of the  mortgagor  prepayments  on the mortgage  loans in the related loan group,  and that the  Certificate  Principal  Balance of any Companion
Certificates may be reduced to zero significantly earlier than anticipated.

     TAC  Certificates:  Any class of TAC  Certificates  of any series will have been  structured  so that principal  distributions  will be made in certain  specified  amounts,  assuming that  prepayments  on the mortgage  loans in the related loan group occur each month at the specified  constant level and assumed in developing the targeted principal balances, and based on certain other assumptions.

     There can be no assurance  that funds  available  for  distribution  of principal on any class of TAC
Certificates  will result in the Certificate  Principal  Balance thereof  equaling its targeted  principal balance for any  distribution  date. To the extent that  prepayments  on the mortgage loans in the related loan group occur at a level  below the  designated  constant  level,  the funds  available  for  principal distributions  on any class of TAC  Certificates on each  distribution  date may be insufficient to reduce the Certificate  Principal  Balance thereof to its targeted  principal  balance for that distribution date and  the  weighted  average  lives  of  that  class  may  be  extended.  Conversely,  to the  extent  that prepayments  on the  mortgage  loans in the  related  loan  group  occur at a level  above the  designated constant level, after the Certificate  Principal Balance of any Companion  Certificate has been reduced to zero,  the  Certificate  Principal  Balance  of any class of TAC  Certificates  may be  reduced  below its targeted principal balance and the weighted average lives of that class may be reduced.

     Investors in any class of TAC  Certificates  should be aware that the  stabilization  provided by any class of  Companion  Certificates  is sensitive to the rate of the  mortgagor  prepayments  on the related mortgage loans, and that the Certificate  Principal Balance of any class of Companion  Certificates may be reduced to zero significantly earlier than anticipated.

     Certificates with  Subordination  Features:  After the Certificate  Principal Balances of the Class B
Certificates in the case of a series with separate  subordination  or the Class B Certificates in the case of a series with common  subordination  have been  reduced to zero,  the yield to maturity on the class of
Class M  Certificates  of that series with a  Certificate  Principal  Balance  greater  than zero with the lowest  payment  priority  will be extremely  sensitive to losses on the  mortgage  loans  included in the trust  established  for that series and the timing of those  losses  because  the entire  amount of losses that are covered by  subordination  will be allocated to that class of related Class M Certificates in the case of a series with separate  subordination,  or the Class M Certificates  and Class B Certificates,  in
the  case of a series  with  common  subordination.  See  "-Class  M-2 and  Class  M-3  Certificate  Yield
Considerations"  below.  After the Credit  Support  Depletion  Date,  the yield to  maturity of the Senior
Support  Certificates  will be  extremely  sensitive  to  losses on the  mortgage  loans,  and the  timing thereof,  because  the entire  amount of losses  that  would be  otherwise  allocable  to a class of Super
Senior  Certificates  will be allocated to the related Senior Support  Certificates,  as and to the extent described  in any final term sheet for that  series.  Furthermore,  because  principal  distributions  are paid to some classes of Senior  Certificates  and Class M Certificates  before other  classes,  holders of classes  having a later  priority of payment bear a greater risk of losses than holders of classes  having an earlier priority for distribution of principal.

Realized Losses and Interest Shortfalls

     The yields to maturity and the aggregate  amount of distributions  on the offered  certificates  will be affected by the timing of  mortgagor  defaults  resulting  in Realized  Losses on the related  mortgage loans.  The timing of Realized  Losses on the mortgage loans and the allocation of Realized  Losses to the related  offered  certificates  could  significantly  affect  the  yield  to an  investor  in the  offered certificates.  In  addition,  Realized  Losses on the  mortgage  loans may affect the market  value of the offered certificates, even if these losses are not allocated to the offered certificates.

     After the  Certificate  Principal  Balances of the  related  Class B  Certificates  of any series are reduced to zero,  the yield to  maturity on the class of related  Class M  Certificates  then  outstanding with a  Certificate  Principal  Balance  greater  than  zero  with the  lowest  payment  priority  will be extremely  sensitive  to losses on the  mortgage  loans in the related  loan group for that series and the timing of those  losses  because  certain  amounts of losses  that are  covered by  subordination  will be allocated  to that  class of Class M  Certificates.  See  "—Class  M-2 and  Class  M-3  Certificate  Yield
Considerations"  below.  Furthermore,  because principal  distributions are paid to some classes of Senior
Certificates  and Class M Certificates of any series before some other classes,  holders of classes having a later  priority  of  payment  bear a greater  risk of losses  than  holders of  classes  having  earlier priority for distribution of principal.

     Investors  in the Senior  Certificates  of a series  with common  subordination  should be aware that because the Class M  Certificates and Class B  Certificates  represent  interests in all loan groups,  the
Certificate  Principal Balances of the Class M  Certificates and Class B  Certificates could be reduced to zero as a result of a  disproportionate  amount of Realized  Losses on the  mortgage  loans in one or more loan groups.  Therefore,  notwithstanding  that Realized  Losses on the mortgage loans in a loan group may only be allocated to the related  Senior  Certificates,  the  allocation to the Class M  Certificates  and
Class B  Certificates  of Realized  Losses on the mortgage  loans in the other loan groups will reduce the subordination  provided to such Senior Certificates by the Class M  Certificates and Class B  Certificates
and increase the  likelihood  that Realized  Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

     As  described  under  "Description  of the  Certificates—Allocation  of  Losses;  Subordination"  and
"—Advances,"  amounts  otherwise  distributable  to  holders  of one  or  more  classes  of  the  Class  M
Certificates  of any  series  may be  made  available  to  protect  the  holders  of  the  related  Senior
Certificates  and holders of any  related  Class M  Certificates  with a higher  payment  priority of that series against  interruptions in distributions  due to some mortgagor  delinquencies on the mortgage loans in the related  loan group,  to the extent not covered by  Advances.  These  delinquencies  may affect the yields to investors on those classes of the Class M  Certificates,  and, even if subsequently  cured,  may affect  the  timing  of the  receipt  of  distributions  by the  holders  of  those  classes  of  Class  M
Certificates.  Similarly,  if the Certificate  Principal  Balances of the Class M Certificates and Class B
Certificates  are  reduced to zero,  delinquencies  on the  mortgage  loans to the  extent not  covered by
Advances  will  affect the yield to  investors  on the Senior  Support  Certificates  more than  otherwise anticipated  because  the  amount  of any  shortfall  resulting  from  such  delinquencies  and  otherwise attributable  to a class  of  Super  Senior  Certificates  will be borne  by the  related  Senior  Support
Certificates  to the extent  those  certificates  are then  outstanding  as  described  in this term sheet supplement.  Furthermore,  the Class A-P  Certificates  will share in the  principal  portion of  Realized
Losses on the mortgage  loans only to the extent that they are incurred with respect to Discount  Mortgage
Loans and only to the extent of the related  Discount  Fraction of those losses.  Thus,  after the related
Class B Certificates  and Class M  Certificates  in the case of a series with separate  subordination,  or the Class M Certificates and Class B Certificates,  in the case of a series with common  subordination are retired or in the case of Excess Special  Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses
and  Extraordinary   Losses,  the  related  Senior   Certificates,   other  than  the  related  Class  A-P
Certificates,  may be  affected  to a  greater  extent by losses  on  Non-Discount  Mortgage  Loans in the related  loan group than losses on Discount  Mortgage  Loans in the related  loan group.  In  addition,  a higher than expected rate of  delinquencies  or losses will also affect the rate of principal  payments on one or more  classes of the Class M  Certificates  of any series if it delays the  scheduled  reduction of the related  Senior  Accelerated  Distribution  Percentage  for that series or affects the  allocation  of prepayments among the related Class M Certificates and Class B Certificates of that series.

     The amount of interest  otherwise  payable to holders of the offered  certificates of any series will be reduced by any  interest  shortfalls  with  respect to the  related  loan group for that  series to the extent not  covered by  subordination  or the master  servicer,  or,  solely  with  respect to any Insured
Certificates  of that series,  by the related policy and any  applicable  reserve fund as described in any applicable final term sheet for that series,  including  Prepayment  Interest  Shortfalls and, in the case of each class of the Class M  Certificates  of that  series,  the  interest  portions of  Realized  Losses allocated  solely to that class of  certificates.  These  shortfalls  will not be offset by a reduction in the servicing  fees payable to the master  servicer or  otherwise,  except as described in this term sheet supplement  with respect to Prepayment  Interest  Shortfalls.  See "Yield  Considerations"  in the related base  prospectus  and  "Description  of  the  Certificates—Interest  Distributions"  in  this  term  sheet supplement  for a discussion of the effect of principal  prepayments on the mortgage loans on the yield to maturity of the related  offered  certificates  and possible  shortfalls  in the  collection  of interest.
Certain  interest  shortfalls  on the  mortgage  loans  included in the trust  established  for any series allocable  to the  Insured  Certificates  of that  series  will be covered by the  related  policy and any applicable reserve fund, as and to the extent described in any final term sheet for that series.

     The  yields to  investors  in the  offered  certificates  will be  affected  by  Prepayment  Interest
Shortfalls  allocable  thereto in the month  preceding  any  distribution  date to the  extent  that those shortfalls  exceed the amount offset by the master servicer or, with respect to the Insured  Certificates, by the policy and the Reserve  Fund.  See  "Description  of the  Certificates—Interest  Distributions"  in
this term sheet supplement.  .

     The  recording  of  mortgages  in the  name of MERS is a  relatively  new  practice  in the  mortgage lending  industry.  While the depositor  expects that the master servicer or applicable  subservicer  will be able to commence foreclosure  proceedings on the mortgaged properties,  when necessary and appropriate, public  recording  officers  and others in the  mortgage  industry,  however,  may have  limited,  if any, experience  with lenders  seeking to foreclose  mortgages,  assignments of which are registered with MERS.
Accordingly,   delays  and  additional  costs  in  commencing,   prosecuting  and  completing  foreclosure
proceedings,  defending  litigation  commenced by third parties and  conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs with respect to the mortgage loans included in the trust  established  for any series  could in turn delay the  distribution  of  liquidation proceeds to the  certificateholders  of that series and  increase  the amount of Realized  Losses on those mortgage  loans.  In  addition,  if, as a result of MERS  discontinuing  or  becoming  unable to  continue operations  in  connection  with the MERS®  System,  it  becomes  necessary  to remove any  mortgage  loan included in the trust  established  for any series from  registration  on the MERS®  System and to arrange for the  assignment  of the  related  mortgages  to the  trustee,  then  any  related  expenses  shall  be reimbursable by the trust for that series to the master  servicer,  which will reduce the amount available to pay principal of and interest on the  outstanding  class or classes of certificates of that series with a Certificate  Principal  Balance  greater than zero with the lowest  payment  priorities.  For additional information  regarding  the  recording of mortgages in the name of MERS see  "Description  of the Mortgage
Pool—General" in this term sheet supplement and  "Description of the  Certificates—Assignment  of Mortgage
Loans" in the related base prospectus.

Pass-Through Rates

     The yields to maturity  on the offered  certificates  will be affected by their  pass-through  rates.
Because the mortgage rates on the mortgage loans and the pass-through  rates on the offered  certificates, other than the Adjustable Rate Certificates and Variable Strip  Certificates,  are fixed, these rates will not change in response to changes in market interest rates.  The  pass-through  rate on the Variable Strip
Certificates  is based on the  weighted  average  of the pool  strip  rates on the  mortgage  loans in the related  loan group and these pool strip rates will not change in  response to changes in market  interest rates.  Accordingly,  if market  interest  rates or market  yields for  securities  similar to the offered certificates  were to rise, the market value of the offered  certificates  may decline.  The  pass-through rate on the Adjustable Rate  Certificates is based on the applicable  interest rate index set forth in any final  term  sheet  for  that  class  of  certificates.  Accordingly,  the  yields  to  investors  on such certificates,  if any,  will be sensitive to  fluctuations  in the  applicable  interest  rate index.  The
Pass-Through Rates on some classes of offered  certificates may be based on, or subject to a cap equal to, the  weighted  average  of the Net  Mortgage  Rates  of the  related  mortgage  loans.  Consequently,  the prepayment of mortgage loans with higher mortgage rates may result in a lower  Pass-Through  Rate on those classes of offered certificates.

Purchase Price

     In addition,  the yield to maturity on each class of the offered  certificates  will depend on, among other  things,  the price paid by the holders of the  offered  certificates  and the related  pass-through rate.  The extent to which the yield to maturity of an offered  certificate  is sensitive  to  prepayments will depend,  in part, upon the degree to which it is purchased at a discount or premium.  In general,  if a class of offered certificates is purchased at a premium and principal  distributions  thereon occur at a rate faster than assumed at the time of purchase,  the  investor's  actual yield to maturity will be lower than  anticipated at the time of purchase.  Conversely,  if a class of offered  certificates  is purchased at a discount  and  principal  distributions  thereon  occur at a rate slower than  assumed at the time of purchase,  the  investor's  actual  yield  to  maturity  will be  lower  than  anticipated  at the time of purchase.

Assumed Final Distribution Date

     The assumed final  distribution  date with respect to each class of the offered  certificates will be specified in the final term sheet for a class of  certificates  or in the pooling and servicing  agreement for that  series.  No event of  default,  change in the  priorities  for  distribution  among the  various classes or other  provisions  under the pooling and servicing  agreement  will arise or become  applicable solely by reason of the  failure  to retire  the  entire  Certificate  Principal  Balance  of any class of certificates on or before its assumed final distribution date.

Weighted Average Life

     Weighted  average  life  refers to the  average  amount of time  that  will  elapse  from the date of issuance  of a  security  to the date of  distribution  to the  investor  of each  dollar  distributed  in reduction of principal of the  security.  The weighted  average life of the offered  certificates  will be influenced by, among other things,  the rate at which  principal of the mortgage loans in the related loan group is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured  relative to a prepayment  standard or model. For example,  CPR,  represents  a constant  rate of  prepayment  each month  relative to the then  outstanding principal  balance of a pool of mortgage  loans.  CPR does not purport to be a historical  description  of prepayment  experience  or a prediction  of the  anticipated  rate of  prepayment  of any pool of mortgage loans,  including  the mortgage  loans in this mortgage  pool.  In addition,  it is very unlikely that the mortgage  loans will prepay at a constant  level of CPR until  maturity or that all of the mortgage  loans will prepay at the same level of CPR.  Moreover,  the diverse  remaining  terms to maturity  and  mortgage rates of the mortgage loans could produce slower or faster principal  distributions  than indicated at the various  constant  percentages  of CPR,  even if the  weighted  average  remaining  term to  maturity  and weighted  average  mortgage  rate of the  mortgage  loans  are as  assumed.  Any  difference  between  the assumptions and the actual  characteristics  and  performance of the mortgage loans, or actual  prepayment or loss experience,  will affect the percentages of initial  Certificate  Principal  Balances  outstanding over time and the weighted average lives of the classes of offered certificates.

Adjustable Rate Certificate Yield Considerations

     The yields to investors on the Adjustable  Rate  Certificates  will be sensitive to  fluctuations  in the level of the applicable  interest rate index. The pass-through rates on the Floater  Certificates will vary  with  the  applicable  interest  rate  index  and the  pass-through  rates  on the  Inverse  Floater
Certificates  will vary inversely with the applicable  interest rate index. The pass-through  rates on the
Adjustable Rate  Certificates  are subject to maximum and minimum  pass-through  rates,  and are therefore limited  despite  changes in the  applicable  interest  rate index in some  circumstances.  Changes in the level of the  applicable  interest  rate  index may not  correlate  with  changes in  prevailing  mortgage interest  rates or changes in other  indices.  It is  possible  that lower  prevailing  mortgage  interest rates,  which  might be  expected  to result in  faster  prepayments,  could  occur  concurrently  with an increased  level of the  applicable  interest rate index.  Investors in the Adjustable  Rate  Certificates should also fully consider the effect on the yields on those  certificates  of changes in the level of the applicable interest rate index.

     The  yields  to  investors  on  the  Inverse  Floater   Certificates  that  are  also  Interest  Only
Certificates  will be extremely  sensitive  to the rate and timing of  principal  payments on the mortgage loans,  including  prepayments,  defaults and liquidations,  which rate may fluctuate  significantly  over time.  A faster  than  expected  rate of  principal  payments on the  mortgage  loans will have an adverse effect on the yields to such  investors  and could  result in the  failure  of  investors  in the  Inverse
Floater Certificates that are also Interest Only Certificates to fully recover their initial investments.

     Because the rate of  distribution  of  principal  on the  certificates  will be related to the actual amortization,  including  prepayments,  of the mortgage loans, which will include mortgage loans that have remaining  terms to  maturity  shorter or longer  than  assumed and  mortgage  rates  higher or lower than assumed,  the pre-tax yields to maturity on the  Adjustable  Rate  Certificates  are likely to differ from those  assumed in any model,  even if all the mortgage  loans prepay at the  constant  percentages  of the prepayment  assumption and the level of the  applicable  interest rate index  specified,  and the weighted average  remaining  term to maturity and the weighted  average  mortgage rate of the mortgage loans are as assumed.  Any differences  between the assumptions and the actual  characteristics  and performance of the mortgage loans and of the certificates may result in yields being different from those assumed.

     In addition,  it is highly  unlikely that the mortgage loans will prepay at a constant  percentage of the prepayment  assumption  until  maturity,  that all of the mortgage loans will prepay at the same rate, or that the level of the  applicable  interest rate index will remain  constant.  The timing of changes in the rate of  prepayments  may  significantly  affect the actual yield to maturity to an investor,  even if the average rate of principal  prepayments is consistent with an investor's  expectation.  In general, the earlier the payment of principal of the mortgage loans,  the greater the effect on an investor's  yield to maturity.  As a result,  the effect on an investor's  yield of principal  prepayments  occurring at a rate higher or lower than the rate  anticipated  by the investor  during the period  immediately  following the issuance of the  certificates  will not be equally  offset by a subsequent  like  reduction or increase in the rate of principal prepayments.

     There can be no  assurance  that the mortgage  loans will prepay at any  particular  rate.  Moreover, the various  remaining  terms to maturity and mortgage rates of the mortgage loans could produce slower or
faster  principal   distributions  than  indicated  at  various  constant   percentages  of  a  prepayment
assumption,  even if the weighted  average  remaining term to maturity and weighted  average mortgage rate of the mortgage  loans are as assumed.  Investors are urged to make their  investment  decisions  based on their  determinations  as to anticipated  rates of prepayment  under a variety of scenarios.  Investors in the Inverse Floater  Certificates that are also Interest Only Certificates  should fully consider the risk that a rapid rate of prepayments  on the mortgage loans could result in the failure of those  investors to fully recover their investments.

     For   additional   considerations   relating   to  the  yields  on  the   certificates,   see  "Yield
Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

Principal Only Certificate and Interest Only Certificate Yield Considerations

     Because the Principal Only Certificates,  including the Class A-P Certificates,  will be purchased at a discount,  the pre-tax yield on the Principal  Only  Certificates  will be adversely  affected by slower than expected  payments of  principal,  including  prepayments,  defaults,  liquidations  and purchases of mortgage  loans due to a breach of a  representation  and warranty on the Discount  Mortgage  Loans in the related  loan group in the case of the Class A-P  Certificates,  and on all of the  mortgage  loans in the related loan group in the case of any other class of Principal Only Certificates.

     The pre-tax  yields to maturity  on the  Interest  Only  Certificates  of a series will be  extremely sensitive to both the timing of receipt of prepayments  and the overall rate of principal  prepayments and defaults  on the  Non-Discount  Mortgage  Loans in the  related  loan  group in the case of the  Class A-V
Certificates  of that series,  and with respect to all of the mortgage  loans in the related loan group in the case of any other class of Interest Only  Certificates,  which rate may fluctuate  significantly  over time.  Investors in the Interest Only  Certificates,  including the Class A-V  Certificates,  should fully consider the risk that a rapid rate of  prepayments  on the mortgage loans in the related loan group could result in the failure of those investors to fully recover their investments.

     A lower than  anticipated  rate of principal  prepayments on the Discount  Mortgage Loans will have a material  adverse  effect on the pre-tax  yield to maturity of the  related  Class A-P  Certificates.  The rate and timing of  principal  prepayments  on the  Discount  Mortgage  Loans may differ from the rate and timing of principal  prepayments  on the mortgage  loans in the related loan group.  In addition,  because the  Discount  Mortgage  Loans have Net Mortgage  Rates that are lower than the Net Mortgage  Rates of the
Non-Discount  Mortgage  Loans in the  related  loan  group,  and  because  mortgage  loans  with lower Net
Mortgage Rates are likely to have lower mortgage rates,  the Discount  Mortgage Loans are likely to prepay under most  circumstances at a lower rate than the Non-Discount  Mortgage Loans in the related loan group.
In  addition,  holders  of the Class A-V  Certificates  in most  cases have  rights to  relatively  larger portions of interest  payments on mortgage  loans in the related  loan group with higher  mortgage  rates;
thus, the yield on the Class A-V Certificates  will be materially  adversely  affected to a greater extent than on the other  offered  certificates  in the related  Certificate  Group if the mortgage  loans in the related loan group with higher  mortgage  rates prepay faster than the mortgage  loans with lower mortgage rates.  Because  mortgage loans having higher pool strip rates usually have higher mortgage  rates,  these mortgage  loans are more likely to be prepaid  under most  circumstances  than are  mortgage  loans having lower pool strip rates.

     There can be no assurance that the mortgage loans will prepay at any particular rate.  Moreover,  the various  remaining  terms to maturity and mortgage  rates of the mortgage  loans could  produce  slower or faster principal  distributions than indicated in the preceding table at the various constant  percentages of the  prepayment  assumption  specified,  even if the weighted  average  remaining  term to maturity and weighted  average  mortgage rate of the mortgage  loans are as assumed.  Investors are urged to make their investment  decisions based on their  determinations as to anticipated rates of prepayment under a variety of scenarios.  Investors in the Interest Only Certificates,  including the Class A-V Certificates,  should fully  consider the risk that a rapid rate of  prepayments on the mortgage loans in the related loan group could result in the failure of those investors to fully recover their investments.

     For   additional   considerations   relating   to  the  yields  on  the   certificates,   see  "Yield
Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

Class M-2 and Class M-3 Certificate Yield Considerations

     If the aggregate Certificate  Principal Balance of the Class B Certificates,  in the case of a series with common  subordination,  or any group of Class B  Certificates,  in the case of a series with separate subordination,  is reduced to zero,  the yield to  maturity on the Class M-3  Certificates  or the related
Class  M-3  Certificates  in the  case of a series  with  separate  subordination  will  become  extremely sensitive  to losses on the  mortgage  loans in the related loan group and the timing of those losses that are covered by  subordination,  because the entire  amount of those  losses will be allocated to the Class
M-3  Certificates  or the  related  Class  M-3  Certificates,  in  the  case  of a  series  with  separate subordination.

     If the  Certificate  Principal  Balances  of the  Class  B  Certificates,  or any  group  of  Class B
Certificates,  in the case of a series with separate  subordination,  and Class M-3  Certificates,  or the related Class M-3  Certificates,  in the case of a series with separate  subordination,  have been reduced to zero, the yield to maturity on the Class M-2 Certificates,  or the related Class M-2  Certificates,  in the case of a series with separate  subordination,  will become extremely  sensitive to Realized Losses on the related  mortgage  loans in the related  loan group and the timing of those  Realized  Losses that are covered by  subordination,  because the entire  amount of those  Realized  Losses will be allocated to the
Class M-2  Certificates,  or the related  Class M-2  Certificates,  in the case of a series with  separate subordination.

     Investors  should also consider the  possibility  that aggregate  losses  incurred may not in fact be materially  reduced by higher  prepayment  speeds because  mortgage loans that would otherwise  ultimately default and be liquidated may be less likely to be prepaid.

     There can be no assurance that the mortgage loans included in the trust  established  for that series will prepay at any particular rate or that Realized Losses will be incurred at any particular level.

     Investors  are  urged  to make  their  investment  decisions  based  on  their  determinations  as to anticipated  rates of  prepayment  and  Realized  Losses  under a variety of  scenarios.  Investors in the
Class M-2  Certificates  and  particularly  in the Class  M-3  Certificates  of any  series  should  fully consider the risk that  Realized  Losses on the  mortgage  loans in the related loan group could result in the  failure  of those  investors  to fully  recover  their  investments.  For  additional  considerations relating to the yields on the  certificates,  see "Yield  Considerations"  and  "Maturity  and  Prepayment
Considerations" in the related base prospectus

Additional Yield Considerations Applicable Solely to the Residual Certificates

     The after-tax  rate of return on the Residual  Certificates  of any series will reflect their pre-tax rate of return,  reduced by the taxes  required to be paid with  respect to the Residual  Certificates  of that  series.  Holders of Residual  Certificates  of any series may have tax  liabilities  with respect to their  Residual  Certificates  during  the early  years of the trust for that  series  that  substantially exceed any  distributions  payable  thereon  during any such  period.  In  addition,  holders of  Residual
Certificates  of any series may have tax  liabilities  with  respect to their  Residual  Certificates  the present value of which  substantially  exceeds the present value of  distributions  payable thereon and of any tax benefits that may arise with respect  thereto.  Accordingly,  the after-tax  rate of return on the
Residual  Certificates  of any  series  may  be  negative  or may  otherwise  be  significantly  adversely affected.  The timing and  amount of taxable  income  attributable  to the  Residual  Certificates  of any series will depend on, among other things,  the timing and amounts of prepayments  and losses  experienced on the mortgage loans in the related loan group.

     The Residual  Certificateholders  of any series are  encouraged  to consult  their tax advisors as to the  effect  of taxes and the  receipt  of any  payments  made to those  holders  in  connection  with the purchase of the Residual  Certificates  on after-tax  rates of return on the  Residual  Certificates.  See
"Material  Federal Income Tax Consequences" in this term sheet supplement and "Material Federal Income Tax
Consequences" in the related base prospectus.

                                     Pooling and Servicing Agreement

General

     The certificates for each series will be issued under a series  supplement for that series,  dated as of the cut-off date for that series,  to the standard terms of pooling and servicing  agreement,  dated as of December 1, 2006,  together  referred to as the pooling and servicing  agreement,  among the depositor, the master  servicer,  and Deutsche  Bank Trust  Company  Americas,  as trustee.  Reference is made to the related base  prospectus  for important  information in addition to that  described  herein  regarding the terms and  conditions  of the pooling  and  servicing  agreement  and the  offered  certificates  for each series.  The offered  certificates  of any series will be  transferable  and  exchangeable at an office of the trustee,  which will serve as  certificate  registrar and paying agent.  The depositor  will provide a prospective  or actual  certificateholder  of any  series  without  charge,  on written  request,  a copy, without  exhibits,  of the pooling and servicing  agreement for that series.  Requests should be addressed to  the  President,  Residential  Accredit  Loans,  Inc.,  8400  Normandale  Lake  Boulevard,  Suite  250,
Minneapolis, Minnesota 55437.

     Under the pooling and servicing agreement of any series,  transfers of Residual  Certificates of that series are  prohibited  to any  non-United  States  person.  Transfers  of the Residual  Certificates  are additionally  restricted  as  described  in the pooling  and  servicing  agreement  for that  series.  See
"Material  Federal Income Tax Consequences" in this term sheet supplement and "Material Federal Income Tax
Consequences  —REMICs—Taxation of Owners of REMIC Residual  Certificates—Tax and Restrictions on Transfers
of REMIC Residual  Certificates to Certain  Organizations" and "—Noneconomic REMIC Residual  Certificates"
in the  related  base  prospectus.  In  addition  to the  circumstances  described  in  the  related  base
prospectus,   the  depositor  may  terminate  the  trustee  for  any  series  for  cause  under  specified circumstances.  See "The Pooling and Servicing Agreement—The Trustee" in the related base prospectus.

Custodial Arrangements

     The trustee  will be  directed  to appoint  Wells Fargo  Bank,  N.A.,  to serve as  custodian  of the mortgage  loans.  The  custodian  is not an  affiliate  of  the  depositor,  the  master  servicer  or the sponsor.  No servicer will have  custodial  responsibility  for the mortgage  loans.  The  custodian  will maintain mortgage loan files that contain originals of the notes,  mortgages,  assignments and allonges in vaults  located at the  sponsor's  premises in  Minnesota.  Only the custodian has access to these vaults.
A shelving  and filing  system  segregates  the files  relating to the  mortgage  loans from other  assets serviced by the master servicer.

The Master Servicer and Subservicers

     Master  Servicer.  The master  servicer,  an  affiliate of the  depositor,  will be  responsible  for master servicing the mortgage loans.  Master servicing responsibilities include:

     o   receiving funds from subservicers;
     o   reconciling servicing activity with respect to the mortgage loans;
     o   calculating remittance amounts to certificateholders;
     o   sending remittances to the trustee for distributions to certificateholders;
     o   investor and tax reporting;
     o   coordinating loan repurchases;
     o   oversight of all servicing activity, including subservicers;
     o   following up with  subservicers  with respect to mortgage  loans that are delinquent or for which servicing decisions may need to be made;
     o   approval of loss mitigation strategies;
     o   management  and  liquidation of mortgaged  properties  acquired by foreclosure or deed in lieu of foreclosure; and
     o   providing  certain  notices and other  responsibilities  as detailed in the pooling and servicing agreement.

     The master servicer may, from time to time,  outsource  certain of its servicing  functions,  such as foreclosure  management,  although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

     For a general  description  of the  master  servicer  and its  activities,  see  "Sponsor  and Master
Servicer" in this term sheet  supplement.  For a general  description  of material  terms  relating to the master servicer's removal or replacement,  see "The Pooling and Servicing  Agreement—Rights  Upon Event of
Default" in the related base prospectus.

     Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

     o   communicating with borrowers;
     o   sending monthly remittance statements to borrowers;
     o   collecting payments from borrowers;
     o   recommending  a loss  mitigation  strategy for borrowers who have  defaulted on their loans (i.e.
         repayment plan, modification, foreclosure, etc.);
     o   accurate and timely  accounting,  reporting and remittance of the principal and interest portions of monthly  installment  payments to the master  servicer,  together  with any other sums paid by borrowers that are required to be remitted;
     o   accurate and timely accounting and administration of escrow and impound accounts, if applicable;
     o   accurate and timely reporting of negative amortization amounts, if any;
     o   paying escrows for borrowers, if applicable;
     o   calculating and reporting payoffs and liquidations;
     o   maintaining an individual file for each loan; and
     o   maintaining  primary mortgage insurance  commitments or certificates if required,  and filing any primary mortgage insurance claims.

     Homecomings  Financial,  LLC The subservicing  agreement  between the Master Servicer and Homecomings provides  that  Homecomings  will  provide  all of the  services  described  in the  preceding  paragraph.
Homecomings  is a Delaware  corporation  and has been  servicing  mortgage loans secured by first liens on one-to  four-family  residential  properties  since 1996.  Homecomings was  incorporated as a wholly-owned subsidiary of  Residential  Funding  Company,  LLC in 1995 to service and  originate  mortgage  loans.  In
1996,  Homecomings  acquired American Custody  Corporation to begin servicing subprime mortgage loans, and in 1999  Homecomings  acquired  Capstead Inc. to focus on servicing prime loans such as the mortgage loans described herein.  After Capstead Inc. was acquired,  Homecomings'  total servicing  portfolio was 164,000 loans with an aggregate  principal  balance of $25 billion with 20% being  subprime.  The three  servicing locations  were  integrated  onto one  servicing  system/platform  by the end of 2001  becoming one of the first servicing  operations to service all loan products on one servicing  system.  The operations of each of the acquired  companies have been  integrated into  Homecomings'  servicing  operations.  Approximately
85% of the mortgage loans currently master serviced by Residential  Funding  Company,  LLC are subserviced by Homecomings.  As of December 31, 2006,  Homecomings serviced  approximately 885,518 mortgage loans with an aggregate  principal balance of approximately  $128.3 billion.  In addition to servicing mortgage loans secured by first liens on one-to-four family residential  properties,  Homecomings services mortgage loans secured by more junior second liens on residential  properties,  and mortgage loans made to borrowers with imperfect credit  histories,  and subprime  mortgage loans.  Homecomings  also performs special  servicing functions where the servicing  responsibilities  with respect to delinquent  mortgage loans that have been serviced  by  third  parties  is  transferred  to  Homecomings.  Homecomings'  servicing  activities  have included the activities specified above under "—Subservicer responsibilities".

     Homecomings  may,  from  time to time,  outsource  certain  of its  subservicing  functions,  such as contacting  delinquent  borrowers,  property  tax  administration  and  hazard  insurance  administration, although any such outsourcing will not relieve  Homecomings of any of its  responsibilities or liabilities as a  subservicer.  If  Homecomings  engages any  subservicer  to  subservice  10% or more of the mortgage loans, or any subservicer  performs the types of services requiring  additional  disclosures,  the issuing entity  will file a Report  on Form 8 K  providing  any  required  additional  disclosure  regarding  such subservicer.

     The  following  table sets  forth the  aggregate  principal  amount of  mortgage  loans  serviced  by
Homecomings  for the past five years.  The  percentages  shown under  "Percentage  Change from Prior Year"
represent  the ratio of (a) the  difference  between the current and prior year volume over (b) the  prior year volume.

                                     Homecomings Servicing Portfolio

                                                    First Lien Mortgage Loans
         Volume by
     Principal Balance            2002             2003             2004            2005             2006
________________________________________________________________________________________________________________
Prime Mortgages(1)           $27,343,774,000  $29,954,139,212 $31,943,811,060  $44,570,851,126  $67,401,832,594
Non-Prime Mortgages(2)       $27,384,763,000  $39,586,900,679 $44,918,413,591  $52,102,835,214  $49,470,359,806
Total                        $54,728,537,000  $69,541,039,891 $76,862,224,651  $96,673,686,340  $116,872,192,400
Prime Mortgages(1)                    49.96%          43.07%           41.56%           46.10%           57.67%
Non-Prime Mortgages(2)                50.04%          56.93%           58.44%           53.90%           42.33%
Total                                100.00%         100.00%          100.00%          100.00%          100.00%

  Percentage Change from
       Prior Year(3)
Prime Mortgages(1)                     7.09%           9.55%            6.64%           39.53%           53.43%
Non-Prime Mortgages(2)                60.71%          44.56%           13.47%           15.99%           (5.05%)
Total                                 28.55%          27.07%           10.53%           25.78%           20.89%

                                                   Junior Lien Mortgage Loans
         Volume by
     Principal Balance            2002             2003            2004             2005             2006
________________________________________________________________________________________________________________
Prime Mortgages(1)            $7,627,424,000  $7,402,626,296   $7,569,300,685   $7,442,264,087  $11,418,858,741
Non-Prime Mortgages(2)                     -               -                -                -               -
Total                         $7,627,424,000  $7,402,626,296   $7,569,300,685   $7,442,264,087  $11,418,858,741
Prime Mortgages(1)                   100.00%         100.00%          100.00%          100.00%          100.00%
Non-Prime Mortgages(2)                 0.00%           0.00%            0.00%            0.00%           0.00%
Total                                100.00%         100.00%          100.00%          100.00%          100.00%

  Percentage Change from
       Prior Year(3)
________________________________________________________________________________________________________________
Prime Mortgages(1)                   (4.94)%         (2.95)%            2.25%          (1.68)%           53.43%
Non-Prime Mortgages(2)                     -               -                -                -                -
Total                                (4.94)%         (2.95)%            2.25%          (1.68)%           53.43%

                                                    First Lien Mortgage Loans
         Volume by
      Number of Loans              2002            2003             2004            2005             2006
________________________________________________________________________________________________________________
Prime Mortgages(1)                   125,209          143,645         150,297          187,773          252,493
Non-Prime Mortgages(2)               257,077          341,190         373,473          394,776          361,125
Total                                382,286          484,835         523,770          582,549          613,618
Prime Mortgages(1)                    32.75%           29.63%          28.70%           32.23%           41.15%
Non-Prime Mortgages(2)                67.25%           70.37%          71.30%           67.77%           58.85%
Total                                100.00%          100.00%         100.00%          100.00%          100.00%

  Percentage Change from
       Prior Year(3)
________________________________________________________________________________________________________________
Prime Mortgages(1)                    (6.30)%          14.72%           4.63%           24.93%           34.47%
Non-Prime Mortgages(2)                52.85%           32.72%           9.46%            5.70%           (8.52%)
Total                                 26.66%           26.83%           8.03%           11.22%            5.53%

                                                   Junior Lien Mortgage Loans
         Volume by
      Number of Loans             2002             2003             2004            2005             2006
________________________________________________________________________________________________________________
Prime Mortgages(1)                   217,031          211,585         210,778          199,600          266,900
Non-Prime Mortgages(2)                     -                -               -                -                -
Total                                217,031          211,585         210,778          199,600          266,900
Prime Mortgages(1)                   100.00%          100.00%         100.00%          100.00%          100.00%
Non-Prime Mortgages(2)                 0.00%            0.00%           0.00%            0.00%            0.00%
Total                                100.00%          100.00%         100.00%          100.00%          100.00%

  Percentage Change from
       Prior Year(3)
Prime Mortgages(1)                   (5.20)%          (2.51)%         (0.38)%          (5.30)%           33.72%
Non-Prime Mortgages(2)                   -                -               -                -                 -
Total                                (5.20)%          (2.51)%         (0.38)%          (5.30)%           33.72%

         (1)      Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home
                  Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
         (2)      Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
         (3)      Represents year to year growth or decline as a percentage of the prior year's volume.

Servicing and Other Compensation and Payment of Expenses

     The servicing  fees for each mortgage loan are payable out of the interest  payments on that mortgage loan.  The  servicing  fees  relating  to  each  mortgage  loan  will  be a per  annum  percentage  of the outstanding  principal  balance of that  mortgage loan as set forth in the final term sheet for a class of certificates.  The  servicing  fees  consist of (a)  servicing  fees  payable to the  master  servicer  in respect of its master servicing  activities and (b) subservicing  and other related  compensation  payable to the  subservicer,  including any payment due to prepayment  charges on the related  mortgage  loans and such  compensation  paid to the master  servicer as the direct servicer of a mortgage loan for which there is no subservicer.

     The primary  compensation to be paid to the master servicer for its master servicing  activities will be its  servicing  fee  equal to a per annum  percentage  of the  outstanding  principal  balance  of each mortgage  loan.  As described  in the related  base  prospectus,  a  subservicer  is entitled to servicing compensation in a minimum amount equal to a per annum percentage of the outstanding  principal  balance of each  mortgage  loan  serviced  by it. The master  servicer  is  obligated  to pay some  ongoing  expenses associated  with the trust for any series and  incurred  by the master  servicer  in  connection  with its responsibilities  under the related  pooling and  servicing  agreement.  The master  servicing  fee may be reduced if a master  servicer is appointed in certain  circumstances,  but may not be increased.  See "The
Pooling and  Servicing  Agreement—Servicing  Compensation  and Payment of  Expenses"  in the related  base prospectus for information  regarding other possible  compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

     The  following  table  sets forth the fees and  expenses  that are  payable  out of  payments  on the mortgage  loans,  prior to payments of interest  and  principal to the  certificateholders,  except as may otherwise be set forth in any final term sheet for any series:

           --------------------------------- ------------------------------------------ -----------------------------
                     Description                              Amount                          Receiving Party
           --------------------------------- ------------------------------------------ -----------------------------
           Master Servicer Fee               0.03%   or   0.08%   per   annum  of  the  Master Servicer
                                             principal  balance of each mortgage loan,
                                             depending on the type of mortgage loan
           --------------------------------- ------------------------------------------ -----------------------------
           Subservicer Fee                   0.25% per annum of the principal  balance  Subservicers
                                             of  each  mortgage  loan  serviced  by  a
                                             subservicer
           --------------------------------- ------------------------------------------ -----------------------------

In addition,  the master servicer or any applicable  subservicer may recover from payments on the mortgage loans or  withdraw  from  the  Custodial  Account  the  amount  of any  Advances  and  Servicing  Advances previously made, interest and investment income,  foreclosure  profits,  indemnification  payments payable under the pooling and servicing  agreement,  and certain other servicing expenses,  including  foreclosure expenses.

Reports to Certificateholders

     On each distribution date for any series, a distribution date statement will be made available to each certificateholder of that series setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance or Notional Amount of an individual certificate following the payment and certain other information relating to the certificates and the mortgage loans of that series.  The trustee will make the distribution date statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders of that series and other parties to the pooling and servicing agreement via
the trustee's internet website.  See also "Pooling and Servicing Agreement     Reports to
Certificateholders" in the related base prospectus for a more detailed description of certificateholder reports.

Voting Rights

     There  are  actions  specified  in the  related  base  prospectus  that may be taken  by  holders  of certificates  of any series  evidencing a specified  percentage of all undivided  interests in the related trust and may be taken by holders of  certificates  entitled in the  aggregate to that  percentage  of the voting rights.  All voting rights for any series will be allocated  among all holders of the  certificates of that series as  described  in the pooling and  servicing  agreement  for that  series.  The pooling and servicing  agreement  for any series may be amended  without the  consent of the  holders of the  Residual
Certificates of that series in specified circumstances.

     Notwithstanding  the foregoing,  so long as there does not exist a failure by the Certificate Insurer to make a required payment under any financial  guaranty  insurance policy related to any class of Insured
Certificates for any series,  the Certificates  Insurer shall have the right to exercise all rights of the holders of the Insured  Certificates  of that series  under the related  pooling and  servicing  agreement without  any  consent of such  holders,  and such  holders  may  exercise  such rights only with the prior written  consent of the  Certificate  Insurer  except as  provided in the  related  pooling and  servicing agreement.

Termination

     The  circumstances  under which the  obligations  created by the pooling and servicing  agreement for any series will terminate  relating to the offered  certificates  of that series are described  under "The
Pooling  and  Servicing  Agreement   —Termination;   Retirement  of  Certificates"  in  the  related  base
prospectus.

     With respect to any series with  separate  subordination,  the master  servicer will have the option, on any distribution  date on which the aggregate Stated Principal  Balance of the mortgage loans in a loan group is less than 10% of the  aggregate  Stated  Principal  Balance of the mortgage  loans in the related loan group as of the  cut-off  date after  deducting  payments  of  principal  due during the month of the cut-off date,  either to purchase all remaining  mortgage loans in that loan group and other assets in the trust related thereto,  thereby effecting early retirement of the related certificates or to purchase,  in whole but not in part, the related certificates.

     With respect to any series with common  subordination,  Residential Funding or its designee will have the option,  on any  distribution  date on which the aggregate  Stated  Principal  Balance of the mortgage loans is less than 10% of the aggregate Stated  Principal  Balance of the mortgage loans as of the cut-off date after  deducting  payments of principal due during the month of the cut-off date,  either to purchase all  remaining  mortgage  loans and other assets in the trust related  thereto,  thereby  effecting  early retirement of the certificates or to purchase, in whole but not in part, the certificates.

     Any such  purchase of mortgage  loans and other  assets of the trust for that series shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each  mortgage  loan or the fair market value of the related  underlying  mortgaged  properties with respect to defaulted mortgage loans as to which title to such  mortgaged  properties  has been  acquired  if such fair market  value is less than such unpaid principal balance, net of any unreimbursed  Advance attributable to principal,  as of the date of  repurchase  plus (b) accrued  interest  thereon at the Net Mortgage  Rate to, but not  including,  the first day of the month in which the  repurchase  price is  distributed.  The  optional  termination  price paid by the master  servicer will also include  certain  amounts owed by Residential  Funding as seller of the mortgage loans  included in the trust  established  for that series,  under the terms of the agreement pursuant to which  Residential  Funding sold the mortgage  loans to the  depositor,  that remain unpaid on the date of the optional termination.

     Distributions on the certificates  relating to any optional  termination will be paid,  first, to the related Senior  Certificates,  second,  to the related Class M Certificates,  in the case of a series with separate  subordination,  or the Class M Certificates,  in the case of a series with common subordination, in the order of their payment  priority and, third, to the related Class B Certificates,  in the case of a series  with  separate  subordination,  or the Class B  Certificates,  in the case of a series with common subordination.  The  proceeds  of any such  distribution  may not be  sufficient  to  distribute  the full amount to each class of  certificates  of that series if the  purchase  price is based in part on the fair market  value of the  underlying  mortgaged  property  and the fair market  value is less than 100% of the unpaid  principal  balance of the related  mortgage  loan. Any such purchase of the  certificates  will be made at a price equal to 100% of their  Certificate  Principal  Balance  plus,  except with respect to the related  Principal  Only  Certificates,  the sum of the  Accrued  Certificate  Interest  thereon,  or with respect to the  related  Interest  Only  Certificates,  on their  Notional  Amounts,  for the  immediately preceding  Interest  Accrual Period at the  then-applicable  pass-through  rate and any previously  unpaid
Accrued  Certificate  Interest.  Promptly  after the  purchase of such  certificates  of any  series,  the master  servicer  shall  terminate the trust for that series in  accordance  with the terms of the related pooling and servicing agreement.

     Upon  presentation  and surrender of the offered  certificates  in connection with the termination of the trust or a purchase  of  certificates  for any series  under the  circumstances  described  in the two preceding  paragraphs,  the holders of the offered certificates of that series will be entitled to receive an amount  equal to the  Certificate  Principal  Balance of that class plus Accrued  Certificate  Interest thereon for the immediately  preceding Interest Accrual Period at the  then-applicable  pass-through rate, or, with  respect to the related  Interest  Only  Certificates,  interest  for the  immediately  preceding
Interest  Accrual  Period on their  Notional  Amounts,  plus any  previously  unpaid  Accrued  Certificate
Interest.  However,  any Prepayment Interest Shortfalls  previously  allocated to the certificates of that series will not be reimbursed.  In addition,  distributions to the holders of the most  subordinate  class of related certificates,  in the case of a series with separate  subordination,  or most subordinate class of  certificates,  in the case of a series  with  common  subordination,  outstanding  with a  Certificate
Principal  Balance  greater than zero will be reduced,  as described in the  preceding  paragraph,  in the case of the  termination of the trust for that series  resulting from a purchase of all the assets of that trust.

The Trustee

     The trustee under the pooling and servicing  agreement (as described  below),  is a national  banking association.

     Unless  an  event of  default  has  occurred  and is  continuing  under  the  pooling  and  servicing agreement,  the trustee  will perform  only such duties as are  specifically  set forth in the pooling and servicing  agreement.  If an event of default  occurs and is  continuing  under the pooling and  servicing agreement,  the trustee is required to exercise  such of the rights and powers vested in it by the pooling and servicing  agreement,  such as either acting as the master  servicer or appointing a successor  master servicer,  and use the same  degree  of care and  skill in their  exercise  as a  prudent  investor  would exercise  or use under the  circumstances  in the  conduct  of such  investor's  own  affairs.  Subject to certain  qualifications  specified in the pooling and servicing agreement,  the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

     The  trustee's  duties  and  responsibilities  under the  pooling  and  servicing  agreement  include collecting  funds from the master  servicer to  distribute to  certificateholders  at the direction of the master servicer,  providing  certificateholders  and applicable rating agencies with monthly  distribution statements  and  notices  of the  occurrence  of a default  under the  pooling  and  servicing  agreement, removing the master  servicer as a result of any such  default,  appointing a successor  master  servicer, and effecting any optional termination of the trust.

     The master servicer will pay to the trustee  reasonable  compensation  for its services and reimburse the trustee for all  reasonable  expenses  incurred or made by the trustee in  accordance  with any of the provisions  of the  pooling  and  servicing  agreement,  except  any such  expense  as may arise  from the trustee's  negligence or bad faith.  The master  servicer has also agreed to indemnify the trustee for any losses and expenses  incurred without  negligence or willful  misconduct on the trustee's part arising out of the acceptance and administration of the trust.

     The  trustee may resign at any time,  in which event the  depositor  will be  obligated  to appoint a successor  trustee.  The  depositor  may also remove the  trustee if the trustee  ceases to be eligible to continue as trustee under the pooling and servicing  agreement or if the trustee becomes  insolvent.  Upon becoming aware of those  circumstances,  the depositor  will be obligated to appoint a successor  trustee.
The trustee may also be removed at any time by the holders of  certificates  evidencing  not less than 51%
of the  aggregate  voting  rights in the  related  trust.  Any  resignation  or removal of the trustee and appointment of a successor  trustee will not become  effective until  acceptance of the appointment by the successor trustee.

     Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                            Legal Proceedings

     There  are  no  material  pending  legal  or  other  proceedings  involving  the  mortgage  loans  or
Residential  Funding Company,  LLC, as sponsor and master servicer,  Residential  Accredit Loans,  Inc. as depositor, the trust as the issuing entity, or Homecomings,  as subservicer,  that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

     Residential  Funding and Homecomings are currently parties to various legal proceedings  arising from time to time in the  ordinary  course of their  businesses,  some of which  purport  to be class  actions.
Based on information  currently  available,  it is the opinion of Residential Funding and Homecomings that the eventual outcome of any currently  pending legal  proceeding,  individually or in the aggregate,  will not have a material  adverse  effect on their  ability to perform  their  obligations  in  relation to the mortgage loans.  No assurance,  however,  can be given that the final outcome of these legal  proceedings, if  unfavorable,  either  individually  or in the aggregate,  would not have a material  adverse impact on
Residential  Funding or Homecomings.  Any such  unfavorable  outcome could adversely affect the ability of
Residential  Funding  Company,  LLC or  Homecomings  to perform its  servicing  duties with respect to the mortgage  loans and  potentially  lead to the  replacement of  Residential  Funding or Homecomings  with a successor servicer.

                                 Material Federal Income Tax Consequences

     Upon  the  issuance  of  the  certificates,  Orrick,  Herrington  &  Sutcliffe  LLP,  counsel  to the depositor,  will render an opinion to the effect that,  assuming  compliance  with all  provisions  of the pooling and  servicing  agreement,  for  federal  income tax  purposes,  the trust,  exclusive  of a yield maintenance agreement, if any, will qualify as one or more REMICs under the Internal Revenue Code.

         For federal income tax purposes:

              the  Class R  Certificates  collectively  will  represent  ownership  of the  sole  class of
                  "residual interests" in each of the REMICs; and

              each class of offered  certificates and the Class B Certificates will represent ownership of
                  "regular  interests" in a REMIC,  will generally be treated as debt  instruments of that
                  REMIC and may also  represent  the right to receive  payments  from a reserve  fund,  if applicable, and payments under the yield maintenance agreement.

         See "Material Federal Income Tax Consequences—REMICs" in the related base prospectus.

     For federal income tax purposes,  the offered  certificates may be treated as having been issued with original issue  discount.  The prepayment  assumption that will be used in determining the rate of accrual of original issue discount,  market discount and premium,  if any, for federal income tax purposes will be based on the assumption that,  subsequent to the date of any  determination the mortgage loans will prepay at a rate  equal  to 100% of the  prepayment  assumption  used  to  price  the  offered  certificates.  No representation  is made that the  mortgage  loans will prepay at that rate or at any other  rate.  The use of a zero  prepayment  assumption  may be  required  in  calculating  the  amortization  of  premium.  See
"Material  Federal  Income Tax  Consequences—General"  and  "—REMICs—Taxation  of Owners of REMIC  Regular
Certificates—Original Issue Discount" in the related base prospectus.

     The Internal Revenue Service,  or IRS, has issued original issue discount  regulations under sections
1271 to 1275 of the  Internal  Revenue Code that address the  treatment  of debt  instruments  issued with original  issue  discount.  The OID  regulations  suggest that  original  issue  discount  with respect to securities  similar to the Class A-V Certificates  that represent  multiple  uncertificated  REMIC regular interests,  in which  ownership  interests  will be issued  simultaneously  to the same  buyer,  should be computed  on an  aggregate  method.  In the  absence  of further  guidance  from the IRS,  original  issue discount with respect to the  uncertificated  regular interests  represented by the Class A-V Certificates will be reported to the IRS and the  certificateholders  on an aggregate  method based on a single overall constant yield and the prepayment assumption stated above,  treating all uncertificated  regular interests as a single debt instrument as described in the OID regulations.

     If the method for  computing  original  issue  discount  described  in the  related  base  prospectus results in a negative  amount for any period with respect to a  certificateholder,  the amount of original issue  discount  allocable  to that period  would be zero and the  certificateholder  will be permitted to offset that negative  amount only against future original issue  discount,  if any,  attributable to those certificates.

     In some  circumstances  the OID  regulations  permit the  holder of a debt  instrument  to  recognize original  issue discount  under a method that differs from that used by the issuing  entity.  Accordingly, it is possible that the holder of a certificate  may be able to select a method for  recognizing  original issue  discount  that  differs  from  that  used  by the  master  servicer  in  preparing  reports  to the certificateholders and the Internal Revenue Service, or IRS.

     Certain  classes of offered  certificates  may be treated for federal  income tax  purposes as having been issued at a premium.  Whether any holder of one of those classes of  certificates  will be treated as holding a  certificate  with  amortizable  bond  premium will depend on the  certificateholder's  purchase price and the  distributions  remaining to be made on the  certificate  at the time of its  acquisition by the  certificateholder.  Holders of those  classes of  certificates  are  encouraged  to consult their tax advisors  regarding  the  possibility  of making an election  to  amortize  such  premium.  See  "Material
Federal Income Tax  Consequences—REMICs—Taxation  of Owners of REMIC Regular  Certificates" and "—Premium"
in the related base prospectus.

     The IRS proposed  regulations  on August 24, 2004  concerning  the accrual of interest  income by the holders of REMIC  regular  interests.  The proposed  regulations  would create a special rule for accruing
OID on REMIC  regular  interests  providing for a delay between  record and payment  dates,  such that the period  over which OID  accrues  coincides  with the  period  over which the  holder's  right to  interest payment accrues under the governing contract  provisions rather than over the period between  distribution dates. If the proposed  regulations are adopted in the same form as proposed,  taxpayers would be required to accrue  interest  from the issue date to the first  record  date,  but would not be  required to accrue interest  after the last record date.  The proposed  regulations  are limited to REMIC  regular  interests with delayed  payment for periods of fewer than 32 days.  The proposed  regulations  are proposed to apply to any REMIC regular  interest  issued after the date the final  regulations  are published in the Federal
Register.  The proposed  regulations  provide automatic consent for the holder of a REMIC regular interest to change its method of  accounting  for OID under the final  regulations.  The change is  proposed  to be made on a cut-off  basis and,  thus,  does not affect REMIC regular  interests  issued before the date the final regulations are published in the Federal Register.

     The IRS issued a notice of proposed  rulemaking on the timing of income and  deductions  attributable to  interest-only  regular  interests in a REMIC on August 24, 2004. In this notice,  the IRS and Treasury requested  comments on whether to adopt  special  rules for taxing  regular  interests in a REMIC that are entitled  only to a specified  portion of the  interest in respect of one or more  mortgage  loans held by the REMIC, or REMIC IOs,  high-yield REMIC regular  interests,  and apparent  negative-yield  instruments.
The IRS and Treasury also requested  comments on different  methods for taxing the foregoing  instruments, including the possible  recognition of negative amounts of OID, the formulation of special  guidelines for the  application  of Code  Section 166 to REMIC IOs and  similar  instruments,  and the  adoption of a new alternative  method  applicable  to REMIC IOs and similar  instruments.  It is  uncertain  whether the IRS actually  will propose any  regulations  as a  consequence  of the  solicitation  of comments and when any resulting new rules would be effective.

     The  offered  certificates  will be treated as assets  described  in  Section  7701(a)(19)(C)  of the
Internal  Revenue Code and "real estate assets" under Section  856(c)(4)(A)  of the Internal  Revenue Code generally  in the  same  proportion  that the  assets  of the  trust  would be so  treated.  In  addition, interest on the offered  certificates,  exclusive of any interest  payable to a  certificate  related to a yield  maintenance  agreement,  if any, in respect of amounts received  pursuant to such yield maintenance agreement,  will be treated as "interest on  obligations  secured by  mortgages  on real  property"  under
Section  856(c)(3)(B) of the Internal  Revenue Code generally to the extent that the offered  certificates are treated as "real estate assets" under Section  856(c)(4)(A)  of the Internal  Revenue Code.  Moreover,
the offered  certificates,  other than the Residual Certificates and, in the case of a certificate related to a yield  maintenance  agreement,  if any,  exclusive of the portion thereof  representing  the right to receive payments from amounts received  pursuant to such yield maintenance  agreement,  will be "qualified mortgages"  within the meaning of Section  860G(a)(3)  of the  Internal  Revenue  Code if  transferred  to another  REMIC on its  startup  day in  exchange  for a regular or  residual  interest  therein.  However, prospective  investors  in offered  certificates  that will be  generally  treated as assets  described in
Section  860G(a)(3) of the Internal  Revenue Code should note that,  notwithstanding  that treatment,  any repurchase  of a  certificate  pursuant  to the right of the master  servicer  to  repurchase  the offered certificates  may  adversely  affect any REMIC that holds the offered  certificates  if the  repurchase is made under  circumstances  giving rise to a Prohibited  Transaction  Tax.  See "The Pooling and  Servicing
Agreement—Termination"    in   this   term   sheet   supplement   and   "Material   Federal   Income   Tax
Consequences—REMICs—   Characterization  of  Investments  in  REMIC  Certificates"  in  the  related  base prospectus.

Special Tax Considerations Applicable to Certificates Related to any Yield Maintenance Agreement.

     Each holder of a certificate  related to a yield maintenance  agreement,  if any, is deemed to own an undivided  beneficial  ownership  interest  in two assets,  a REMIC  regular  interest  and an interest in payments to be made under such yield  maintenance  agreement.  The  treatment  of amounts  received by the holder of a certificate related to a yield maintenance agreement,  if any, under such  certificateholder's right to receive payments under such yield  maintenance  agreement will depend on the portion,  if any, of such  holder's  purchase  price  allocable  thereto.  Under  the  REMIC  regulations,  each  holder  of  a certificate  related to a yield maintenance  agreement,  if any, must allocate its purchase price for that certificate  between its undivided  interest in the REMIC regular  interest and its undivided  interest in the right to receive  payments  under such yield  maintenance  agreement in  accordance  with the relative fair market values of each  property  right.  The master  servicer  intends to treat  payments made to the holders  of any  certificates  related  to a yield  maintenance  agreement,  if any,  with  respect to the payments  under such yield  maintenance  agreement as  includible  in income based on the tax  regulations relating to notional principal  contracts.  The OID regulations provide that the trust's allocation of the issue price is binding on all holders  unless the holder  explicitly  discloses on its tax return that its allocation is different from the trust's allocation.  Under the REMIC regulations,  the master servicer is required  to  account  for the REMIC  regular  interest  and the right to receive  payments  under a yield maintenance  agreement  as  discrete  property  rights.  Holders  of a  certificate  related  to  a  yield maintenance  agreement,  if any, are advised to consult their own tax advisors regarding the allocation of issue price,  timing,  character and source of income and deductions resulting from the ownership of their certificates.  Treasury  regulations have been promulgated under Section 1275 of the Internal Revenue Code generally  providing for the integration of a "qualifying  debt  instrument"  with a hedge if the combined cash flows of the  components  are  substantially  equivalent  to the cash  flows on a variable  rate debt instrument.  However,  such regulations  specifically  disallow integration of debt instruments subject to
Section  1272(a)(6) of the Internal Revenue Code.  Therefore,  holders of certificates  related to a yield maintenance  agreement,  if any,  will be unable to use the  integration  method  provided  for under such regulations  with respect to such  certificates.  If the master  servicer's  treatment of payments under a yield  maintenance  agreement  is  respected,  ownership  of the  right  to the  payments  under  a  yield maintenance  agreement  will  nevertheless  entitle the owner to amortize the separate  price paid for the right to the  payments  under such yield  maintenance  agreement  under the  notional  principal  contract regulations.

     In the  event  that the  right  to  receive  the  payments  under a yield  maintenance  agreement  is characterized  as a "notional  principal  contract" for federal  income tax  purposes,  upon the sale of a certificate  related to a yield  maintenance  agreement,  the amount of the sale  allocated to the selling certificateholder's  right to receive payments under such yield maintenance  agreement would be considered a  "termination  payment"  under the  notional  principal  contract  regulations  allocable to the related certificate.  A holder of a certificate  related to a yield maintenance  agreement would have gain or loss from such a  termination  of the right to receive  payments  in respect  of the  payments  under the yield maintenance  agreement  equal to (i) any  termination  payment it received  or is deemed to have  received minus (ii) the  unamortized  portion of any amount paid,  or deemed paid,  by the  certificateholder  upon entering  into or acquiring  its  interest in the right to receive  payments  under the yield  maintenance agreement.

     Gain  or  loss  realized  upon  the  termination  of the  right  to  receive  payments  under a yield maintenance  agreement  will  generally  be treated as capital  gain or loss.  Moreover,  in the case of a bank or thrift  institution,  Internal  Revenue Code  Section  582(c) would likely not apply to treat such gain or loss as ordinary income.

     For further  information  regarding  federal  income tax  consequences  of  investing  in the offered certificates, see "Material Federal Income Tax Consequences—REMICs" in the related base prospectus.

Special Tax Considerations Applicable to Residual Certificates

     The IRS has  issued  REMIC  regulations  under  the  provisions  of the  Internal  Revenue  Code that significantly  affect holders of Residual  Certificates.  The REMIC regulations impose restrictions on the transfer or  acquisition  of some residual  interests,  including the Residual  Certificates.  The pooling and  servicing  agreement  includes  other  provisions  regarding  the transfer of Residual  Certificates, including:

              the  requirement  that  any  transferee  of a  Residual  Certificate  provide  an  affidavit representing that the transferee:

                  o   is not a disqualified organization;

                  o   is  not   acquiring   the  Residual   Certificate   on  behalf  of  a   disqualified
                      organization; and

                  o   will  maintain  that status and will obtain a similar  affidavit  from any person to whom the transferee shall subsequently transfer a Residual Certificate;

                  o   a  provision  that  any  transfer  of  a  Residual  Certificate  to  a  disqualified organization shall be null and void; and

                  o   a grant to the master  servicer  of the right,  without  notice to the holder or any prior  holder,  to sell to a purchaser of its choice any Residual  Certificate  that shall become owned by a disqualified  organization  despite the first two provisions above.

In addition,  under the pooling and servicing agreement,  the Residual Certificates may not be transferred to non-United States persons.

     The REMIC  regulations  also  provide  that a transfer  to a United  States  person of  "noneconomic"
residual  interests  will be  disregarded  for all federal  income tax  purposes,  and that the  purported transferor  of  "noneconomic"  residual  interests  will  continue to remain liable for any taxes due with respect to the income on the residual  interests,  unless "no  significant  purpose of the transfer was to impede the  assessment or collection of tax." Based on the REMIC  regulations,  the Residual  Certificates may  constitute  noneconomic  residual  interests  during some or all of their  terms for  purposes of the
REMIC  regulations  and,  accordingly,  unless no  significant  purpose  of a  transfer  is to impede  the assessment or collection of tax,  transfers of the Residual  Certificates may be disregarded and purported transferors  may remain  liable for any taxes due  relating  to the income on the  Residual  Certificates.
All  transfers  of the  Residual  Certificates  will be  restricted  in  accordance  with the terms of the pooling  and  servicing  agreement  that are  intended  to reduce the  possibility  of any  transfer  of a
Residual  Certificate  being  disregarded  to  the  extent  that  the  Residual  Certificates   constitute
noneconomic residual interests.  See "Material Federal Income Tax Consequences  —REMICs—Taxation of Owners
of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates" in the related base prospectus.

     The IRS has issued  final REMIC  regulations  that add to the  conditions  necessary to assure that a transfer of a non-economic  residual interest would be respected.  The additional  conditions require that in order to qualify as a safe harbor  transfer of a residual  the  transferee  represent  that it will not cause the income "to be  attributable  to a foreign  permanent  establishment  or fixed base  (within  the meaning of an applicable  income tax treaty) of the  transferee  or another U.S.  taxpayer" and either (i)
the amount  received by the  transferee  be no less on a present value basis than the present value of the net tax  detriment  attributable  to holding the  residual  interest  reduced by the present  value of the projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic taxable corporation  with  specified  large  amounts  of  gross  and net  assets  and  that  meets  certain  other requirements  where agreement is made that all future transfers will be to taxable  domestic  corporations in  transactions  that  qualify  for the same "safe  harbor"  provision.  Eligibility  for the safe harbor requires,  among other things,  that the facts and  circumstances  known to the  transferor at the time of transfer  not indicate to a reasonable  person that the taxes with respect to the residual  interest  will not be  paid,  with an  unreasonably  low  cost  for  the  transfer  specifically  mentioned  as  negating eligibility.  The  regulations  generally apply to transfers of residual  interests  occurring on or after
February 4, 2000,  although  certain of their  provisions  apply only to transfers  of residual  interests occurring on or after August 19, 2002.  See "Material  Federal  Income Tax  Consequences  —REMICs—Taxation
of Owners of REMIC  Residual  Certificates—Noneconomic  REMIC Residual  Certificates"  in the related base prospectus.

     The Residual  Certificateholders  may be required to report an amount of taxable  income with respect to the earlier  accrual periods of the terms of the REMICs that  significantly  exceeds the amount of cash distributions  received  by the  Residual  Certificateholders  from  the  REMICs  with  respect  to  those periods.  Furthermore,  the tax on that  income may exceed the cash  distributions  with  respect to those periods.  Consequently,  Residual  Certificateholders should have other sources of funds sufficient to pay any federal  income taxes due in the earlier years of each REMIC's term as a result of their  ownership of the Residual  Certificates.  In addition,  the required  inclusion of this amount of taxable income during the REMICs'  earlier  accrual  periods and the deferral of  corresponding  tax losses or deductions  until later accrual  periods or until the ultimate sale or  disposition of a Residual  Certificate,  or possibly later under the "wash sale" rules of Section 1091 of the  Internal  Revenue  Code,  may cause the Residual
Certificateholders'   after-tax   rate  of  return  to  be  zero  or   negative   even  if  the   Residual
Certificateholders'  pre-tax rate of return is positive.  That is, on a present value basis,  the Residual
Certificateholders'  resulting tax liabilities could substantially  exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

     The rules for  accrual  of OID with  respect  to  certain  classes  of  certificates  are  subject to significant  complexity and uncertainty.  Because OID on the certificates  will be deducted by the related
REMIC in  determining  its taxable  income,  any changes  required by the IRS in the  application of those rules to the certificates may  significantly  affect the timing of OID deductions to the related REMIC and therefore  the  amount of the  related  REMIC's  taxable  income  allocable  to  holders  of the  Residual
Certificates.

     An  individual,  trust  or  estate  that  holds,  whether  directly  or  indirectly  through  certain pass-through  entities, a Residual  Certificate may have significant  additional gross income with respect to, but may be limited on the  deductibility  of,  servicing and trustee's  fees and other  administrative expenses properly allocable to each REMIC in computing the  certificateholder's  regular tax liability and will not be able to deduct  those fees or  expenses  to any extent in  computing  the  certificateholder's alternative  minimum tax  liability.  See "Material  Federal  Income Tax  Consequences—REMICs—Taxation  of
Owners of REMIC Residual  Certificates—Possible  Pass-Through of Miscellaneous Itemized Deductions" in the
related base prospectus.

     The IRS has issued  proposed  regulations  that,  if adopted as final  regulations,  would  cause the question of whether a transfer of residual  interests  will be respected  for federal  income tax purposes to be determined in the audits of the transferee  and  transferor  rather than an item to be determined as a partnership item in the audit of the REMIC's return.

     Effective August 1, 2006,  temporary  regulations  issued by the IRS (the "Temporary  regulations")
have modified the general rule that excess  inclusions  from a REMIC residual  interest are not includible in the income of a  nonresident  alien  individual or foreign  corporation  for purposes of the 30% United
States  withholding tax until paid or distributed or when the REMIC residual  interest is disposed of. The
Temporary  regulations  accelerate  the  time  both for  reporting  of,  and  withholding  tax on,  excess
inclusions  allocated  to  the  foreign  equity  holders  of  domestic   partnerships  and  certain  other
pass-through  entities.  The new rules also  provide  that excess  inclusions  are United  States  sourced income.  The timing rules apply to a particular  residual interest and a particular  foreign person if the first  allocation of income from the residual  interest to the foreign  person occurs after July 31, 2006.
The source rules apply for taxable  years ending after August 1, 2006.  Under the  Temporary  regulations, in the case of REMIC  residual  interests held by a foreign  person  through a domestic  partnership,  the amount of excess  inclusion  income  allocated  to the  foreign  partner is deemed to be  received  by the foreign  partner on the last day of the  partnership's  taxable  year except to the extent that the excess inclusion  was required to be taken into account by the foreign  partner at an earlier time under  section
860G(b) of the  Internal  Revenue Code as a result of a  distribution  by the  partnership  to the foreign partner or a  disposition  in whole or in part of the  foreign  partner's  indirect  interest in the REMIC residual  interest.  A disposition in whole or in part of the foreign  partner's  indirect interest in the
REMIC  residual  interest  may occur as a result of a  termination  of the  REMIC,  a  disposition  of the partnership's  residual  interest in the REMIC,  a disposition  of the foreign  partner's  interest in the partnership,  or any other reduction in the foreign partner's  allocable share of the portion of the REMIC net income or deduction allocated to the partnership.  Similarly,  in the case of a residual interest held by a  foreign  person  indirectly  as a  shareholder  of a  real  estate  investment  trust  or  regulated investment company,  as a participant in a common trust fund or as a patron in an organization  subject to part I of subchapter T  (cooperatives),  the amount of excess  inclusion  allocated to the foreign  person must be taken into account for  purposes of the 30% United  States  withholding  tax at the same time that other  income from the trust,  company,  fund,  or  organization  would be taken into  account.  Under the
Temporary  regulations,  excess  inclusions  allocated to a foreign person (whether as a partner or holder of an interest in a pass-through  entity) are expressly made subject to withholding  tax. In addition,  in the case of excess  inclusions  allocable  to a foreign  person as a partner,  the  Temporary  regulations eliminate an exception to the  withholding  requirements  under which a withholding  agent  unrelated to a payee is  obligated  to withhold on a payment  only to the extent that the  withholding  agent has control over the payee's money or property and knows the facts giving rise to the payment.

     Residential  Funding will be  designated  as the "tax  matters  person" with respect to each REMIC as defined in the REMIC Provisions,  as defined in the related base prospectus,  and in connection  therewith will be required to hold not less than 0.01% of the Residual Certificates.

     Purchasers  of the  Residual  Certificates  are  encouraged  to consult  their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

     For further  information  regarding the federal income tax  consequences of investing in the Residual
Certificates,   see  "Certain  Yield  and  Prepayment   Considerations—Additional   Yield   Considerations
Applicable  Solely to the Residual  Certificates"  in this term sheet  supplement  and  "Material  Federal
Income Tax  Consequences—REMICs—Taxation  of Owners of REMIC  Residual  Certificates"  in the related base prospectus.

Penalty Protection

     If  penalties  were  asserted  against  purchasers  of the offered  certificates  in respect of their treatment of the offered certificates for tax purposes, the summary of tax considerations  contained,  and the opinions stated,  herein and in the related base prospectus may not meet the conditions  necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

                                          Method of Distribution

     In accordance  with the terms and  conditions of the related  underwriting  agreement for any series, each  underwriter  set forth in any final term sheet and the  prospectus  supplement  for that series with respect  to any class of  offered  certificates  of that  series  will  serve as an  underwriter  for each applicable  class and will agree to purchase and the depositor  will agree to sell each  applicable  class of the Senior  Certificates of that series and the Class M Certificates  of that series,  except that a de minimis  portion of the  Residual  Certificates  of that series will be retained by  Residential  Funding.
Each  applicable  class of  certificates of any series being sold to an underwriter are referred to as the underwritten  certificates for any series. It is expected that delivery of the underwritten  certificates, other than the  Residual  Certificates,  will be made only in book -entry form  through the Same Day Funds
Settlement  System of DTC, and that the delivery of the Residual  Certificates for any series,  other than the de minimis  portion  retained by  Residential  Funding,  will be made at the offices of the applicable underwriter on the closing date for that series against payment therefor in immediately available funds.

     In connection with the underwritten  certificates,  of any series,  each  underwriter has agreed,  in accordance  with the terms and  conditions  of the related  underwriting  agreement  for that  series,  to purchase  all of each  applicable  class of the  underwritten  certificates  of that series if any of that class of the underwritten certificates of that series are purchased thereby.

     Any related  underwriting  agreement for any series  provides that the obligation of the  underwriter to pay for and accept delivery of each applicable  class of the  underwritten  certificates is subject to, among other  things,  the receipt of legal  opinions and to the  conditions,  among  others,  that no stop order  suspending the  effectiveness  of the depositor's  registration  statement shall be in effect,  and that no  proceedings  for that  purpose  shall be  pending  before or  threatened  by the  Securities  and
Exchange Commission.

     The  distribution of the  underwritten  certificates of any series by any applicable  underwriter may be effected from time to time in one or more negotiated  transactions,  or otherwise, at varying prices to be  determined  at the  time of  sale.  Proceeds  to the  depositor  from  the  sale  of the  underwritten certificates  for any series,  before deducting  expenses payable by the depositor,  shall be set forth in the prospectus  supplement for that series.  The  underwriter for any class of any series may effect these transactions  by selling the applicable  underwritten  certificates  of any series to or through  dealers, and  those  dealers  may  receive  compensation  in the form of  underwriting  discounts,  concessions  or commissions  from  the  underwriter  for  whom  they  act as  agent.  In  connection  with the sale of the applicable  underwritten  certificates of any series,  the underwriter for any class of that series may be deemed to have received  compensation  from the depositor in the form of  underwriting  compensation.  The
underwriter  and  any  dealers  that   participate  with  the  underwriter  in  the  distribution  of  the underwritten  certificates of any series are also  underwriters of that series under the Securities Act of
1933.  Any  profit  on the  resale  of the  underwritten  certificates  of that  series  positioned  by an underwriter  would be  underwriter  compensation  in the form of  underwriting  discounts and  commissions under the Securities Act.

     Each  underwriting  agreement  for any series will  provide that the  depositor  will  indemnify  the underwriter,  and that under limited  circumstances the underwriter will indemnify the depositor,  against some  liabilities  under the  Securities  Act, or  contribute  to payments  required to be made in respect thereof.

     There is currently no secondary  market for the offered  certificates.  The underwriter for any class of any series may make a  secondary  market in the  underwritten  certificates  of that  series but is not obligated to do so.  There can be no assurance  that a secondary  market for the offered  certificates  of any series will develop or, if it does  develop,  that it will  continue.  The offered  certificates  will not be listed on any securities exchange.

     If more than one underwriter has agreed to purchase offered  certificates,  those  underwriters  will be identified in the final term sheet with respect to such class of certificates.

     The primary source of information  available to investors  concerning the offered certificates of any series will be the monthly  statements  discussed in the related base prospectus under "Description of the
Certificates—Reports  to  Certificateholders"  and in  this  term  sheet  supplement  under  "Pooling  and
Servicing  Agreement—Reports to Certificateholders,"  which will include information as to the outstanding principal  balance  or  notional  amount  of the  offered  certificates  of that  series.  There can be no assurance  that any  additional  information  regarding  the  offered  certificates  of any series will be available  through any other source.  In addition,  the depositor is not aware of any source through which price  information  about the offered  certificates  will be  available on an ongoing  basis.  The limited nature of this  information  regarding the offered  certificates may adversely affect the liquidity of the offered  certificates,  even if a secondary  market for the offered  certificates  for any series  becomes available.

                                             Use of Proceeds

     The net proceeds from the sale of the offered  certificates to the  underwriters  will be paid to the depositor.  The depositor  will use the proceeds to purchase the mortgage  loans or for general  corporate purposes.  See "Method of Distribution" in this term sheet supplement.

                                              Legal Opinions

     Certain  legal  matters  relating  to the  certificates  of any  series  will be passed  upon for the depositor and  Residential  Funding  Securities  Corporation,  if it is an underwriter of that series,  by
Orrick,  Herrington & Sutcliffe  LLP,  New York,  New York and for each  underwriter  of that series other than Residential Funding Securities Corporation, by Thacher Proffitt & Wood LLP, New York, New York.

                                                 Ratings

         It is a  condition  of the  issuance  of the  offered  certificates  that each  class of  offered certificates  be  assigned  at least the  ratings  designated  in the final  term  sheet for such class of certificates  by one  or  more  rating  agencies  including  by  Standard  &  Poor's,  a  division  of The
McGraw-Hill  Companies,  Inc.,  Standard & Poor's or S&P, Moody's Investors Service,  Inc. or Moody's,  or
Fitch Ratings or Fitch.

     The ratings  assigned by Fitch to mortgage  pass-through  certificates  address the likelihood of the receipt by  certificateholders  of all  distributions  to which they are  entitled  under the  transaction structure.  Fitch's  ratings  reflect its analysis of the riskiness of the  underlying  mortgage loans and the  structure  of the  transaction  as  described  in the  operative  documents.  Fitch's  ratings do not address  the  effect  on  the  certificates'  yield  attributable  to  prepayments  or  recoveries  on the underlying  mortgage  loans.  Further,  the rating on the  Interest  Only  Certificates  does not  address whether  investors  therein  will recoup  their  initial  investments.  The rating on the  Principal  Only
Certificates  only addresses the return of their respective  Certificate  Principal  Balances.  The rating on the Residual  Certificates only addresses the return of its Certificate  Principal Balance and interest on the Residual Certificates at the related pass-through rate.

     The  rating  assigned  by  Standard  & Poor's  to  mortgage  pass-through  certificates  address  the likelihood  of the receipt by  certificateholders  of payments  required  under the pooling and  servicing agreement.  Standard & Poor's  ratings take into  consideration  the credit  quality of the mortgage pool, structural  and legal  aspects  associated  with the  certificates,  and the  extent to which the  payment stream in the mortgage  pool is adequate to make  payments  required  under the  certificates.  Standard &
Poor's  rating on the  certificates  does not,  however,  constitute  a statement  regarding  frequency of prepayments on the mortgages.  See "Certain Yield and Prepayment Considerations" herein.

     The ratings assigned by Moody's to the Senior  Certificates  address the likelihood of the receipt by the Senior  Certificateholders  of all  distributions  to which they are  entitled  under the  pooling and servicing  agreement.  Moody's  ratings  reflect its analysis of the  riskiness of the mortgage  loans and the structure of the  transaction  as described in the pooling and servicing  agreement.  Moody's  ratings do not address the effect on the  certificates'  yield  attributable  to  prepayments or recoveries on the mortgage loans.

     There can be no assurance as to whether any rating agency other than the rating  agencies  designated in the final  term sheet for a class of  certificates  will rate the  Senior  Certificates  or the Class M
Certificates of any series,  or, if it does,  what rating would be assigned by any other rating agency.  A rating on the  certificates of any series by another rating agency,  if assigned at all, may be lower than the  ratings  assigned  to the  certificates  of that  series by the  rating  agency  or  rating  agencies requested by the depositor to rate those certificates.

     A security  rating is not a  recommendation  to buy,  sell or hold  securities  and may be subject to revision or withdrawal at any time by the assigning  rating  organization.  Each security rating should be evaluated  independently  of any other  security  rating.  The ratings of the Interest  Only  Certificates will not address the possibility  that the holders of those  certificates  may fail to fully recover their initial  investments.  In the event that the ratings  initially  assigned to the offered  certificates  of any series are  subsequently  lowered  for any  reason,  no person or entity is  obligated  to provide any additional support or credit enhancement with respect to the offered certificates.

     The  fees  paid by the  depositor  to the  rating  agencies  at  closing  include  a fee for  ongoing surveillance  by the  rating  agencies  for so long as any  certificates  are  outstanding.  However,  the rating  agencies are under no  obligation  to the  depositor to continue to monitor or provide a rating on the certificates.

                                             Legal Investment

     The  offered  certificates  identified  in the  final  term  sheet  with  respect  to such  class  of certificates  will  constitute  "mortgage  related  securities"  for purposes of SMMEA so long as they are rated in at least the second  highest  rating  category by one of the rating  agencies,  and, as such, are legal  investments  for some  entities to the extent  provided in SMMEA.  SMMEA  provides,  however,  that states  could  override its  provisions  on legal  investment  and  restrict or  condition  investment  in mortgage  related  securities by taking  statutory action on or prior to October 3, 1991. Some states have enacted  legislation  which  overrides  the  preemption  provisions  of SMMEA.  The  remaining  classes of certificates will not constitute "mortgage related securities" for purposes of SMMEA.

     One or more classes of the offered  certificates of any series may be viewed as "complex  securities"
under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

     The  depositor  makes  no  representations  as to the  proper  characterization  of any  class of the offered  certificates  of any series  for legal  investment  or other  purposes,  or as to the  ability of particular  investors to purchase  any class of the offered  certificates  of any series under  applicable legal  investment  restrictions.  These  uncertainties  may adversely affect the liquidity of any class of offered  certificates  of any series.  Accordingly,  all  institutions  whose  investment  activities  are subject  to  legal  investment  laws  and  regulations,  regulatory  capital  requirements  or  review  by regulatory  authorities  should  consult  with their  legal  advisors in  determining  whether and to what extent any class of the offered  certificates of any series  constitutes a legal  investment or is subject to investment, capital or other restrictions.

     See "Legal Investment Matters" in the related base prospectus.

                                           ERISA Considerations

     A  fiduciary  of any ERISA  plan,  any  insurance  company,  whether  through its general or separate accounts,  or any other  person  investing  ERISA plan assets of any ERISA plan,  as defined  under "ERISA
Considerations—ERISA  Plan Asset  Regulations" in the related base  prospectus,  should  carefully  review with its legal  advisors  whether  the  purchase or holding of offered  certificates  could give rise to a transaction  prohibited or not otherwise  permissible  under ERISA or Section 4975 of the Internal Revenue
Code.  The purchase or holding of the Class A  Certificates,  as well as the Class M  Certificates,  by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for  exemptive  relief under the RFC exemption,  as  described  under  "ERISA  Considerations—Considerations  for  ERISA  Plans  Regarding  the
Purchase of  Certificates—Prohibited  Transaction  Exemptions"  in the related  base  prospectus  provided those  certificates  are rated at least "BBB-" (or its equivalent) by Standard & Poor's,  Fitch or Moody's at the time of purchase.  The RFC exemption  contains a number of other  conditions  which must be met for the RFC  exemption  to  apply,  including  the  requirement  that any ERISA  plan  must be an  "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

     Each  beneficial  owner of Class M  Certificates  or any  interest  therein  shall be  deemed to have represented,  by virtue of its  acquisition  or holding of that  certificate  or  interest  therein,  that either  (i) it is not an  ERISA  plan  investor,  (ii)  it has  acquired  and  is  holding  such  Class  M
Certificates in reliance on the RFC exemption,  and that it understands that there are certain  conditions to the  availability of the RFC exemption,  including that the Class M Certificates  must be rated, at the time of  purchase,  not lower than "BBB-" (or its  equivalent)  by Standard & Poor's,  Fitch or Moody's or
(iii) (1) it is an insurance  company,  (2) the source of funds used to acquire or hold the certificate or interest  therein is an  "insurance  company  general  account",  as such term is  defined  in  Prohibited
Transaction  Class Exemption  ("PTCE")  95-60,  and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

     If any  Class M  Certificate  or any  interest  therein  is  acquired  or held  in  violation  of the conditions  described in the preceding  paragraph,  the next preceding permitted  beneficial owner will be treated as the beneficial  owner of that Class M  Certificate,  retroactive to the date of transfer to the purported  beneficial  owner.  Any purported  beneficial  owner whose  acquisition  or holding of any such certificate  or interest  therein was effected in violation of the  conditions  described in the preceding paragraph  shall  indemnify  and hold  harmless the  depositor,  the  trustee,  the master  servicer,  any subservicer,  the underwriters,  and the trust from and against any and all liabilities,  claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

     Because the exemptive  relief  afforded by the RFC exemption or any similar  exemption  that might be available will not likely apply to the purchase,  sale or holding of the Residual Certificates,  transfers of those  certificates  to any ERISA  plan  investor  will not be  registered  by the  trustee  unless the transferee  provides  the  depositor,  the  trustee  and the  master  servicer  with an opinion of counsel satisfactory  to those  entities,  which  opinion will not be at the expense of those  entities,  that the purchase of those certificates by or on behalf of the ERISA plan investor:

                  is permissible under applicable law;

                  will not  constitute  or result in a non-exempt  prohibited  transaction  under ERISA or
                  Section 4975 of the Internal Revenue Code; and

                  will not subject the  depositor,  the trustee or the master  servicer to any  obligation in addition to those undertaken in the pooling and servicing agreement.

     Any  fiduciary  or other  investor of ERISA plan assets that  proposes to acquire or hold the offered certificates  on behalf of or with ERISA plan  assets of any ERISA plan  should  consult  with its counsel with respect to: (i) whether the specific and general  conditions  and the other  requirements  in the RFC exemption would be satisfied,  or whether any other  prohibited  transaction  exemption  would apply,  and
(ii) the  potential  applicability  of the general  fiduciary  responsibility  provisions of ERISA and the prohibited  transaction  provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment.  See "ERISA Considerations" in the related base prospectus.

     The sale of any of the offered  certificates  to an ERISA plan is in no respect a  representation  by the depositor or the underwriters that such an investment meets all relevant legal  requirements  relating to  investments  by ERISA plans  generally or any  particular  ERISA plan,  or that such an  investment is appropriate for ERISA plans generally or any particular ERISA plan.